                      SCHEDULE 14A INFORMATION
                           Amendment No. 3

     Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934

Filed by the Registrant                           (X)
Filed by a Party other than the Registrant        ( )

Check the appropriate box:

(X)        Preliminary Proxy Statement
( )        Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
( )        Definitive Proxy Statement
( )        Definitive Additional Materials
( )        Soliciting Material under Section 240.14a-12

                       DYNAMIC ASSOCIATES, INC.
-----------------------------------------------------------------------
         (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
( )        No fee required
( )        Fee computed on table below per Exchange Act Rules
           14a-6(i)(1) and 0-11.

           1)  Title of each class of securities to which transaction
               applies:   Common Shares

           2)  Aggregate number of securities to which transaction
               applies:   5,341,666

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.01 which is the average of the high and low prices reported on March 6, 2001, by the OTC Bulletin Board.

           4)  Proposed maximum aggregate value of transaction: $53,417

           5)  Total fee paid:  $15

(X)        Fee paid previously with preliminary materials.


( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)  Amount Previously Paid:
           2)  Form, Schedule or Registration Statement No.:
           3)  Filing Party:
           4)  Date Filed:

                    DYNAMIC ASSOCIATES, INC.
               6617 N. Scottsdale Road, Suite 103
                   Scottsdale, Arizona 85250


                                                May 25, 2001

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Dynamic Associates, Inc., which will be held on June 5, 2001 at 10:00 a.m., Pacific Standard Time at Suite 500, 2300 West Sahara Avenue, Las Vegas, Nevada 89102.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of Dynamic Associates, Inc.

                                       Sincerely,


                                       /s/ Jan Wallace

                                       Jan Wallace
                                       CEO and Chairman

                  DYNAMIC ASSOCIATES, INC.
          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       May 25, 2001


To the Shareholders:

Notice is hereby given that the annual meeting of the holders of shares of common stock of Dynamic Associates, Inc., a Nevada corporation ("Dynamic Associates") will be held at Suite 500, 2300 West Sahara Avenue, Las Vegas, Nevada 89102 on June 5, 2001 at 10:00 a.m., Pacific Standard Time, for the following purposes:

1. To consider and vote upon the merger of Tele-Lawyer, Inc., a Nevada corporation, with Dynamic Associates wherein
Dynamic Associates will be the surviving entity and Tele-
Lawyer will become a wholly owned subsidiary.

2. To allow for the postponement of the shareholder meeting for the solicitation of additional votes, if necessary.

3. To approve the amendment to the articles of incorporation to change the name of the Company to "Legal Access Technologies, Inc.".

4. To approve a reverse stock split at a rate of 153 to 1, consistent with the requirements of the merger.

5. To ratify a stock option plan approved by the board of directors, consistent with the requirements of the merger.

6.   To elect the members of the board of directors.

7. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 30, 2001 are entitled to notice of, and to vote at, this meeting.

Rights of dissenting shareholders:

With respect to the proposed merger, shareholders are entitled to assert dissenters' rights under Nevada Revised
Statutes 92A.300 to 92A.500. A discussion of these rights is included in the proxy statement included herewith, which discussion is incorporated into this Notice by this reference. Also incorporated into this Notice by reference is a copy of Nevada Revised Statutes 92A.300 to 92A.500 which is attached to the enclosed proxy statement as Appendix B.

                             BY ORDER OF THE BOARD OF DIRECTORS


                             /s/ Jan Wallace
                             Jan Wallace
                             CEO and Chairman

Las Vegas, Nevada
May 25, 2001


                         IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE DYNAMIC ASSOCIATES THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                   DYNAMIC ASSOCIATES, INC.
              6617 N. Scottsdale Road, Suite 103
                  Scottsdale, Arizona 85250

                                              May 25, 2001

              PROXY STATEMENT FOR ANNUAL MEETING
                       OF SHAREHOLDERS
                   TO BE HELD June 5, 2001

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DYNAMIC ASSOCIATES OR ANY OTHER PERSON.

              SUMMARY TERM SHEET FOR THE MERGER

This summary term sheet for the merger highlights selected information from this proxy statement regarding the merger and the merger agreement and may not contain all of the information that is important to you as a Dynamic Associates shareholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred you.

You are being asked to consider and vote upon a proposal to approve the merger of Dynamic Associates, Inc., a Nevada corporation ("Dynamic Associates") with Tele-Lawyer, Inc., a Nevada corporation ("Tele-Lawyer") pursuant to the terms and conditions of the merger agreement and the first and second amendment to merger agreement (collectively, "merger agreement"), attached to this proxy statement as Appendices A1, A2 and A3 respectively. As you consider how to vote, it is important that you understand the following:

* Before the merger takes place, it is a requirement that Dynamic Associates pay off or settle all of its liabilities, including any notes that might be outstanding. To accomplish this it will be necessary for Dynamic Associates to issue additional common shares of stock in exchange for the cancellation of debt. This will dilute your current stock position.
    Part or all of this condition may be waived by Tele-
    Lawyer. See the discussion under the heading "MERGER
    DESCRIPTION" beginning on page 20.

* Before the merger takes place, no more than 500,000 common shares of Dynamic Associates can be issued and outstanding. If all of the note holders of Dynamic convert their debt to common stock, there will be approximately 76,229,768 shares of Dynamic common stock issued and outstanding at the time the merger is consummated. Therefore, Dynamic Associates common stock will need to undergo a reverse split on a basis of one share for every 153 shares presently

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

    outstanding.  See the discussion under the heading "MERGER
    DESCRIPTION" beginning on page 20, and "REVERSE STOCK SPLIT" beginning on page 29.

* Other than the potential beneficial economic impact to Dynamic Associates brought about by the acquisition of Tele-Lawyer, in the merger you will receive no consideration by virtue of your position as a shareholder of Dynamic Associates. After the merger you will continue to own the Dynamic Associates shares you now own after giving effect to the reverse split.
    See the discussion under the heading "MERGER
    DESCRIPTION" beginning on page 20.

* In the merger, Dynamic Associates will issue approximately 5,354,999 common shares in exchange for all of the shares of Tele-Lawyer presently outstanding.
    After the merger, Dynamic Associates will own 100% of Tele-Lawyer and the present Dynamic Associates shareholders will own as a group approximately 9.3% of Dynamic Associates. See the discussion under the heading "MERGER DESCRIPTION" beginning on page 20.

* The board of directors of Dynamic Associates unanimously supports the merger. See the discussion under the heading "DYNAMIC ASSOCIATES' BOARD
    RECOMMENDATION" beginning on page 23.

*   The annual meeting will be held at 10:00 a.m. Pacific
    Standard Time on June 5, 2001, at Suite 500, 2300 West
    Sahara Avenue, Las Vegas, Nevada 89102. You can vote by attending the meeting or by filling out and sending in your proxy. See the discussions under the headings
    "GENERAL" at page 3 and "VOTE REQUIRED AND VOTING" at page 4.

* If you send in your proxy and then, sometime before the meeting, change your mind about how you want to vote, you can revoke your proxy. See the discussion under the heading "REVOCATION OF PROXY" at page 5.

* If you do not agree with the merger and the merger takes place, you can demand and receive payment for your Dynamic Associates shares at their market value immediately before the merger. To receive payment, you must take certain actions describe on page 5 under the heading "RIGHTS OF DISSENTING SHAREHOLDERS", and as described in Appendix B.

* You can receive information about Dynamic Associates in addition to the information in this proxy statement by contacting Dynamic Associates or the SEC or the web site of the SEC. See the discussions under the headings "RECORDS AVAILABLE TO UNAFFILIATED
    SHAREHOLDERS" at page 23 and "WHERE YOU CAN FIND MORE
    INFORMATION" at page 40.

* This proxy statement contains forward-looking statements based upon expectations of the future success of Tele-Lawyer. External factors could cause

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

    actual results to differ. See the discussion under the heading "FORWARD-LOOKING STATEMENTS" beginning on page 40.


                        THE ANNUAL MEETING

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Dynamic Associates to be voted at the annual meeting of shareholders of Dynamic Associates (the "annual meeting"), which will be held at 10:00 a.m. Pacific Standard Time on June 5, 2001, at Suite 500, 2300 West Sahara Avenue, Las Vegas, Nevada 89102. The purpose of the annual meeting is to consider and vote upon the merger of Tele-Lawyer with and into Dynamic Associates wherein Dynamic Associates will be the surviving entity and certain other matters upon which the merger is conditioned. A copy of the merger agreement and the first and second amendment to the merger agreement are attached to this proxy statement as Appendices A1, A2 and A3. This proxy statement and the enclosed form of proxy are first being mailed to Dynamic Associates shareholders on or about May 25, 2001.

RECORD DATE; SOLICITATION OF PROXIES

The board of directors of Dynamic Associates has fixed the close of business on April 30, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. At the record date, there were approximately 61,511,435 shares of common stock issued, outstanding, and entitled to vote at the annual meeting. Holders of common stock are entitled to one vote at the annual meeting for each share of common stock held of record at the record date. There are no separate voting groups or separate series of stock.

In addition to the solicitation of proxies by the board of directors through use of the mails, proxies may also be solicited by Dynamic Associates and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. Dynamic Associates will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. Dynamic Associates will bear the costs of the annual meeting and of soliciting proxies therefor, including the cost of printing and mailing this proxy statement and related materials. Dynamic Associates has spent approximately $6,000 in legal and other expenses in the preparation of this proxy statement and other expenses connected with the solicitation of security holders. It is anticipated that Dynamic Associates will spend an additional $5,000 in solicitation of security holders before the meeting is held.

Any questions or requests for assistance regarding Dynamic
Associates' proxies and related materials may be directed in writing to Grace Sim, at 6617 N. Scottsdale Road, Suite 103
Scottsdale, Arizona 85250.

VOTE REQUIRED AND VOTING

In order to obtain shareholder approval of the merger, fifty percent (50%) of the issued and outstanding shares of common stock entitled to vote as of the record date, represented in person or by proxy, is required to vote in favor of the merger at the annual meeting. Any other matter that may be properly brought before the meeting may be approved if only a quorum of twenty-five percent (25%) of the issued and outstanding shares of common stock entitled to vote as of the record date are represented in person or by proxy, and fifty percent (50%) of the shares so represented vote in favor of the matter or matters. Abstentions may be specified and will be counted as present for the purpose of determining the existence of a quorum.

You can vote by either attending the annual meeting in person or by filling out and sending in your proxy. Shares of common stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked (as provided herein), will be voted in accordance with the instructions indicated in such proxies.
If no contrary instructions are indicated, such shares will be voted FOR the merger, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter that may properly come before the annual meeting (of which Dynamic Associates is not presently aware). Shares represented by proxies that have voted against the propositions presented at the meeting cannot be used to postpone or adjourn the meeting in order to solicit more votes for the proposition.

Brokers who hold shares in a street name have the authority to vote when they have not received instructions from the beneficial owners. Brokers who do not receive instructions but who are present, in person or by proxy, at the annual meeting will be counted as present for quorum purposes.

OTHER MATTERS

It is not expected that any matters other than those referred to in this proxy statement will be brought before the annual meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting.

In the event a material condition of the merger agreement is waived following the shareholder vote, Dynamic Associates would call a new meeting of shareholders in which the issue of the merger, including the waived condition, would once again be put to a vote as required by state and federal law. This would not include a waiver of Dynamic's

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

obligation to extinguish its debt in the event of waiver by Tele-Lawyer as provided in the merger agreement.

REVOCATION OF PROXY

Any shareholder may revoke his, her or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted, by: (1) filing with the corporate secretary of Dynamic Associates an instrument revoking the proxy; (2) returning a duly executed proxy bearing a later date; or (3) attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy.

RIGHTS OF DISSENTING SHAREHOLDERS

With respect to the proposed merger, shareholders are entitled to assert dissenters' rights under Nevada Revised Statutes 92A.300 to 92A.500. A copy of Nevada Revised Statutes 92A.300 to 92A.500 is attached to this proxy statement as Appendix B. It is important that all shareholders review all of the provisions of Appendix B in order to be aware of all of their rights with respect to the proposed merger.

A shareholder who wishes to assert dissenter's rights must deliver to Dynamic Associates before the vote is taken at the annual meeting, notice of his or her intent to demand payment for his or her shares if the merger is consummated and must not vote his or her shares in favor of the proposed action, otherwise his or her right to dissent and receive payment for his or her shares is lost. Said notice may be delivered to the attention of the secretary of Dynamic Associates, Grace Sim, at 6617 N. Scottsdale Road, Suite 103, Scottsdale, Arizona 85253 or may be delivered in person at the location of the annual meeting immediately prior to the start of the annual meeting.

If the merger is authorized at the annual meeting, Dynamic Associates will within 10 days of the approval provide a dissenters' notice to all shareholders who complied with the terms and conditions of the preceding paragraph. The dissenters' notice will give instructions to each dissenter as to how to make demand for and receive payment for his common shares. Note that to obtain payment for shares, the instructions set forth above must be followed. It is not sufficient to merely vote against the merger at the annual meeting.

                           THE MERGER

THE COMPANIES

Dynamic Associates
------------------

Dynamic Associates is engaged in managing the operation of psychiatric/geriatric units for various hospitals through Perspectives Health Management Corp., a Nevada corporation and a wholly owned subsidiary of Dynamic Associates ("PHMC"). PHMC provides elderly healthcare and gero-psychology services to small healthcare facilities unable to provide these services in house. The program conforms to the guidelines of the JCAHO Accreditation Manual for Hospitals and Medical Standards. The program is reimbursed at cost by Medicare when established as a distinct part unit of a Hospital that qualifies for an exemption from the Medicare Prospective Payment System ("PPS"). The PPS exemption provides for a cost plus reimbursement system for the unit, which allows the hospital to receive full reimbursement of the direct operating expenses, plus an allocation to the unit of a substantial portion of the hospital's overall overhead and capital costs. This amount, however, has been capped by recent changes in federal law imposed by the Balanced Budget Act and the Balanced Budget Relief Act. This cap has made it increasingly more difficult for PHMC to generate a profit.

Currently, management plans to sell Perspectives.  The
assets held by Perspectives are comprised of approximately
20 contracts to service inpatient and outpatient facilities located throughout the Southern United States. These contracts carry no book value but have annual billings that range from $60,000 to $420,000. In December 1999, Dynamic's management determined that the approximate amount the Company expected to realize from the sale of Perspectives was $1,590,000 and the Company wrote down the goodwill on the
assets of the Company accordingly.   The Company's efforts to
sell Perspectives in 2000 were unsuccessful. Through negotiations, the managements of Tele-Lawyer and Dynamic have determined that $1,500,000 is a reasonable purchase price for the assets and liabilities of Dynamic.

On November 28, 2000, the Company entered into a Brokerage
Agreement for the sale of Perspectives. The management of Tele-Lawyer expects to continue this Brokerage Agreement as part of the plan of merger. Tele-Lawyer expects to sell
Perspectives sometime during the third or fourth quarter of 2001 if the merger is consummated.

Dynamic Associates is a Nevada corporation. Its executive offices are located at 6617 N. Scottsdale Road, Suite 103,
Scottsdale, Arizona 85253; telephone (480) 315-8600.
Financial information about Dynamic Associates is attached hereto as Appendix C.

Tele-Lawyer
-----------

Historically, Tele-Lawyer has been in the business of arranging for the provision of legal advice and information to consumers of legal services through licensed attorneys.
Tele-Lawyer also produces and sells specialized phone conferencing applications to

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

professionals and associations.
The specialized phone conference applications are most often in the form of continuing education programs for attorneys called Tele-Seminars. More recently, Tele-Lawyer has changed its business focus by concentrating on the development of strategic partnerships with various non-profit associations and government agencies in order to create a number of statewide hubs for access to legal services. This process has involved the expansion of Tele-Lawyer's product and service offerings, as well as its geographic coverage, including a:

1.    Web Based Case Management System;
2.    Web Based Phone System;
3.    Web and Phone Based Unbundled Legal Services, Including:
      a.   Legal Information
      b.   Referrals
      c.   Filing Services
      d.   Legal Forms
      e.   Form Preparation
      f.   Mediation (Dispute Resolution)
      g.   Legal Advice
      h.   Documentation Services
      i.   Tele-Seminar Phone Conferencing
      j.   Attorney Virtual Office Rentals
      k.   Bidding for Attorneys
      l.   Legal Books

Tele-Lawyer is a Nevada corporation. Its executive offices are located at 2300 W. Sahara Ave., Suite 5000, Las Vegas,
NV 89102; telephone (702) 312-6252. Financial information about Tele-Lawyer is attached hereto as Appendix D.

History & Development

Tele-Lawyer was formed in May of 1989 and opened for business in October 1989 as the first pay-as-you-go legal information and advice phone service. As originally conceived and still offered today, the Tele-Lawyer service provides consumers quick, convenient access to legal advice and information over the telephone. The client/caller phones into the service, tells an operator what kind of legal question they have, and then the operator directs the call to a licensed, experienced attorney. The attorney reviews the facts with the client, and then answers questions and provides general legal advice and information.

Publicity and attention to the service from inception was significant, with positive stories finding their way into most of the major newspapers throughout the country within the first year of operation. In addition, Tele-Lawyer quickly was recognized and received numerous awards from several different legal, phone and consumer organizations, including the American Bar Association's prestigious Louis
M. Brown award for access to legal services in 1995.

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Notwithstanding the praise and acknowledgement of the press and related organizations, it quickly became evident that traditional means of marketing could not generate the volume of calls necessary to support and grow the business. As a result, Tele-Lawyer went through a series of changes in operation and direction. One such change was the creation of its Tele-Seminar and Tele-Meeting services in 1992 and 1993.

Tele-Seminars are continuing education programs offered to professionals over the phone. Currently, Tele-Lawyer offers both live and recorded programs produced by various non-profit organizations. These organizations will typically find the speakers, design the program content and do the marketing. Tele-Lawyer will then handle everything else to present and operate the program over the phone.

Currently, Tele-Lawyer is involved in expanding its business operations to increase the number, type and geographic coverage of the services it offers in order to create a central hub or starting place for access to legal services nationwide. This expansion includes selling website and phone services to legal service providers, bar associations and federal and state courts as well as creating a range of unbundled legal services available to the general public through these non-profit groups and Tele-Lawyer's own website and hotline phone service. Tele-Lawyer's direct consumer website services can be found at www.internetlawcenter.com. Tele-Lawyer's direct consumer phone services can be accessed at 1-800 835-3529.

Competition

While direct competition to all the Tele-Lawyer services is currently few, indirect competition is plentiful and active. A few providers of pay-as-you-go legal advice and information services exist, including Divorce Help Line in Santa Cruz, California and the Legal Advice Line in Baltimore, Maryland. These companies, to one extent or another, provide legal advice over the phone for a fee. Limitations are generally centered on the geographic region and the legal subject matter covered. In addition, there are virtually hundreds of legal aid and other non-profit services that offer legal advice either over the phone or in person, generally for free and only to low income qualifying individuals in a specific geographic region for certain types of legal problems.

With regard to the Tele-Seminar service, there are a number of conferencing companies that offer services similar to Tele-Lawyer's Tele-Seminar programs. While the competition in conferencing services in general is strong and getting stronger, there are only a few conferencing services that seek out and market to the continuing education market as part of their product offerings.

On the Internet, there are virtually thousands of legal and law related sites. For consumers, some offer legal information for free or on a subscription basis. Some offer forms and to a limited extent form preparation, and some even provide legal advice through e-mail exchanges. Finder and referral lists can also be found in plenty for persons seeking attorneys and other legal sources of information. Lawyers also have access to

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these sites as well as a number
of sites specifically designed for their legal research and referrals.

A short sample listing of legal websites include the following:

*     Findlaw.com
*     Uslaws.com
*     Lawguru.com
*     Priweb.com
*     Lawyersweekly.com
*     Law.Cornell.edu
*     Legal.gsa.gov
*     Westlaw.com
*     Martindale.com
*     Lawyers.com
*     Lawoffice.com
*     Legal-bid.com
*     Probono.net
*     Legaladviceline.com
*     Ask-a-Lawyer.com
*     Divorce-Forms.com
*     Mylawyer.com
*     Thelaw.com

Marketing

Tele-Lawyer's marketing efforts are centered on sales to, and strategic partnerships with, non-profit associations and government agencies, such as legal aids, bar associations and the nation's courts. A sampling of Tele-Lawyer's clientele would include, AARP Foundation, the Washington Bar Association, Nevada Legal Services and Central Florida Legal Services. These clients are contacted by Tele-Lawyer sales representatives at conferences and through direct mail efforts and sold on the concept of using Tele-Lawyer's technology and services as part of their operations.

Employees

Tele-Lawyer currently has 9 full time employees including its President and CEO Michael Cane, Vice President and Director of Business Development Elliot Schear, and Treasurer and Chief Financial Officer Steven Fellows. There are also two directors employed by Tele-Lawyer -- Sara Wessells the Director of Operations, and Alfredo Gonzalez the Director of Technology.

In addition, Tele-Lawyer contracts for the services of a number of independent consultants and programmers in its operations.

None of Tele-Lawyer's employees are subject to collective bargaining agreements, nor have they been on strike, or threatened to strike, within the past three years. Tele-Lawyer has no supplemental benefit or incentive arrangements with its employees other than an incentive stock option and health care plan.

Trademarks and Intellectual Property

The Company holds a number of US trademarks issued by the US
Patent and Trademark Office.  These include:

1. TELE-LAWYER -- both word and design
2. INFOLAW
3. 1-900 ATTORNEY
4. INTERNETLAWCENTER.COM

In addition, without holding a specified US trademark, the Company uses the following marks that it believes it has rights to under common law:

1. TELELAW
2. TELE-SEMINARS

Research and Development Expenditures

The Company has not conducted any research and development activities.

Subsidiaries

The Company does not have any subsidiaries

Duration of Operations

Tele-Lawyer has been in business since 1989, providing legal related services to consumers and attorneys through various relationships with the legal community.

Most Recent Tele-Lawyer Results of Operations

For the most recent nine-month period ended January 31, 2001, Tele-Lawyer reported $389,892 in revenues, up from the $78,618 reported in the first nine months ended January 31, 2000. This increase in revenues was largely attributable to increased sales of continuing legal education programs in California. In the year 2000, the California Bar Association re-established its mandatory continuing education requirements for attorneys, creating an increased demand for programs sold by Tele-Lawyer. This revenue is seasonal, growing in the fall and winter months through January, as the California MCLE compliance deadlines are set for January 31 of each year.

The loss from operations for the year-ended April 30, 2000 was $48,755, up from $36,214 reported for the year-ended April 30, 1999. The difference reflected both an increase in revenues as well as operating costs and expenses in 2000. Revenues increased by 59%, from $128,684 in 1999 to $204,720 in 2000, while operating costs and expenses increased 53% from $164,898 in 1999 to $253,475 in 2000. The largest percentage increase in operating costs and expenses was from initial software research and development costs related to Tele-Lawyer's development of it's new website services.

The loss from operations for the most recent nine-month period ended January 31, 2001, however, was $875,974, up from the gain of $16,496 reported in the first nine months ended January 31, 2000. This reflected the increased costs incurred as Tele-Lawyer began the implementation of its new business plan and direction in early 2000. A large percent of these increased costs, $559,052, were from software research and development costs, and from increased selling, general and administrative expenses of $583,994. This resulted in an accumulated deficit of $1,283,358 at January
31, 2001, up from an accumulated deficit of $430,681 at fiscal year-end April 30, 2000.

Tele-Lawyer has funded its growth and loss from operations largely through the sale of its common stock in two private offerings exempt from registration under rule 506 of Regulation D of the Securities Act of 1933. In April 2000,
Tele-Lawyer sold 341,666
shares of common stock at $3 per share to two investors for a total of $1,024,998. Then during the first quarter of 2001, it sold an additional 13,333 shares of common stock at $3 per share to five investors for a total of $39,999. Additionally, Tele-Lawyer generated $389,892 in gross revenues from its operations during the nine months ended January 31, 2001. Tele-Lawyer anticipates that over the next twelve months it will need to obtain additional financing through the sale of equity securities or debt to grow its business operations consistent with its business plan and meet its near term liquidity obligations. Tele-Lawyer anticipates arranging a private offering for convertible debt or common stock following the consummation of the merger. At this time, however, Tele-Lawyer does not have any specific plans as to the terms of any such offering, or when or in what manner it will be made. No agreements as to financing have been made and Tele-Lawyer can provide no assurance that such financing will be available when needed.

Call Handling Capabilities

Currently, Tele-Lawyer has internal facilities to handle an estimated 15,000 calls per month. However, as part of Tele-Lawyer's business plan, Tele-Lawyer expects to receive a far larger number of calls as it implements its contracts with non-profit legal service providers. Tele-Lawyer has developed a three-prong approach to support this expected growth. First, it has developed a relationship with a large existing operator center in Reno Nevada, Northwest Nevada Telco (NNT), in which NNT has agreed to handle any call volume in excess of Tele-Lawyer's capacity. In addition, Tele-Lawyer systems allow for operators and customer support personnel to take calls from remote locations, such as their homes. Tele-Lawyer intends to pursue the development of such a virtual operator pool that will work outside of Tele-Lawyer's premises. Finally, as volume and contracts justify,
Tele-Lawyer expects to expand its operating facilities to increase its call handling capacities.

The costs of using NNT would correspond to income generated from the calls and thus not require a capital expense or financing. However, the costs of hiring and training virtual operators as well as any expansion of Tele-Lawyer's facilities and personnel would require additional financing. The amount and extent such financing will be needed will depend on the amount and speed with which growth occurs. Based on the existing business plan, Tele-Lawyer anticipates that it will need an additional $750,000 in financing to support call handling growth over the next twelve months, most of which would be spent during the second half of 2001.

Recent Offering of Tele-Lawyer Stock

From January to March, Tele-Lawyer conducted a private offering of 300,000 shares of its common stock at a price of $3 per share. This offering was exempt from registration under rule 506 of regulation D of the Securities Act. Of the shares offered, Tele-Lawyer sold 13,333 shares to 5 accredited investors for total proceeds of $40,000.

Risk Factors Associated With The Tele-Lawyer Business

As Dynamic shareholders will be acquiring the Tele-Lawyer business operations, the following risk factors related to such operations should be considered.

1. Need for Additional Financing

Tele-Lawyer has only a limited amount of cash and liquid assets and will not be able to expand its operations in the future without obtaining additional financing. As of January 31, 2001, Tele-Lawyer had $169,652 in cash in its accounts. If financing is not available or obtainable, shareholders may lose a substantial portion or all of their investment. Tele-Lawyer has no immediate means for obtaining additional financing. There can be no assurance that such additional financing, when and if necessary, will be available to Tele-Lawyer on acceptable terms, or at all.

2. Limited Operating History, Risks of a New Business Venture

While Tele-Lawyer has been in business since May of 1989 and operating its legal advice service consistently since October of 1989, it has only recently begun developing its new website operations and services, and, to date, has had no experience in providing and selling the various new legal services it plans to offer over the Internet. Shareholders should be aware that there is a substantial risk of failure associated with new business operations as a result of problems encountered in connection with their formation and commencement. These problems include, but are not limited to:

* Unanticipated problems relating to the marketing and sale of a new product in the marketplace;

*     The entry of new competition; and

* Unknown or unexpected additional costs and expenses that may exceed current estimates.

There is only a limited operating history upon which to base any projection as to the likelihood that Tele-Lawyer will prove successful in its current business plan, and thus there can be no assurance that Tele-Lawyer will achieve profitable operations or even generate any operating revenues.

3. Market risks

Any time a new product or service is introduced into a market, as in the case of a number of the new services being developed by Tele-Lawyer, there is a substantial risk that sales will not meet expectations or even cover the cost of operations. General market conditions might be such that sales will be slow or even non-existent, and/or the service itself might not fit the needs of buyers enough to induce sales. Tele-Lawyer has already experienced one such effect when it discovered that the sales cycle to non-profit legal services groups was longer than the sixty days it had anticipated in its business plan.

While Tele-Lawyer anticipates the ability to sell the products and services it develops, there is no way to predict the volume of sales that will occur or even if sales will be sufficient to support the future operations of Tele-Lawyer. Numerous factors beyond the control of Tele-Lawyer may affect the marketability of the services offered and developed. These factors include:

*     Consumer demand,
*     Market fluctuations,
*     The proximity and capacity of vendors, and
*     Government regulations, including regulations relating to:
*              Prices,
*              Taxes, and
*              Royalties

The exact effect of these factors cannot be accurately predicted, but it's possible they may result in Tele-Lawyer not receiving an adequate return on its invested capital.

4. Professional Liability and Licensing in the Practice of Law

Most of the revenue Tele-Lawyer expects to generate from its operations is from services related to law. While any services requiring a license to practice law are to be offered only by licensed attorneys, Tele-Lawyer's relationship with these attorneys entails a risk of professional liability claims as well as ethical and other actions by state bar associations or other state regulatory organizations. Consequently, Tele-Lawyer may be named as a co-defendant in professional liability claims or involved in charges of ethical violations against lawyers who provide some of the legal services connected to its website or phone operations. In addition, services provided directly by Tele-Lawyer to its callers and website users, such as automated form preparation, access to certain published legal information or referrals to third party legal services, among others, may create similar liability for injuries incurred in connection with using the service.

Tele-Lawyer's exposure to such liability is reduced, but not eliminated, because participating attorneys will be required to buy and carry their own malpractice insurance. Moreover, Tele-Lawyer currently plans to maintain insurance for its business in amounts management deems adequate to cover potential claims. Even so, judgments against Tele-Lawyer with respect to all such claims in the future could have an adverse effect on Tele-Lawyer's financial condition, results of operations and cash flow.

In addition, it should be noted that all states within the United States maintain laws regarding the licensure of the practice of law. In general, individuals or entities that provide services that come within the definition of "the practice of law" in a particular state must be licensed.
Failure to have a license can result in civil as well as criminal charges against the offending individuals.
Unfortunately, the determination of what constitutes "the practice of law" is rarely clear, opening up the potential for liability under these state laws for any unlicensed service that offers consumers assistance in the area of law. While Tele-Lawyer believes its operations will be consistent with such licensure laws, because of the inherent vagueness of the law, Tele-Lawyer's extensive law related services, and the fact that Tele-Lawyer is not itself licensed, Tele-
Lawyer may be a target of actions or claims by state bar associations or other state government regulatory organizations for violations of these licensure statutes.
Such actions could have a substantially adverse effect on Tele-Lawyer's financial condition, operations and cash flow in the future.

5. Concentration of Ownership

Upon completion of the merger, current stockholders of Tele-Lawyer will own a majority of Dynamic's common stock. As a result, such persons will have the ability to elect the board of directors of Dynamic and therefore control and direct its affairs and business.

6. Competitiveness of Industry

Competition in the area of legal services, both on and off the Internet, is intense and is expected to increase. Furthermore, Tele-Lawyer will face competition from numerous companies that currently market, or are developing, products and services similar to those it has developed. Some of these companies have significantly greater development capabilities and marketing, financial and managerial resources than Tele-Lawyer. There can be no assurance that competitors will not succeed in developing and distributing products and services that will render Tele-Lawyer's products and services noncompetitive. Generally, this will have a significant negative effect on Tele-Lawyer's bottom line profits.

7. Potential Legal, Regulatory and/or Compliance Risk

Tele-Lawyer's ability to carry on business and expand may be impacted by new government regulation. Due to the increasing popularity and use of the Internet, new laws and regulations may be adopted with respect to the Internet generally or legal services specifically, covering issues such as user privacy, pricing, qualification of providers and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet and may increase the cost of doing business or otherwise have a harmful effect on business.

In addition, Tele-Lawyer may have to qualify to do business in other jurisdictions. As its services are expected to be available over the Internet in multiple states and foreign countries, such jurisdictions may claim that it is required to qualify to do business as a foreign company in each such state or foreign country. Failure to qualify as a foreign company in a jurisdiction where this is required could subject Tele-Lawyer to taxes and penalties.

8. Forward Looking Assessments Prepared by the Current
Management of the Company

The ability of Tele-Lawyer to accomplish its objectives, and whether or not Tele-Lawyer will be financially successful is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management's control. The assumptions and hypothesis used in preparing any forward-looking assessments of profitability made by management presented to shareholders are considered reasonable. There can be no assurance, however, that any projections or assessments provided to shareholders or Dynamic will be realized or achieved at any level.

9. Loss of key persons and/or suppliers

Due to the highly technical nature of Tele-Lawyer's business, having certain key personnel is essential to the creation and operations of its services and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on the Company's future success or failure.

Moreover, Tele-Lawyer is dependent on the principal members of its management staff, the loss of any of who could impair the development of Tele-Lawyer's products and projects. Tele-Lawyer's success will be largely dependent on the decisions made by members of its management. Furthermore, Tele-Lawyer may depend on its ability to attract and retain additional qualified personnel to manage certain business interests. Tele-Lawyer may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for Tele-Lawyer's operation(s). Tele-Lawyer's management will seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many Tele-Lawyer projects. No assurance, however, can be given that Tele-Lawyer will be able to obtain such needed assistance on acceptable terms.

10. Limited Assets of the Company

As of the date of this proxy statement, Tele-Lawyer has limited assets and will require significant capital to complete the development of its website and expansion of its services. The success of Tele-Lawyer is largely dependent upon the success of future financings, either from the sale of common stock, loans, the sale of Perspectives or the collection of the Perspectives' accounts receivable. Moreover, even if financing is obtained through any of these means, there is still no assurance that the proceeds will be sufficient to facilitate Tele-Lawyer's ultimate needs.

11. Protection of Intellectual Property Rights

Tele-Lawyer's success will depend, in part, on its ability to obtain and enforce intellectual property rights over its name, trademark and technology in both the United States and other countries. To date, Tele-Lawyer has obtained several trademark registrations, including "Tele-Lawyer" and "InternetLawCenter.com". No assurance can be given that any intellectual property rights owned by Tele-Lawyer will not be challenged, invalidated or circumvented, that any rights granted will provide competitive advantages to Tele-Lawyer, or that Tele-Lawyer's competitors will not independently develop technologies that are substantially equivalent or superior.

Intellectual property litigation is expensive and time-consuming, and can be used by well-funded adversaries as a strategy for depleting the resources of a small company such as Tele-Lawyer. There is no assurance that Tele-Lawyer will have sufficient resources to successfully prosecute its interests in any litigation that may be brought.

12. Recognition of the Website

Tele-Lawyer believes that development and awareness of its website is critical to the success of its business.
Furthermore, it believes that the importance of customer awareness will increase as low barriers to entry encourage the proliferation of websites. If Tele-Lawyer is unsuccessful in building strong name recognition for its website, its business will be harmed.

Tele-Lawyer intends to maximize its marketing and advertising expenditures in order to attract and retain users, and to promote and maintain awareness of its website in response to competitive pressures. These marketing efforts, however, may not be successful in increasing consumer awareness or increasing traffic to the site.

13. Dependence on Third Parties

Tele-Lawyer depends on several third parties in conducting its operations, including the following:

* Tele-Lawyer does not own a gateway onto the Internet, but instead relies on Interland, Inc. and Electric
Lightwave, Inc., Internet service providers, to connect its website to the Internet;

* The website depends on an operating system, database and server software that has been developed, produced by and licensed from third parties.

* The development of the website itself is being done, in part, by independent third party contractors; and

* Third party service bureaus or contractors operate a number of the phone services provided by Tele-Lawyer, including certain of the conferencing, 900 and recorded services.

Tele-Lawyer has limited control over these third parties and has no long-term relationships with any of them. If it is unable to develop and maintain satisfactory relationships with such third parties on acceptable commercial terms, or if the quality of products and services provided by such third parties falls below a satisfactory standard, Tele-Lawyer's business operations could be harmed. Also, the loss of or inability to maintain or obtain upgrades to certain technology licenses could result in delays in developing systems until equivalent technology can be identified, licensed or developed, and integrated.

14.  Rapid Changes to Electronic Commerce Market

The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and consumer demands, and frequent new product introductions and enhancements that could render Tele-Lawyer's website technology and services obsolete. These market characteristics are exacerbated by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. Moreover, the widespread adoption of developing multimedia-enabling technologies could require fundamental and costly changes in Tele-Lawyer's technology. Tele-Lawyer's future success will depend on its ability to respond to technological advances, emerging industry standards and new market demands on a timely and cost-effective basis.

15.  Dependence on Continued Development of the Internet and
Website

Growth of the Internet generally. Tele-Lawyer's success depends, in large part, on the development of the Internet infrastructure and related enabling technologies, including performance improvements and security measures for providing reliable Internet access and services. The Internet could suffer from performance problems or outages due to continued growth in Internet users and their bandwidth requirements. Any of these problems could lead to decreased usage or growth in usage of Tele-Lawyer's website. Also, the ability to increase the speed with which service is provided to users and to increase the scope of such services is limited by and dependent upon the speed and reliability of the Internet. Consequently, the emergence and growth of the market for Tele-Lawyer's services is dependent on future improvements to the entire Internet.

Growth of Tele-Lawyer's systems in particular. Tele-Lawyer's revenues will depend upon the number of visitors who use its website and phone services. Tele-Lawyer may be required to add additional hardware and software and further develop and upgrade its existing technology and network infrastructure to accommodate increased traffic on the website and phone systems. Failure to make such upgrades or expansions could have a substantial negative effect on Tele-Lawyer's business and results of operations.

16. Systems failure

Substantially all of Tele-Lawyer's communications hardware and computer hardware is located at a leased facility in Las
Vegas, Nevada. These systems are vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite implementation of network security measures, Tele-Lawyer's servers are also vulnerable to computer viruses, physical or electronic break-ins, attempts by third parties to deliberately exceed the capacity of its systems and similar disruptive problems. Tele-Lawyer's insurance coverage limits on its property and business insurance may not cover or be adequate to compensate for all losses that may occur.

BACKGROUND OF THE MERGER

One hundred percent of the business operations of Dynamic Associates are through its wholly owned subsidiary PHMC. Operating revenues are generated primarily from Medicare reimbursements to hospitals. Over the past few years, however, changes in the Medicare payment system imposed by the Balanced Budget Act and the Balanced Budget Relief Act, have made it increasingly difficult to achieve profitable operations in PHMC. These federal law changes, among other things, reduced the maximum Medicare reimbursement from $20,000 to $8,500. In large, this has placed substantial limitations on what PHMC can charge hospitals for its services and still keep the hospital under its authorized Medicare reimbursement limit. Dynamic Associates management has therefore determined to sell PHMC. Absent the acquisition of some other business or product, upon the sale of PHMC, Dynamic Associates would be without business operations or significant assets.

Recognizing the need for a new business, in January of 2000, Dynamic's president, Jan Wallace, knowing of the Tele-Lawyer business, contacted Michael Cane, Dynamic's attorney and the President of Tele-Lawyer, Inc. by phone to discuss the reorganization of Dynamic and possible merger with Tele-Lawyer. At this time, Ms Wallace was already in negotiations for the sale of the PHMC business to its management team.

Mr. Cane had been one of Dynamic's attorneys since November
1998, handling mostly business and securities matters for Dynamic. To avoid any conflicts of interest, Ms. Wallace obtained outside counsel to assist her in the negotiations regarding any potential merger with Tele-Lawyer.

Negotiations between Tele-Lawyer and Dynamic continued over the phone, through email and letters until March 2000 when they were discontinued because the parties failed to reach agreement on the relative valuations of the companies. In the meantime, the negotiations for the sale of the PHMC business continued, resulting in a contract in August 2000.
Under this agreement, PHMC was to sell all of its assets in exchange for:

1. Twenty thousand dollars and no cents ($20,000) as the first installment of sixty (60) equal monthly payments in accordance with the Promissory Note described in paragraph (2) below.

2. A promissory note secured by the assets of the Company in the stated principal amount of $1,737,657.80 payable in 60 monthly installments of $20,000 each together with interest accrued thereon at the simple interest rate of eight percent (8%) per annum.

3. The Purchaser's agreement to assume and discharge in a timely manner the obligations of Perspectives under all contracts, accounts payable, and agreements transferred by Perspectives to the Purchaser.

4. The Purchaser's agreement that in the event it merged or consolidated with another entity or sold substantially all of its assets, it would pay the entire amount of the principle and interest then owing under the promissory note, plus:

      a. 50% of the net proceeds of any sale of the assets, if the transaction was entered into or closed on or before September 1, 2002; and

      b. 25% of the net proceeds of any sale of the assets, if the transaction was entered into or closed after September 1, 2002, but on or before September 1, 2003.

The agreement was subject to the approval of the Dynamic note holders to: (a) the sale, and (b) the exchange of their existing notes for a pro rata share of the promissory note and other consideration.

By mid-October, however, the parties to this agreement had verbally decided to terminate the sale. At that time, negotiations began anew between Dynamic and Tele-Lawyer with regard to the merger. These negotiations, involving several phone conferences, letters and emails, led to the merger agreement and a formal termination of the PHMC sales agreement on November 28, 2000.

Dynamic Associates' management believes the business of Tele-Lawyer is a viable business concept with a potentially bright future. Through the merger, Dynamic Associates would acquire Tele-Lawyer's business operations as Dynamic Associates faces the prospect of selling PHMC. Management hopes this will revive Dynamic Associates' future financial prospects.

MERGER DESCRIPTION

Tele-Lawyer will be merged with and into Dynamic Associates with Dynamic Associates being the surviving entity and Tele-Lawyer either ceasing to exist or operating as a wholly owned subsidiary of Dynamic. The merger calls for each of the Tele-Lawyer shareholders to receive one share of Dynamic Associates common stock for each share of Tele-Lawyer common stock they hold. In addition, each holder of an option or warrant to purchase Tele-Lawyer common stock under its incentive stock option plan shall be entitled to receive an option to purchase the same number of shares of Dynamic Associates stock under the same terms as provided in their option or warrant agreement.

Currently, Tele-Lawyer has issued options to purchase
325,000 common shares at $1 per share and options to purchase an additional 386,000 common shares at $3 per share. In addition, Tele-Lawyer has issued warrants to purchase 450,000 common shares at $3 per share.

In brief, the merger agreement is conditioned, among other things, upon the following:

* Dynamic Associates shall extinguish all of its outstanding debt, including all existing notes, through a conversion to common stock or otherwise.
* Dynamic Associates shall have settled and/or paid all outstanding claims, liabilities, actions or lawsuits to the satisfaction of Tele-Lawyer.
* Dynamic Associates shall have extinguished all of its outstanding warrants, options and any other rights to acquire any shares of its common stock.
* After conversion of all debt to equity, settlement of all liabilities, extinguishments or exercise of all warrants and options, and after all other actions so that the issuance of further capital shares of Dynamic
    Associates is unnecessary to accomplish the objectives of the bullet points set forth immediately above, Dynamic Associates shall enact a reverse split of its shares so as to have at the consummation of the merger no more than 500,000 shares of common stock outstanding.

The conversion of the note holder's debt to equity has been proceeding since December 2000 and is almost complete. As of May 14, 2001, $8,214,000 of the 7.5% notes and $148,000 of the remaining 10% notes held by 57 note holders had been converted to common stock. All notes were converted at the rate of $.15 of debt for each share of common stock. No other material terms of these conversions applied. This is a reduction of over 96% of this debt from year-end December 31, 2000. The current amount remaining on the notes payable at May 14, 2001 is:
				$	203,500	10%
					111,000	7.5%
                        -------------
				$	314,500

Negotiations are continuing on this remaining debt and management expects to reach a final agreement with these note holders shortly. Whatever debt remains at the time of the merger, if any, would remain an obligation of the Company notwithstanding the consummation of the merger.
The condition of the merger that Dynamic extinguish all its debt may be waived in whole or in part by Tele-Lawyer, but all conversions that have been made are final and are not conditioned or contingent upon the consummation of the merger.

Dynamic Associates shareholders will receive no consideration in the merger. It should be noted, however, that the number of Dynamic Associates shares held by a shareholder as of the merger date will be reverse split on a 1 for 153 basis prior to the consummation of the merger. No fractional shares will be issued. Shareholders will receive one additional share for any fractional shares resulting from the reverse split.

Shareholders with less than 153 shares will be paid the value of their shares based on the closing price for Dynamic's common stock on April 30, 2001, the record date for the determination of the shareholder's right to vote at the annual meeting. The closing price on this date was $0.01 per share, and thus a shareholder with 100 shares on this date would receive $1.00 in exchange for their shares.

By operation of the merger, Tele-Lawyer shareholders will then be issued approximately 5,354,999 Dynamic Associates common shares in exchange for their shares in Tele-Lawyer.
Accordingly, following the merger, current Dynamic
Associates shareholders will own approximately 9.3% of the post merger company. Other than as set forth herein with respect to the number of shares, shares held by Dynamic
Associates shareholders after the merger will have the same rights and preferences as shares held prior to the merger.

The numbers in the preceding paragraph are approximations.
If Dynamic Associates finds it necessary to issue additional common shares prior to the merger for purposes of retiring notes or other debt and liabilities, it is likely the reverse split of Dynamic Associates shares prior to the merger will be greater than 1 for 153, giving a Dynamic
Associates shareholder a smaller percentage ownership of the post merger company. Also, Tele-Lawyer continues to raise money at the present time pursuant to a private offering. If Tele-Lawyer is successful in raising additional funds through the sale of its stock prior to the merger, current
Dynamic Associates shareholders will own less of the post merger company than as set forth in the preceding paragraph.

CHANGE IN CONTROL

Pursuant to the terms and conditions of the merger agreement, immediately following the merger, the officers and directors of Dynamic Associates will be replaced by the officers and directors of Tele-Lawyer.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Mr. Michael Cane, the principal shareholder of Tele-Lawyer is a practicing attorney and securities counsel to Dynamic Associates. Other than as securities counsel, he has had no business relationship with Dynamic Associates. In the merger, Mr. Cane he will receive one share of Dynamic Associates common stock for each share of Tele-Lawyer common stock that he holds, the same consideration given every other shareholder of Tele-Lawyer. He will also receive an option to purchase shares of Dynamic common stock in exchange for his current option to purchase shares of Tele-Lawyer common stock at the same price and on the same terms. This is the same consideration given every other option holder of Tele-Lawyer. As a current officer and director of Tele-Lawyer, following the merger he will be an officer and director of Dynamic Associates. Mr. Cane has not and will not be representing Dynamic Associates with regard to the merger.

There are no other business relationships, other than the merger described herein, between Dynamic Associates and Tele-Lawyer, nor between them and any of the affiliates of the other. Also, there will be no securities purchased from any officer, director or affiliate of Tele-Lawyer in connection with the merger.

ACCOUNTING TREATMENT AND FEDERAL TAX CONSEQUENCES

The merger between Dynamic Associates and Tele-Lawyer will be accounted for as a reverse acquisition. The merger will be measured at the estimated fair market value of Dynamic
Associates immediately prior to the transaction. We do not anticipate any federal income tax consequences as a result of the merger that are material to Dynamic Associates or to the shareholders of Dynamic Associates.

STOCK ISSUED TO TELE-LAWYER SHAREHOLDERS

The shareholders of Tele-Lawyer will be receiving common shares of Dynamic Associates in the merger, which shares are exempt from registration under Section 4(2) of the Securities Act of 1933. The corporate charter of Dynamic Associates does not authorized the issuance of preferred shares nor does it allow the issuance of common shares pursuant to more than one designation and that designation may not be issued in series. All common shares are allowed one vote per share on any matter that comes before the shareholders and votes may not be cumulated in the election for directors. No common shares have preemption rights and in the event of liquidation, no common shares have preference over any other shares. Neither the charter nor the bylaws of Dynamic Associates contain any provision that would delay, defer or prevent a change in control of Dynamic Associates.

Dynamic Associates will take steps reasonably necessary to assure that Dynamic Associates common shares received by Tele-Lawyer shareholders in the merger will be eligible for trading on the OTC Bulletin Board under Dynamic Associates' symbol, DYAS. As issued, however, the Dynamic Associates common stock to be received by Tele-Lawyer shareholders will be restricted and will require the filing of a registration statement with the Securities Exchange Commission or compliance with rule 144 prior to trading of the shares.

MANAGEMENT AGREEMENT WITH TELE-LAWYER

Pursuant to the merger agreement, on December 1, 2000, Dynamic and Tele-Lawyer entered into a short-term management agreement that ended on March 31, 2001. Under this agreement, Tele-Lawyer has provided general administrative services for Dynamic at no cost which almost exclusively involved assisting Dynamic in obtaining the necessary note conversions for the merger and reviewing Dynamic's corporate
filings.   Dynamic further notes that the day to day
business operations of PHMC, the company's only active business, were and are being handled by the PHMC management staff.

RECORDS AVAILABLE TO UNAFFILIATED SHAREHOLDERS

Dynamic Associates will upon written request make available to any unaffiliated shareholder, at no charge, copies of any corporate records available to the public generally or which do not contain information proprietary to Dynamic Associates and which may be helpful to such shareholder in making his or her voting decision. Dynamic Associates will not obtain counsel or appraisal services at its expense for individual unaffiliated shareholders.

COMPLIANCE WITH REGULATORY REQUIREMENTS

There are no federal or state regulatory requirements that must be complied with or federal or state regulatory approvals that must be obtained in connection with the merger.

IN THE EVENT THE MERGER IS NOT APPROVED

In the event the shareholders do not approve the merger, Dynamic Associates will seek to sell its subsidiary business, Perspectives Health Management Corp. and then seek other business opportunities. At this time, Dynamic has no specific plan on how or when it will seek any other such business opportunities. Dynamic currently has a brokerage agreement in which it is actively attempting to sell PHMC, and it expects to continue to do so even in the event that the merger is not approved. The brokerage agreement provides for a commission to the broker of one-half the net proceeds obtained from the sale of PHMC over $2.1 million, upon procuring a ready, willing and able buyer.

DYNAMIC ASSOCIATES' BOARD RECOMMENDATION

The Board of Directors of Dynamic Associates recommends that shareholders of Dynamic Associates vote in favor of the merger at the annual meeting of shareholders. The determination of the Board to approve the Merger Agreement was based upon its consideration of a number of factors.
The following list includes some of the material factors considered by the Board in its evaluation of the Merger:

(1) the Board's familiarity with the business, operations, competitive position and prospects of Dynamic, and the nature of the industry in which Dynamic participates, both on a historical and a prospective basis. In particular, the Board considered the impact of recent regulatory changes to the health care management business;

(2) the Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of Dynamic, on both a historical and a prospective basis, and the influence of current industry, economic, market and regulatory conditions. In particular, the Board considered the current limitations of management to carry out its duties;

(3) the Board's consideration over the last several months of a variety of strategic alternatives, including a number of proposed business combination transactions, which could not be consummated, and the Board's belief that none of the various potential strategic alternatives believed by the Board to be available to Dynamic at the time the Merger Agreement was executed appeared to the Board to be as favorable to Dynamic and its shareholders as the Merger with Tele-Lawyer. In particular, the failed attempt to merge with ACS in 1999;

(4) the Board's review of the historical and prospective market prices of Dynamic's Common Stock to be issued to the Tele-Lawyer Stockholders as part of the Merger;

(5) the Board's review of presentations by, and discussion of the terms and conditions of the Merger with representatives of Dynamic's Note Holders;

(6) the acceptance by Dynamic's Note Holders of an offer to replace their notes with shares of the company's Common
Stock.

In view of the wide variety of material factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not attempt to, specifically quantify or otherwise attempt to assign relative weights to the specific factors described above in reaching its determination. However, in considering the benefits of the merger to shareholders, the board assessed the fairness of the transaction by considering a number of valuation factors concerning each company. These factors included the following:

Dynamic's Valuation:

1. Liquidation Value. Dynamic's liquidation value was examined by looking at its assets and liabilities.

At September 30, 2000, Dynamic reported the following
Current Assets:

Cash and cash equivalents                         579,775
Accounts receivable, net                        2,242,949
Prepaid expenses and other current assets          18,755
                                              -----------
     Total current assets                       2,841,479

Accounts receivable were recorded net of an allowance for doubtful accounts of $1,157,472. Per review of the aging of accounts receivable at September 30, 2000, 88% were delinquent or otherwise unpaid and over half were not paid for over six months. In addition, $2,622,181.46 in accounts receivable were written off during the nine months ended September 30, 2000 and $1,843,675.46 were written off in 1999. The collectability of Dynamic's accounts receivable were therefore considered a major problem. On the other hand, PHMC management has recently taken steps to set up a payment plan with one of its existing accounts receivable debtors representing approximately $390,000 of the outstanding receivables. This arrangement is believed by management to be a positive step toward some collection of some of these receivables and may be replicated with some of the other accounts receivable debtors. In another attempt to collect a portion of these outstanding receivables, a lawsuit has been brought against one of the existing accounts receivable debtors representing approximately $703,000 of the outstanding receivables. The results of this suit can not be accurately predicted at this time, but management remains optimistic that a recovery will occur.

Dynamic also reported $83,408 in property, plant and equipment that was primarily comprised of automobiles.
Other assets, including deferred debt, issue costs and goodwill had no tangible value and would both be written off in a restructuring.

At September 30, 2000, Dynamic reported the following current liabilities:

Accounts payable                                14,482
Accrued expenses                               725,241
Current portion of long-term debt               13,098
Accrued interest payable                       846,449
                                         -------------
     Total current liabilities               1,599,270

Dynamic has been in continued default of its debt obligations, and consequently is attempting to sell the Perspectives business.

The Company also recorded long-term debt of $9,095 and Convertible notes of $8,676,500.

With limited liquidation value to the accounts receivable and current liabilities exceeding the remaining current assets, the conclusion of the board was that Dynamic had a negative realizable net asset value.

2. Value as a going concern. The Value of Dynamic as a going concern was examined by looking at the market valuation of Dynamic and then determining whether this valuation was reasonable based on cash flows.

Dynamic traded at a 30-day average of $.0156 per share during the month of November when there was 18,386,429 shares of record. Therefore, Dynamic's market valuation at the time was $286,828.

Since the merger agreement was signed, most of the outstanding notes were converted into stock, yet, rather than causing the price of the stock to move up, the price declined to $0.01 where it has remained for more than the last 30 days. If the outstanding notes were all converted as planned, there would be 76,229,768 shares outstanding.
At the current $0.01 per share market valuation, this would result in a market valuation of $762,230.

On the other hand, the board was mindful that attempts by management to sell PHMC could generate cash for the company greatly in excess of this amount. This would require finding a very specific type of buyer for the business who could realize value from the business operations in excess of what appeared in the financials.

3. Cash Flows. For the nine months ended September 30, 2000, Dynamic reported a $399,587 increase in net cash used by operating activities. This increase in cash flow, however, was funded through current liabilities; i.e. a $520,325 increase in accounts payable and accrued expenses and a $46,565 increase in bad debts offset by operating losses and
an increase in accounts receivable.   If the impact of the
increase in current liabilities was removed, Dynamic would have an operating cash flow deficit of $252,337 during the nine months ended September 30, 2000. Dynamic had a negative operating cash flow of $293,024 in 1999.

Moreover, management fee income was $4,834,805 for the nine months ended September 30, 2000 compared to $6,569,302 for the same period in 1999. This represented a 26% decrease from 1999. The main reasons for the decline was that 4 fewer contracts existed in 2000 than in 1999, and there was a reduction in fees because the hospitals were unable to pay the higher contracted amounts due to the cap on Medicare reimbursements.

Based on the historical results of operations and cash flows and the future outlook of Medicare legislation, the board had difficulty assessing any value to Dynamic based on projected cash flows.

Tele-Lawyer's Valuation:

Based on Tele-Lawyer's business plan and prospects versus Dynamic's shrinking business operations, the board considered the valuation of Tele-Lawyer at approximately 20 times Dynamic to be reasonable at the time the merger agreement. No specific calculation was made in coming to this relative valuation and Dynamic and Tele-Lawyer did not assign values to each other in making this determination. The respective boards reviewed the financial and other information provided by each company and negotiated the terms of the reverse split and resulting relative ownership of the merged company based on the factors identified below.

This relative valuation was re-visited on April 5, 2001 at a meeting of the parties. At that time, it was decided to decrease the relative value of Tele-Lawyer to approximately 10 times Dynamic due to the decreasing market for technology company stocks and the fact that income projections had not yet materialized.. This increase was reflected in the reduction of the reverse split of Dynamic shares from approximately 305 to 1 to 153 to 1. The Dynamic and Tele-Lawyer boards agreed upon this revision without assigning any specific valuation to each other's company.

Summarized below were six points that the board felt were key to Tele-Lawyer's business strategy and valuation.

1. Proven Revenue Model: Based on audited historical revenues, Tele-Lawyer had operating margins of over 65% and generated significant revenues from calls that came into its legal services applications.

2. Barriers to Entry through Contracts: Tele-Lawyer's contracts with the legal services organizations ranging from 1-5 years will create barriers to entry in the marketplace.

3. Barriers to Entry through Advanced Technologies: Tele-Lawyer offers advanced computer telephony integration
     (CTI) capabilities, Voice over IP (VOIP), web-based reporting, IVR (Interactive Voice Response), and unified skills-based-routing for voice, chat, email and fax. Tele-Lawyer has the only truly web-based case management system with computer telephony integration that is currently in this market.

4. Unbundled Services: Tele-Lawyer's services include intelligent intake of customer calls, simultaneous voice and data transfer to remote attorneys for legal advice over the phone, web-based legal information, attorney bidding, document preparation, document filing, mediation, self-help and other services. These services are offered to legal services organizations and direct to consumers, unbundled and fully integrated.

5. Management Team: The Tele-Lawyer management team is experienced, competent and committed. Michael Cane, founder and CEO, is a recognized leader in the field of delivery of legal services through advanced technologies, having been appointed to state bar committees in California and Nevada, as well as the American Bar Association, and a regular invited speaker and paid consultant to a number of legal service organizations and national associations. The management team also includes individuals highly skilled in the areas of technology, finance and operations.

6. Market Conditions: The legal services market appears ready and anxious for the Tele-Lawyer services and Tele-Lawyer is the "first-to-market" with its services. The Tele-Lawyer technology provides a turnkey solution that allow legal service organizations to provide legal services to their clients more effectively and at a lower cost than how they are currently operating.

It should be noted that to date, Tele-Lawyer's new and pending business contracts are not considered material and have not generated any financial income or business results, and therefore, Tele-Lawyer is at present unable to ascertain its valuation or project its future income with any degree of assurance to shareholders or investors.

Negative Effects of the Merger

Shareholders should note that there are a number of effects of the proposed merger that may be perceived as negative to existing shareholders. Among those the board was able to identify are:

1. The existing shareholders of Dynamic will no longer have voting control over the company. Existing Dynamic shareholders after the merger will retain only approximately 9.3% of Dynamic Associates as a group. Tele-Lawyer's existing shareholders, of whom there are only a few, would obtain over 90% of the voting power.

2. The existing board members of Dynamic, who the shareholders elected, will be replaced with Tele-Lawyer's current board members who along with their appointed officers, will have complete control over the day to day operations and business planning of Dynamic Associates, including control over the business of Perspectives.

3. The existing shareholders of Dynamic will obtain a substantially smaller percentage of any future dividends or liquidation proceeds distributed to stockholders.

4. The current value of Dynamic's business and operations may be lost due to the risks associated with Tele-
     Lawyer's business, including the 16 risk factors identified in the section entitled "Risk Factors
     Associated With The Tele-Lawyer Business" beginning on page 12 above.

5. Dynamic will be subject to Tele-Lawyer's debts, contractual obligations and expenses of operation, but will benefit to the extent of any present or future income from Tele-Lawyer's business. See Tele-Lawyer's attached financial statements for more information.

The board believes that the upside of Tele-Lawyer under the terms defined in the merger agreement is a very attractive alternative to the Dynamic shareholders, regardless of these negative effects. The board also believes that the issuance of shares under the merger agreement as amended is a reasonable relative valuation of the respective companies given the reality of Dynamic's current financial situation.

Therefore the directors approved the terms of the merger unanimously by written consent.

It should be noted that no officer, director or controlling shareholder of Dynamic will obtain any benefit beyond or different than any other Dynamic shareholder as a result of this merger. It should also be noted that neither Dynamic nor Tele-Lawyer considered any other specific possible alternative partner for this merger.


             POSTPONEMENT OF THE SHAREHOLDER MEETING

In the event that there is an insufficient number of shareholders present at the meeting, in person or represented by proxy, to approve the merger or other matter properly presented at the meeting, the shareholders present may wish to postpone the meeting to a later date in order to solicit and obtain the necessary shareholder vote to take the desired action.

The attached proxy card allows you to indicate whether you wish to vote in favor of any such postponement, if necessary. By not checking a box on the proxy card, you will be taken as voting in favor of any such postponement that is proposed for these reasons.

The board of directors of Dynamic Associates recommends that shareholders of Dynamic vote in favor of the postponement of the shareholder meeting for the solicitation of additional votes, if necessary to approve the merger. This recommendation is based on the efficiencies and cost savings Dynamic will gain by not having to file new proxy materials with the Securities and Exchange Commission and then send out new meeting notices to all shareholders in the event there are insufficient shares present at the meeting to approve the merger and other matters presented for a vote.

  AMENDMENT TO THE ARTICLES TO CHANGE THE NAME OF DYNAMIC TO
               LEGAL ACCESS TECHNOLOGIES, INC.

Anticipating a change in business direction, the board of directors has voted in favor of changing the company's name to "Legal Access Technologies, Inc." as recommended by Tele-Lawyer and consistent with the Second Amendment to the Merger Agreement attached hereto as Appendix A3. Under Nevada law, a change in the name of the corporation must be done by the amendment of the company's articles of incorporation, which requires the affirmative vote of a majority of the shareholders of the company.

The change in business direction that is anticipated by the board, is the business of Tele-Lawyer as described above under the section entitled THE MERGER.

You have an opportunity to vote in favor or against this name change. By not checking a box on the proxy card, you will be taken as voting in favor of this name change.

For the above reasons, the board recommends a vote in favor of the name change.

                       REVERSE STOCK SPLIT

Before the merger can take place, no more than 500,000 common shares of Dynamic Associates can be issued and outstanding. If all of the note holders of Dynamic convert their debt to common stock, there will be approximately
76,229,768 shares of Dynamic
common stock issued and
outstanding at the time the merger is consummated.
Therefore, Dynamic Associates common stock will need to undergo a reverse split on a basis of one share for every 153 shares presently outstanding in order to consummate the merger. Approval of this reverse stock split will effectively reduce the number of shares held by each shareholder as well as the total number of shares outstanding. The percentage of outstanding shares owned by each shareholder prior to the merger, however, will remain the same.

You have an opportunity to vote in favor or against this reverse stock split by checking the appropriate box on the attached proxy card. By not checking a box on the proxy card, you will be taken as voting in favor of the reverse stock split.

For the reasons described in the board's recommendation to approve the merger, the board recommends a vote in favor of the reverse stock split.

                 EMPLOYEE STOCK OPTION PLAN

Under the merger agreement, each holder of an option to purchase Tele-Lawyer common stock under its current incentive stock option plan will be entitled to receive an option to purchase the same number of shares of Dynamic
Associates stock under the same terms as provided in their option agreement, if, and when, the merger is consummated.
Currently, Tele-Lawyer has issued options to purchase
325,000 common shares at $1 per share and options to purchase an additional 386,000 common shares at $3 per share.

In furtherance of this agreement, on April 5, 2001, the board of directors created and approved an incentive stock option plan in the form and content attached to this document as Appendix D. The stated purpose of this Plan is to strengthen the Company by providing incentive stock options as a means to attract, retain and motivate key corporate personnel, through ownership of stock of the Company, and to attract individuals of outstanding ability to render services to and enter the employment of the Company or its subsidiaries.

The board has not as yet issued any options under this Plan.

In summary, this Plan provides as follows:

Types of Stock Options

There are two types of Stock Options that may be granted:
(1) Options intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code ("Qualified Stock Options"), and (2) Options not specifically authorized or qualified for favorable income tax treatment under the Internal Revenue Code ("Non-Qualified Stock Options").

Administration of the Plan

The Plan is administered by a Plan Administrator serving at the pleasure of the Board of Directors. Currently the Plan Administrator is Jan Wallace. Subject to the provisions of the Plan, the Plan Administrator has authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to select, from time to time, among the eligible employees and non-employee consultants of the Company and its subsidiaries those employees and consultants to whom Stock Options will be granted, to determine the duration and manner of the grant of the Options, to determine the exercise price, the number of shares and other terms covered by the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Board of any provision of the Plan, or of any agreement issued and executed under the Plan, is final and binding upon all parties. No member of the Board, or the Plan Administrator, can be held liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

Grant of Options

The Company is authorized to grant Incentive Stock Options as defined in section 422 of the Code to any employee or director of the Company, or of any of its subsidiaries; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Incentive Stock Option is granted the Option price is at least 110% of the fair market value of the shares subject to the Option, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

An employee may receive more than one Option under the Plan. Non-Employee Directors are eligible to receive Non-Qualified Stock Options in the discretion of the Plan Administrator. In addition, Non-Qualified Stock Options may be granted to Consultants who are selected by the Plan Administrator.

Stock Subject to Plan

The stock available for grant of Options under the Plan are shares of the Company's authorized but un-issued, or reacquired, Common Stock. The aggregate sales price, or amount of securities sold, during any 12 month period may not exceed the greater of: (1) $1 million, (2) 15% of the total assets of the Company, or (3) 15% of the issued and outstanding common stock of the company, including shares previously issued under the
Plan or other stock option plans created by the Company, whichever is greater. The maximum number of shares for which an Option may be granted to any Optionee during any calendar year may not exceed 250,000 shares. In the event that any outstanding

Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of that Option shall again be available for issuance under the Plan as if no Option had been granted with regard to such shares.

Terms and Conditions of Options

Specific requirements for the terms and conditions of all Option Agreements entered into are detailed in the Plan.

Termination or Amendment of the Plan

The Board may at any time terminate or amend the Plan;
provided that, without approval of the shareholders, the board cannot: (a) increase the total number of shares covered by the Plan, (b) change the class of persons eligible to receive options, (c) reduce the exercise price of Options granted under the Plan, or (d) extend the latest date upon which Options may be exercised. In addition, without the consent of the Optionee, the board may not make any amendments that would adversely affect any outstanding or unexercised option agreements.

Indemnification

The Plan Administrator is indemnified by the Company under the Plan against reasonable expense, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding for which he is a party by reason of any action taken or failure to act under or in connection with the Plan or any Option. He is also indemnified against any and all amounts paid by him in settlement, or for any amounts paid by him in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters in which he is judged liable for negligence or misconduct in the performance of his duties.

Effective Date and Term of the Plan

This Plan became effective (the "Effective Date") on the April 5, 2001, the date of adoption by the board of directors. Options granted under the Plan prior to shareholder approval are subject to cancellation by the Plan Administrator if shareholder approval is not obtained within 12 months of the date of adoption. Unless sooner terminated by the Board in its sole discretion, this Plan will expire on December 31, 2010.

You have an opportunity to vote in favor or against the approval of this stock option plan by checking the appropriate box on the attached proxy card. By not checking a box on the proxy card, you will be taken as voting in favor of approval of this stock option plan.

For the reasons described in the board's recommendation to approve the merger, the board recommends a vote in favor of approval of the stock option plan.

                      ELECTION OF DIRECTORS

Two directors are to be elected at the annual meeting, to hold office for one year until the next annual meeting of shareholders, and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the board of directors to fill any such vacancy.

It should be noted that if the merger with Tele-Lawyer is consummated, the nominees for director identified below will resign and the existing officers and directors of Tele-Lawyer will be appointed as officers and directors of Dynamic. The Current officers of Perspectives will remain unchanged, but the directors of Perspectives will likely be changed.

NOMINEES

Name                    Age      Position
----                    ---      --------
Jan Wallace              44      Director, President
Grace Sim                40      Secretary, Treasurer, Director


Jan Wallace is a director, President and Chief Operating Officer of Dynamic. Dynamic has employed Ms. Wallace since April 1995, when she was elected to the board of directors and accepted the position of Chief Operating Officer. Ms. Wallace was previously Vice President of Active Systems, Inc. a Canadian Company specializing in SGML Software an ISO standard in Ottawa, Ontario. Prior to that she was President and Owner of Mailhouse Plus, Ltd., an office equipment distribution company that was sold to Ascom Corporation. She has also been in management with Pitney Bowes Canada and Bell Canada where she received its highest award in Sales and Marketing. Ms. Wallace was educated at Queens University in Kingston, Ontario and Carleton University, Ottawa, Ontario in Political Science with a minor in Economics. Ms. Wallace is also the President and a Director of MW Medical, Inc., a publicly held company.

Grace Sim is the Secretary/Treasurer and a director of the Company. She is also currently the Secretary/Treasurer of MW Medical, Inc., a publicly held company. Ms. Sim joined Dynamic in January 1997. Before joining Dynamic, Ms. Sim owned Sim Accounting, an accounting consulting company in Ottawa, Ontario, Canada. Between 1993 and 1994, she worked as the controller with Fulline, an office equipment company and with Mailhouse Plus Ltd. between 1990 and 1992. Ms. Sim received her Bachelor of Mathematics with honors from the University of Waterloo in Waterloo, Ontario.

Mr. Clay Deardorff was appointed to the board in 1999, but then resigned in the first quarter of 2000.

INFORMATION REGARDING THE BOARD

Dynamic's board of directors (the "Board") has no Committees. The Board met eleven times during the last fiscal year as issues were raised. All directors attended 75% or more of the aggregate number of Board meetings. The current Board includes Jan Wallace and Grace Sim. Jan Wallace and Grace Sim have held their positions on the Board since the last annual meeting. Clayton Deardorff resigned as of February 2000 and no replacement has been appointed for him, to the date of this proxy statement. Basic background information on Clay Deardorff who is the current President of Perspectives follows:

Clayton V. Deardorff, 54, was a director of the Company and is the President and a Director of Perspectives Health Management Corporation. Mr. Deardorff is also currently President of GeroCare Consultants, LLC, a start-up health care consultant company. He was formerly Chief Operating Officer of Genesis Health Management Corporation and later its President before Genesis and Geriatric Care Centers of America, Inc. merged with Perspectives. Between 1994 and 1997, Mr. Deardorff built Clay Care, Inc., a healthcare management company, from scratch and served as its president. Additionally, Mr. Deardorff was employed by the United States Navy between 1965 and 1985. He served as an Administrator and Educator for the Navy's Alcohol and Drug Abuse Treatment Programs, receiving numerous Letters of Commendation. Mr. Deardorff received his bachelors in psychology, summa cum laude, from St. Leo College, Florida and his masters in education from Old Dominion University in Norfolk, Virginia.

Pursuant to agreements with the Company, the directors were each to be paid $10,000 per year and $750 for each Board meeting where their physical presence was required and they actually attended. These amounts, however, have not been paid since the first quarter of fiscal year 1998. At a meeting of the Board on March 24, 1999, all directors agreed to waive any rights they had to any such compensation and no compensation has been paid since that time to any director.

The following table provides information on the annual compensation received by the Executive Officers and Directors of Dynamic:

                          Annual Compensation Table
                          -------------------------

                 Annual Compensation               Long Term Compensation
                 -------------------               ----------------------
                                         Other                            All
                                         Annual                           Other
                                         Com-                             Com-
                                         pen-   Restricted                pen-
                                         sa-    Stock  Options/   LTIP    sa-
Name        Title    Year Salary   Bonus tion   Awarded SARs*(#)payouts($)tion
----        -----    ---- -------- ----- ------ ------- ------- --------- ----
Jan
Wallace   Director,  2000 $     0      0      0       0       0      0       0
          CEO, and
          President


Grace
Sim       Director,  2000 $     0      0      0       0       0      0       0
          Sec., and
          Treasurer



Terms of Office

Dynamic's directors are appointed for one-year terms to hold office until the next annual general meeting of the stockholders or until removed from office in accordance with its by-laws. Officers are appointed by the board of directors and hold office until removed by the board.

Section 16(a) Beneficial Ownership Reporting Compliance

The following persons have failed to file, on a timely basis, the identified reports required by section 16(a) of the Exchange Act during the most recent fiscal year.



                                Number   Transactions   Known Failures
                                Of late  Not Timely     To File a
Name and principal position     Reports  Reported       Required Form
---------------------------     -------  ------------   --------------
None

Options
-------

In 1999 and 2000, there were no options granted or exercised by the Dynamic's officers or directors.

The board recommends a vote in favor of the named nominees.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT

The following table sets forth, as of April 30, 2001, information regarding the beneficial ownership of shares by each person known by Dynamic Associates to own five percent or more of the outstanding shares, by each of the directors and by the officers and by each director and officer as a group.

Title                                       Amount and
 Of                    Name of              Nature of            Percentage
Class             Beneficial Owner    Beneficial Ownership       of Class
--------------   -----------------    --------------------       ----------
Class A Common   Giano Capital Ltd
                 C/O Caledonian Bank
                   & Trs                    8,551,860              14.98%
                 Caledonian House
                 PO Box 1043
                 Grand Cayman, BWI
                 Voting Power: Jamal
                   Young and Niels Heck

Class A Common   The Upper Mill Capital
                   Appreciation Fund
                 The Upper Mill             6,536,667              11.45%
                 Kingston Rd.
                 Ewell
                 Surry, KT17F UK
                 Voting Power: Richard Garaventa

Class A Common   VMR High Octane Fund Ltd
                 C/O Morgan Stanley & Co.   5,655,262               9.91%
                 One Pierrepont Plaza
                 7th Floor
                 Brooklyn, NY 11201
                 Voting Power: Richard Hubbard

Class A Common   Jan Wallace                  550,000               0.96%
                 (President & Director)
                 6929 East Cheney
                 Paradise Valley, AZ 85253

Class A Common   Grace Sim                     20,000               0.03%
                 (Secretary/Treasurer, Director)
                 6617 North Scottsdale Road,
                 Suite 103
                 Scottsdale, AZ 85250

Class A Common   All officers and
                   Directors                  570,000               0.99%
                 as a group (2 persons)
---------------------------------------------------------------------------

It should be noted that it is likely there will be a change in control of Dynamic Associates in the near future. The merger agreement calls for the merger of Tele-Lawyer into Dynamic Associates on or before 15 days following the approval of the merger by Dynamic Associates' shareholders. Immediately following the merger, the officers and directors of Dynamic Associates will be replaced by the officers and directors of Tele-Lawyer.

The following are the names of the officers and directors of Tele-Lawyer, their present positions with the Company, and some brief information about their background.

Name                      Age       Offices Held
----                      ---       ------------
Michael Cane               46       Director, President
Elliot Schear              49       Director, Vice President of
                                    Business Development
Steven Fellows             32       Treasurer and Chief Financial
                                    Officer
Alfredo Gonzalez           28       Director of Technology
Sara Wessells              38       Director of Legal Services

Michael Cane has been the President, Chief Executive Officer and a director of Tele-Lawyer since its inception in 1989. Mr. Cane attended the University of California, Irvine where he received a B.A. degree in Economics in June 1975 with high honors. He then went on to receive his Juris Doctor degree from the University of Southern California School Of Law in May of 1978, also receiving high honors. Among these honors were Order of the Coif, Phi Beta Kappa, Summa Cum Laude, Dean's Honor List, and The American Jurisprudence Award in Constitutional Law. He is a licensed member of the Nevada, Washington, California and Hawaii State Bars, the U.S. Tax Court and maintains Real Estate Broker licenses in Nevada, California and Hawaii. In addition to his role with Tele-Lawyer, during the past several years, Mr. Cane has also been a Professor of law at Western State University School of Law (August 1991 to July 1997) and the managing member of Cane and Company, a private law practice (August 1998 to present). He is also the author of four books in the Five Minute Lawyer books series published by Dell in May of 1995 (Divorce, Taxes, Bankruptcy and Estate Planning).

Elliot Schear has been a director of Tele-Lawyer since 1999 and involved in its marketing efforts of the Company's Tele-Seminar products since 1994. Mr. Schear graduated from University of California, Los Angeles with a BA degree in Political Science in 1974 and then received his Masters in Public Relations from the University of Southern California in 1978. Over the past several years, Mr. Schear has created and sold several businesses, including a network of metal working trade publications known as the Machine Shopper, and a local community newspaper in the Los Angeles area. From 1989 to 1999, Mr. Schear was an owner of a business brokerage company in Los Angeles known as International Business Sales.

Steven D. Fellows has been the Company's Chief Financial
Officer since May 2000. Mr. Fellows received his Masters of Accountancy from Brigham Young University in Provo, Utah.
From 1991-1993, he worked as an independent systems consultant performing systems implementation and financial accounting services for small businesses. From 1993 - 1998, he worked for Arthur Anderson LLP in San Francisco, CA where he received an early promotion to manager and handled the accounts of private and publicly held companies, including Fortune 500 businesses. From 1998 to 2000, Mr. Fellows was Chief Financial Officer of VROOM.com in Dallas, TX, where he oversaw all financial and accounting aspects of the business.

Alfredo Gonzalez has been the Company's Director of Technology since August 2000. Mr. Gonzalez received a degree in electronics engineering from San Juan College in San Juan, Puerto Rico. He brings over 10 years of experience in technology design, development and implementation to Tele-Lawyer. In 1990, he founded
Professional Audio Designers, a leading edge audio company specializing in computer controlled sound reinforcement systems. In 1996, he founded Pro Auction Systems, Inc., an online trading company. In 1997, he became the Director of Technology of A-1 Audio, Inc. where he managed all MIS functions and developed and managed the company's web presence. Mr. Gonzalez has also used his skills to consult with a number of companies nationwide, specializing in computer networks and the Internet, including the concept, design, and programming of web sites.

Sara Wessells has been the Company's Director of Operations since October of 2000. Ms. Wessells brings over 15 years of experience in technology development and training. Most recently, she was the President of Information Services Associates, a consulting firm specializing in software customization and training for the Legal Industry. She holds a Bachelor's Degree in Economics from the University of California, Santa Cruz and is certified to work with a variety of software packages designed for the Legal Market.

The following table sets forth, as of April 30, 2001, information regarding the beneficial ownership of shares by each person known by Tele-Lawyer, Inc. to own five percent or more of the outstanding shares, by each of the directors and by the officers and by each director and officer as a group.

Title
 Of                    Name of            Amount of              Percentage
Class             Beneficial Owner    Beneficial Ownership       of Class
--------------   -----------------    --------------------       ----------
Common Stock     Michael A. Cane           2,843,750(1)          53.10%
                 (President, Director)
                 2300 W. Sahara Ave.,
                   Suite 500
                 Las Vegas, NV 89102

Common Stock     Brian Mekelburg             625,000             11.67%
                 8631 West 3rd St., #1035
                 Los Angeles, CA 90048

Common Stock     Myrna Lee Mekelburg         600,000             11.20%
                 3111 Belair Dr., #17G
                 Las Vegas, NV 89109

Common Stock     VMR                         333,333              6.22%
                 AM Kronberger Hang 5
                 65824 Schwalbach am Taunus
                 Germany
                 Voting Power: Kevin Devine

Common Stock     Herb Cane                   312,500	 	      5.83%
                 2636 Arimo
                 Henderson, NV

Common Stock     Elliot Schear                     0(2)           0%
                 (Director)
                 23915 Strathern St.
                 West Hills, CA 91304

Common Stock     Stephen Fellows                   0(3)           0%
                 (CFO)
                 2300 W. Sahara Ave., Suite 500
                 Las Vegas, NV 89102

Common Stock     Alfredo Gonzalez                  0(4)           0%
                 (Director of Technology)
                 2300 W. Sahara Ave., Suite 500
                 Las Vegas, NV 89102

Common Stock     Sara Wessells                     0(5)           0%
                 (Director of Operations)
                 2300 W. Sahara Ave., Suite 500
                 Las Vegas, NV 89102

Common Stock     All Officers and Directors 2,843,750         53.10%
                as a Group (5 persons)
---------------------------------------------------------------------------
* Based on 5,354,999 shares of common stock outstanding as of April 30, 2001.
(1) Mr. Cane also holds stock options to purchase 50,000 shares at a price of $1.00.
(2) Mr. Schear also holds stock options to purchase 50,000 shares at a price of $1.00 and 50,000 shares at a price of $3.00 per share.
(3) Mr. Fellows also holds stock options to purchase 100,000 shares at a price of $3.00, part of which are not yet vested.
(4) Mr. Gonzalez also holds stock options to purchase 60,000 shares at a price of $3.00, part of which are not yet vested.
(5) Ms. Wessells also holds stock options to purchase 60,000 shares at a price of $3.00, part of which are not yet vested.

                            AUDIT FEES

Dynamic has been billed $17,500 for professional services rendered for the audit of its annual financial statements for the most recent fiscal year and the reviews of its quarterly financial statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no fees billed by the Company's auditors for:
(a) directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network; or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole. As there were no fees billed or expended for the above services, the Company's board of directors did not consider whether such expenditures were compatible with maintaining the auditor's independence from the Company.

                   FORWARD -LOOKING STATEMENTS

This proxy statement includes statements that are not historical facts. These statements are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on our current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk. External factors that could cause our actual results to differ materially from our expectations include:

* Tele-Lawyer's ability to develop its business plan to the extent anticipated;
* The public's willingness to accept the delivery of legal services in the manner and by the methods being proposed by Tele-Lawyer; and
* Tele-Lawyer's ability to compete successfully within the legal services industry.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. We do not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

               FUTURE STOCKHOLDER PROPOSALS

It is anticipated that the release date for Dynamic Associates' proxy statement and form of proxy for its next annual meeting of shareholders will be June 5, 2002. The deadline for submittals of shareholder proposals to be included in that proxy statement and form of proxy is 120 days prior to that date. The date after which a notice of a shareholder proposal submitted independent of Dynamic Associates' proxy statement and form of proxy is considered untimely is 45 days prior to June 5, 2002.

           WHERE YOU CAN FIND MORE INFORMATION

Dynamic Associates is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Dynamic Associates files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth

Street, N.W.,
Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

By Order of the Board of Directors
of Dynamic Associates, Inc.

/s/ Jan Wallace
_______________________________
Jan Wallace
CEO and Chairman

                    DYNAMIC ASSOCIATES, INC.
                             PROXY

FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF DYNAMIC ASSOCIATES, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jan Wallace with full power of substitution as proxy to vote the shares which the undersigned is entitled to vote at the annual meeting of Dynamic Associates, Inc., a Nevada corporation ("Dynamic Associates"), to be held at Suite 500, 2300 West Sahara Avenue, Las Vegas, Nevada 89102, on June 5, 2001 at 10:00 a.m. Pacific Standard Time, and at any adjournments thereof.

Please mark your votes as indicated   [X]
Total Number of Shares Held: ______________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE MERGER, POSTPONEMENT FOR THE SOLICITATION OF ADDITIONAL PROXIES, IF NECESSARY, THE NAME CHANGE, THE REVERSE STOCK SPLIT, THE STOCK OPTION PLAN AND THE ELECTION OF THE NAMED NOMINEES TO THE BOARD.

1. Merger by and between Dynamic Associates and Tele-Lawyer, Inc., a Nevada corporation
     FOR merger                NOT FOR merger
         [_]                         [_]
2.  Postponement for the solicitation of additional votes, if necessary
     FOR postponement          NOT FOR postponement
         [_]                         [_]
3. Name Change to Legal Access Technologies, Inc.
     FOR name change           NOT FOR name change
         [_]                         [_]
4. Reverse Stock Split
     FOR reverse stock split   NOT FOR reverse stock split
         [_]                         [_]
5. Stock Option Plan
     FOR stock option plan     NOT FOR stock option plan
         [_]                         [_]
6.  Election of Directors: Nominees -- Jan Wallace and Grace Sim
     FOR Election              NOT FOR Election
     of nominees               of nominees
         [_]                         [_]

Except vote withheld from following nominee listed above.

___________________________    ________________________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature(s)                            Dated:  ________________, 2001



___________________________             ___________________________

                         APPENDIX A1

                 AGREEMENT AND PLAN OF MERGER


                           between


                   DYNAMIC ASSOCIATES, INC.

                          "Dynamic"


                             and


                       TELE-LAWYER, INC.

                        "Tele-Lawyer"

                AGREEMENT AND PLAN OF MERGER
                ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into on November 28, 2000, by and between DYNAMIC ASSOCIATES, INC., a Nevada corporation ("Dynamic"), and TELE-LAWYER, INC., a Nevada corporation ("Tele-Lawyer").

                      R E C I T A L S:
                      ----------------

     WHEREAS, the parties believe that a business combination between Dynamic and the Tele-Lawyer is in the best interest of the parties to this Agreement and their respective stockholders; and

     WHEREAS, the respective Boards of Directors and shareholders of the parties have approved, or will meet to consider and approve, the merger of Tele-Lawyer with and into Dynamic, upon the terms and conditions set forth in this Agreement and Plan of Merger in accordance with Chapter 92A "Mergers and Exchanges of Interest" of the Nevada Revised Statutes; and

     WHEREAS, each party hereto wishes to adopt this Agreement and Plan of Merger, together with the forms of Certificates of Merger attached hereto as Exhibit A (the "Certificates of Merger") as a "plan of reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and to cause the Merger to qualify as a reorganization under the provision of Section 368(a)(1)(A) of the Code, whereby each share of capital stock of Tele-Lawyer (the "Tele-Lawyer Common Stock") will be canceled and whereby Dynamic will be the surviving entity of a merger with Tele-Lawyer.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                   ARTICLE I.  THE MERGER

     1.1   The Merger.  At the Effective Time (as defined in Section
1.3 hereof) and subject to and upon the terms and conditions of this Agreement, Tele-Lawyer will be merged with and into Dynamic (the "Merger"). Following the Merger, Dynamic will continue as the surviving entity under the name "Dynamic Acquisition Corporation" and the separate corporate existence of Tele-Lawyer will cease. (Dynamic and Tele-Lawyer are sometimes referred to collectively herein as the "Constituent Companies").

     1.2   Effects of the Merger.   At the Effective Time, Tele-
Lawyer will be a wholly owned subsidiary of Dynamic. At the Effective Time, Dynamic will, without any other action, possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of Tele-Lawyer. All property, rights, privileges, powers and franchises, and all and every other interest will be thereafter as effectually the property of Dynamic as they were of Tele-Lawyer, and the title to any real estate vested by deed or otherwise in Tele-Lawyer will not revert or be in any way impaired by reason of the Merger.
All rights of creditors and all liens upon any property of Tele-Lawyer will be preserved unimpaired, and all debts, liabilities and duties of Tele-Lawyer will thenceforth attach to Dynamic.

     1.3 Closing; Effective Time and Transaction Effective Date. The closing of the Merger (the "Closing") will take place on a date to be specified by the parties, but in no event more than fifteen
(15) business days following approval of the Merger by the shareholders of Dynamic (the "Closing Date"), subject to satisfaction or waiver of the conditions set forth in this Agreement, at 2300 W. Sahara Blvd., Suite 500, Las Vegas, NV 89102.
 The Merger will become effective at the time of the filing of the Certificate of Merger with the offices of the Secretary of State of the State of Nevada in accordance with the provisions of applicable law, which Certificates of Merger will be so filed as soon as practicable after the Closing. The date and time when the Merger will become effective shall be at such time as the Certificates of Merger are duly filed with the Nevada Secretary of State or such later date as mutually agreeable by the parties and specified in the Certificates of Merger (the "Effective Time").

     1.4   Certificate of Incorporation.  The Articles of
Organization and Bylaws of Dynamic in effect immediately prior to the Effective Time will remain the Articles of Organization and Bylaws of Dynamic until amended in accordance with the provisions of the applicable corporate law.

     1.5 Directors and Officers. The officers and directors of Dynamic immediately following the Effective Time will be the officers and directors of Tele-Lawyer, until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of Dynamic.


        ARTICLE II.  STATUS AND CONVERSION OF SECURITIES

     2.1 Conversion of Securities. At the Effective Time, each share of Tele-Lawyer Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holders thereof, automatically be canceled, retired and extinguished, and each outstanding share of Tele-Lawyer Common Stock will be converted into a share of Dynamic Common Stock ("Merger Consideration").

In addition, each holder of an option or warrant to purchase Tele-Lawyer common stock under its incentive stock option plan or otherwise shall be entitled to receive an option to purchase the same number of shares of Dynamic stock under the same terms as provided in their option or warrant agreement.

     2.2 Delivery of Merger Consideration. Dynamic shall deliver the Merger Consideration to each holder of Tele-Lawyer Common Stock within five (5) business days of Closing or within five (5) business days after surrender of certificates (the "Certificates") representing all shares of Tele-Lawyer Common Stock owned by such individual, whichever is later. By accepting delivery of the Merger Consideration, each such holder will be deemed to have represented to Dynamic that such stockholder has no present intention of selling or otherwise disposing of any of its interest in the Dynamic Common Stock received as part of the Merger Consideration, except as contemplated under that certain Registration Rights Agreement referenced in Section 2.8.

          (1) Certificates. The Certificates shall forthwith be canceled upon surrender. Until surrendered as contemplated by this
Section 2.3, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender that pro rata portion of the Merger Consideration applicable thereto. No interest will be paid or will accrue on any portion of the Merger Consideration.

          (2) No Further Ownership Rights in Tele-Lawyer Common Stock. All shares of Dynamic Common Stock issued upon the surrender for exchange of the Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to Tele-Lawyer Common Stock theretofore represented by such Certificates, and there shall be no further registration or transfer of the shares of Tele-Lawyer Common Stock after the Effective Time.

          (3) No Fractional Shares. No certificates or scrip representing fractional shares of Dynamic Common Stock shall be issued upon the surrender of certificates of Tele-Lawyer Common Stock for exchange. Notwithstanding any other provision of this Agreement, each holder of Tele-Lawyer Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Dynamic Common Stock (after taking into account all Certificates delivered by such holder) will promptly receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Dynamic Common Stock multiplied by the per share closing price of such Dynamic Common Stock as reported on the Nasdaq Over-The-Counter Bulletin Board on the date of the Effective Time.

          (4) Lost Certificates. In the event any Certificates have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance reasonably satisfactory to Dynamic, by the person claiming such certificate to be lost, stolen or destroyed, Dynamic will issue in exchange for such lost, stolen or destroyed Certificate the shares of Dynamic Common Stock and cash in lieu of fractional shares, deliverable in respect thereof pursuant to this Agreement.

          2.3 Cancellation of Treasury Shares. Any authorized but un-issued shares of Tele-Lawyer Common Stock as of the Effective Time shall automatically be canceled and retired and shall cease to exist, and no Dynamic Common Stock, cash or other consideration will be delivered in exchange therefor.

          2.4 Securities Exemptions. Dynamic hereby represents, warrants and covenants that all the shares of Dynamic Common Stock comprising the Merger Consideration will be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Each share certificate representing the Dynamic Common Stock so issued will be endorsed with a legend stating that the shares have been issued pursuant to an exemption from registration provided by the Securities Act and may not be sold without an exemption from registration or an effective registration statement.


   ARTICLE III. REPRESENTATIONS AND WARRANTIES OF TELE-LAWYER

As an inducement to Dynamic to enter into this Agreement and to consummate the Merger, Tele-Lawyer represents and warrants to Dynamic, which representations will be true and correct at Closing, as follows:

     3.1 Organization, Qualification and Authority. Tele-Lawyer is a corporation duly organized, validly existing and in good standing in the State of Nevada, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction. Tele-Lawyer does not own stock or equity interests in and does not control, directly or indirectly, any corporation, partnership, joint venture, association or business organization.
 Since the date of its organization and incorporation, Tele-Lawyer has consistently observed and operated within the corporate formalities of the jurisdiction in which it is incorporated and/or conducts its business, and has consistently observed and complied with the general corporation law of such jurisdiction. Tele-Lawyer has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted.
 Subject to obtaining certain third party consents, Tele-Lawyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. Subject to obtaining certain third party consents, the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Tele-Lawyer have been duly authorized by all necessary corporate action on the part of Tele-Lawyer and no other action on the part of Tele-Lawyer or any other person or entity is necessary to authorize the execution, delivery or consummation of this Agreement. This Agreement and all other agreements and documents executed in connection herewith by Tele-Lawyer, upon due execution and delivery thereof, will constitute the valid and binding obligations of Tele-Lawyer, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

     3.2   Capitalization and Stock Ownership

          (1) Common Stock. The authorized capital stock of Tele-Lawyer consists of twenty five million (25,000,000) shares, $0.001 par value, of common stock. Tele-Lawyer has issued the number of shares, options and warrants as provided in Exhibit 3.1 attached hereto. The Tele-Lawyer Stock is not subject to preemptive or comparable rights. The Tele-Lawyer Stock has been issued in accordance with all applicable federal and state securities laws.

          (2) Related Agreements. There are no voting trusts, voting agreements, shareholders' agreements or other comparable commitments or understandings to which Tele-Lawyer is a party or by which Tele-Lawyer is bound with respect to the voting of any Tele-Lawyer Stock.

     3.3 Absence of Default. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith, by Tele-Lawyer will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of Tele-Lawyer under: (a) any term or provision of the Certificate of Incorporation or Bylaws of Tele-Lawyer; (b) any material contract, lease, purchase order, agreement, document or other commitment, oral or written, to which Tele-Lawyer is a party or by which Tele-Lawyer is bound.


     ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF DYNAMIC

As an inducement Tele-Lawyer to enter into this Agreement and to consummate the Merger, and as an inducement to the Original Tele-Lawyer Stockholders to approve of and consummate the Merger, Dynamic hereby represents and warrants to each such party, which representations and warranties will be true and correct at Closing, as follows. Any representation, warranty or covenant of or relating to Dynamic is hereby deemed to also be a representation, warranty or covenant of or relating to any and all of the Dynamic Subsidiaries (as defined in Section 4.1).

     4.1 Organization, Qualification and Authority. Dynamic is a corporation duly organized, validly existing and in good standing in the State of Nevada, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction. Dynamic does not own stock or equity interest in and does not control, directly or indirectly, any corporation, partnership, joint venture, association or business organization other than the entity set forth on Exhibit 4.1 attached hereto (the "Dynamic Subsidiary"). Since the date of its organization and incorporation or formation, Dynamic has consistently observed and operated within the corporate formalities of the jurisdictions in which it is organized and/or conducts its business, has consistently observed and complied with the general corporation law of such jurisdictions and has been duly qualified to do business as a foreign corporation in all relevant jurisdictions. All outstanding shares of capital stock of the Dynamic Subsidiaries consist solely of common stock and have been validly issued in accordance with all applicable federal and state securities laws and are owned by Dynamic free and clear of all liens, charges, encumbrances, claims and options of any nature. Dynamic has the full right, power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Subject to obtaining requisite approval of the shareholders of Dynamic, Dynamic has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of Dynamic hereby, and to take all actions necessary to permit or approve the actions Dynamic is to take in connection with this Agreement. Subject to obtaining requisite approval of the shareholders of Dynamic, the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Dynamic have been duly authorized by all necessary corporate action on the part of

Dynamic. No other action on the part of Dynamic, or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith, other than such shareholder approval. This Agreement and all other agreements and documents executed in connection herewith by Dynamic, upon due execution and delivery thereof, will constitute the valid and binding obligations of Dynamic as the case may be, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

     4.2   Capitalization and Stock Ownership.

          (1) Common Stock. The authorized capital stock of Dynamic (the "Dynamic Common Stock") consists of 100,000,000 shares, $0.001 par value, of common stock, of which 18,386,429 shares are currently issued and outstanding as of the date hereof.
 The Dynamic Common Stock, along with the securities referenced in clause (2) below, constitutes all current issued and outstanding securities of Dynamic, and are duly authorized, validly issued, fully paid and non-assessable. The convertible notes issued by Dynamic in July 1999 constitute all past securities of Dynamic not currently outstanding, were duly authorized and validly issued, and no party has any rights or claims with respect thereto. The Dynamic Common Stock is not subject to preemptive or comparable rights. The Dynamic Common Stock and all other currently or previously outstanding securities of Dynamic have been issued in accordance with all applicable federal, state and foreign securities laws.

          (2) Other Securities. As of the date hereof, 8,575,000 shares of Dynamic Common Stock are reserved for issuance upon the exercise of outstanding warrants (the "Dynamic Warrants"), 117,500 shares of Dynamic Common Stock are reserved for issuance upon exercise of outstanding options (the "Dynamic Options"), all of which have been granted under the 1997 Stock Option Plan, 8,325,000 shares of Dynamic Common Stock are reserved for issuance upon conversion of certain replacement 7.5% convertible subordinated notes (the "Dynamic Secured Notes"), and no other shares of Dynamic Common Stock are or need to be reserved for any other purpose other than as Merger Consideration. Dynamic has issued the Dynamic Secured Notes in the aggregate principal amount of $8,325,000 which Notes are convertible into that number of shares of Dynamic Common Stock equal to the principal amount of such notes divided by $1.00.
 The redemption of the original Notes and the issuance of the Dynamic Secured Notes in replacement thereof was effected in full compliance with law. True and correct fully executed copies of all documents regarding the redemption and issuance of the convertible Notes by Dynamic have been provided to Tele-Lawyer. Except for the Dynamic Warrants, the Dynamic Options and the Dynamic Secured Notes referenced in this clause (2) there are not any existing options, warrants, calls, subscriptions, stock appreciation rights or other rights or agreements or commitments obligating Dynamic to issue, transfer or sell any capital stock or other security of it or any Dynamic Subsidiary, or any other security convertible into or evidencing the right to subscribe for any such security.

          (3) Related Agreements. There are no voting trusts, voting agreements, shareholders' or other comparable commitments or understandings, oral or written, to which Dynamic or any holder of Dynamic securities is a party or by which Dynamic or any such holder is bound with respect to the voting of any Dynamic Common Stock or the capital stock or securities of any Dynamic Subsidiary, either before or after Closing of the Merger.

          (4) Dynamic Common Stock. On the Closing Date, Dynamic will have a sufficient number of authorized but un-issued and/or treasury shares of Dynamic Common Stock available for issuance to the Original Tele-Lawyer Stockholders in accordance with the provisions of this Agreement. The Dynamic Common Stock to be issued as Merger Consideration pursuant to the Agreement will, when so delivered, be duly and validly issued in accordance with all applicable federal and state securities laws, will be exempt from registration requirements of the 1933 Act and state "blue sky" laws, will be fully paid and non-assessable, and will be free and clear of preemptive or comparable rights.

     4.3 Convertible Unsecured Debt; Refinancing. The Dynamic Secured Notes and the convertible notes they replaced were offered, sold and issued in compliance with law, including but not limited to applicable federal, state and foreign securities laws. The Trust Indenture Act of 1939, as amended, did not apply to the offer, sale, issuance or ownership of either the Dynamic Secured Notes or the convertible notes they replaced.

     4.4 Absence of Default. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Dynamic will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of Dynamic under: (a) any term or provision of the Charter or Bylaws of Dynamic; (b) any material contract, lease, purchase order, agreement, document or other commitment, oral or written, to which Dynamic is a party or by which Dynamic is bound (collectively the "Dynamic Contracts"); (c) any judgment, decree, order, writ, injunction or rule of any court or regulatory authority; or (d), to the knowledge of Dynamic, any law, statute, rule or regulation to which Dynamic is subject.

               ARTICLE V. COVENANTS OF PARTIES

     5.1 Preservation of Business and Assets. From the date hereof until the Closing, each party will use its best efforts and will do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the operation of its respective business and assets as a going concern consistent with prior practice and not other than in the ordinary course of business, including preserving, protecting and maintaining the goodwill of the suppliers, employees, clientele, patients and others having business relations with such party. Each party will use its best efforts to retain its employees in their current positions up to Closing. Through Closing, other than consistent with the terms of this Agreement, no party will acquire or sell or agree to acquire or sell by merging or consolidating with, or by purchasing or selling a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof. Except as expressly set forth in this Agreement or any related Agreement, the execution, delivery and consummation of this Agreement and the transactions contemplated hereunder will not give rise to any obligation of any party hereto, or any right of any holder of any security of any party hereto to require such party, to purchase, offer to purchase, redeem or otherwise prepay or repay any capital stock or other security, or deposit any funds to affect the same. All parties will use their best efforts to facilitate the consummation of the Merger as contemplated hereunder, including obtaining requisite approval of stockholders and third parties. Through Closing, except as expressly set forth in this Agreement and except for the exercise or termination of any outstanding Dynamic Warrants, Dynamic Options, the conversion of Dynamic Secured Notes, or the sale of Tele-Lawyer Common Stock, no party will issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities. Through Closing, except with the exception of a reverse split of Dynamic Common Stock described herein, no party will split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire any shares of its capital stock. From the date hereof until the Closing, no party will pay any dividend or distribution to its stockholders as such, and no party will sell, discard or dispose of any of its assets, except for the sale of the assets of the Dynamic Subsidiary.

     5.2 Absence of Material Change. From the date hereof until the Closing, no party will make any change in its business or in the utilization of its assets and will not enter into any contract or commitment or any other transaction with respect to its business or its assets which is contrary to its representations, warranties and obligations as set forth in this Agreement.

     5.3 Material Transactions. Except as contemplated by this Agreement, prior to the Effective Time, each party hereto, including its respective subsidiaries, if any, will not, without first obtaining the written consent of the other parties hereto:

          (1) dispose of or encumber any asset or enter into any transaction or make any contract commitment relating to the properties, assets and business of such entity, other than in the ordinary course of business or as otherwise disclosed herein;

          (2) enter into any employment contract which is not at will or terminable upon notice of thirty (30) days or less, without penalty;

          (3) enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $10,000.00, except in the ordinary course of business;

          (4) except as contemplated herein, issue or sell, or agree to issue or sell, any shares of capital stock or other securities of such entity;

          (5) make any payment or distribution under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with such entities usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement of providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan;

          (6) extend credit to anyone except in the ordinary course of business consistent with prior practice;

          (7) guarantee the obligation of any person, firm or corporation;

          (8) amend its charter or bylaws, or applicable organizational documents;

          (9) set aside or pay any cash dividend or any other distribution on or in respect of its capital stock or any redemption, retirement or purchase with respect to its capital stock or issue any additional shares of its capital stock; or engage in any stock split, re-capitalization, reorganization or comparable transaction;

         (10) discharge or satisfy any lien, charge, encumbrance or indebtedness outside the ordinary course of business;

         (11) institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body;

         (12) authorize any compensation increase of any kind whatsoever for any employee, consultant or other representative; or

         (13) engage in any extraordinary transaction.

     5.4   Preparation of the Proxy Statement; Stockholders Meetings.

          (1) As soon as practicable, Dynamic shall prepare and file with the SEC and any appropriate foreign governmental authorities a proxy statement relating to the meeting of Dynamic's shareholders to be held in connection with obtaining the approval of Dynamic's shareholders (as the same may be amended or supplemented from time to time, the "Proxy Statement"). Dynamic will cause the Proxy Statement to be mailed to the holders of Dynamic Common Stock as promptly as practicable thereafter.
Dynamic shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state or foreign securities laws in connection with the issuance of the Dynamic Common Stock in the Merger, and Tele-Lawyer shall furnish all information concerning Tele-Lawyer and the Original Tele-Lawyer Stockholders as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Proxy Statement will be made by Dynamic without providing Tele-Lawyer and its counsel ample opportunity to review and comment thereon. Dynamic will advise Tele-Lawyer of the time when the Proxy Statement is filed, the Proxy Statement is mailed to shareholders, any supplement or amendment has been filed or mailed, or comments thereon and responses thereto or requests by governmental authorities for additional information. If at any time prior to the Effective Time any information relating to Dynamic or Tele-Lawyer, or any of their respective affiliates, officers or directors, should be discovered by Dynamic or Tele-Lawyer which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed and, to the extent required by law, disseminated to the stockholders of Dynamic.

          (2) Dynamic shall, as promptly as reasonably practicable after the date hereof give notice of, convene and hold a meeting of its shareholders (the "Dynamic Shareholders Meeting") in accordance with Chapter 78 "Private Corporations" and Chapter 92A "Mergers and Exchanges of Interest" of the Nevada Revised Statutes (collectively, the "Nevada Acts") and the requirements of the Nasdaq Over-The-Counter Bulletin Board and any applicable foreign authorities for the purpose of obtaining Dynamic's shareholder approval of the Merger and shall, through its Board of Directors, recommend to its shareholders that they approve of the Merger in all respects.

          (3) As an integral part of its obligations Dynamic will comply with the provisions of Rule 144(c) under the Securities Act in order that affiliates of Tele-Lawyer may resell the Dynamic Common Stock they receive pursuant to the Merger pursuant to Rule 145(d) under the Securities Act, and agrees that the registration statements to be filed will include such information as may be requested by Tele-Lawyer to permit re-sales of such Dynamic Common Stock by persons who may be deemed to be underwriters of Dynamic Common Stock pursuant to Rule 145 under the Securities Act.

     5.5   Certain Tax Matters.

          (1) During the period from the date hereof through the Effective Time, no party will knowingly or negligently take or fail to take any action that would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code (and any comparable provisions of applicable state law). Each party hereto shall report the Merger, and the Exchange, as a reorganization under Section 368(a) of the Code, and shall not take any position inconsistent with this characterization except in the event of a contrary final determination of the Internal Revenue Service. If any party receives notice of any contrary position by the Internal Revenue Service any party hereto may, at its option and sole expense, contest such position, in which event the other parties hereto shall cooperate with such contest as reasonably requested by the contesting party.

          (2) Each party hereto shall provide to the other parties, at the expense of the requesting party, with such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return, any audit or other examination by any regulatory authority, or any judicial or administrative proceedings relating to liability for taxes, and each party will retain and provide the requesting party with any records or information that may be relevant to any of the foregoing.

     5.6 Legal Conditions to Merger. Each party hereto will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information to each other party in connection with any such requirements imposed upon either any of them in connection with the Merger.

     5.7 Preserve Accuracy of Representations and Warranties. Each party hereto will refrain from taking any action which would render any of its representations and warranties contained in this Agreement untrue, inaccurate or misleading as of Closing and the Effective Time. Through Closing, each party will promptly notify the other parties of any lawsuit, claim, audit, investigation, administrative action or other proceeding asserted or commenced against such party that may involve or relate in any way to another party to this Agreement. Each party hereto will promptly notify the other parties of any facts or circumstances that come to its attention and that cause, or through the passage of time may cause, any of a party's representations, warranties or covenants to be untrue or misleading at any time from the date hereof through Closing.

     5.8 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events of which it has knowledge which would cause any material change in or material addition to this Agreement (including but not limited to the Exhibits attached hereto and thereto) promptly after occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section, constitute a material adverse effect on the notifying party, any non-notifying party may, within ten (10) days after receipt of such notice, elect to terminate this Agreement. If no non-notifying party gives written notice of such termination with such 10-day period, the non-notifying parties shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Agreement by reason thereof.

     5.9 Medicare and Medicaid Reporting. Through Closing, the parties will timely file or cause to be filed all reports and claims of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to, Medicare, Medicaid and Blue Cross.

    5.10 Current Return Filing. Each party will be responsible for the preparation and filing of all of such party's own tax returns which were due on or before the Closing, and the payment of all taxes due.

    5.11 Maintain Books and Accounting Practices. From the date hereof until the Closing, each party will maintain its books of account in the usual, regular and ordinary manner on a basis consistent with prior years and will make no change in its accounting methods or practices.

    5.12 Compliance with Laws and Regulatory Consents. From the date hereof until the Closing, (a) each party will comply with all applicable statutes, laws, ordinances and regulations, (b) each party will keep, hold and maintain all Licenses, (c) each party will use its reasonable efforts and will cooperate fully with the other parties hereto to obtain all consents, stockholder and other approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the Merger, and
(d) each party will make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable on their part under all applicable laws and under their respective contracts, agreements and commitments in order to consummate the Merger.

    5.13 Maintain Insurance Coverage. From the date hereof until the Closing, each party will maintain and cause to be maintained in full force and effect all its currently existing insurance on such party's assets and the operations of such party's business.

    5.14 Closing Deliveries. At Closing, the parties hereto will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to the receiving party:

          (1) Tele-Lawyer will deliver to Dynamic stock certificates of Tele-Lawyer, duly endorsed by the original Tele-Lawyer Stockholders or with stock powers attached, representing all of the issued and outstanding shares of Tele-Lawyer Common Stock; provided, however, that a failure by Tele-Lawyer to deliver the same will not be deemed a breach of this Agreement.

          (2) Dynamic will deliver to the Original Tele-Lawyer
Stockholders' certificates representing the shares of Dynamic
Common Stock comprising the Merger  Consideration set forth herein.

          (3) Each party will deliver the Certificates of Merger in form acceptable for filing with the applicable Secretaries of State.

          (4) Each party shall deliver such customary certificates of its officers and such other customary closing documentation as may be reasonably requested by the other parties, including without limitation:

              (i)  Certificates of Existence and/or "Good
                   Standing" regarding the delivering party and its subsidiaries, certified by the appropriate Secretary of State and dated within (10) business days of Closing;

             (ii) Incumbency Certificates certifying the identity of the officers of the delivering party and its subsidiaries; and

            (iii) Charters, Operating Agreement or Certificates of Incorporation, as certified by the appropriate Secretary of State within ten (10) business days of Closing, and Bylaws, as certified by an appropriate officer as of Closing, of the delivering party and its subsidiaries.


                           ARTICLE IVI.
                      CONDITIONS TO CLOSING

     6.1     Conditions to Each Party's Obligation to Effect the
Merger. The obligation of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (1) Dynamic shall have purchased or caused to be purchased on or before December 15, 2000, 100,000 shares of Tele-
Lawyer, Inc. stock at a price of $3 per share.

          (2) This Agreement and the transactions contemplated hereunder shall have been approved by shareholders of Dynamic in the manner required by the applicable laws of the State of Nevada and the Charter and Bylaws of Dynamic.

          (3) The Original Tele-Lawyer Stockholders will have executed and delivered such documents and performed such acts as reasonably required to effectuate the Merger.

          (4) Each party hereto shall have received from the other parties copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors and shareholders of such other parties hereto, certified as of the date of Closing and evidencing approval of this Agreement and the transactions contemplated hereunder.

          (5) No action or proceeding before a court or other governmental body by any governmental agency or public authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated under this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement or any related agreements or the consummation of the Merger; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated under this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger.

          (6) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body or any other third party (including lenders and lessors) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

          (7) Dynamic shall have extinguished all of its outstanding debt, including all existing notes, through a conversion to common stock or otherwise.

          (8) Dynamic shall have settled any outstanding claims, liabilities, actions or lawsuits to the satisfaction of Tele-
Lawyer.

          (9) Dynamic shall have enacted through its board of directors a reverse split of its shares so as to have after conversion of its debt to equity at the Effective Time no more than 250,000 shares of Common Stock outstanding.

         (10) Dynamic shall have extinguished all of its outstanding warrants, options and any other rights to acquire any shares of its Common Stock.

         (11) The board of directors of Dynamic shall have created an incentive stock option plan consistent with the current Tele-Lawyer plan in which the existing option holders of Tele-Lawyer can be granted comparable rights to purchase common shares of Dynamic following consummation of the Merger.

         (12) Dynamic shall have voted to amend its articles of incorporation to change its name to Tele-Lawyer, Inc. or such other name as approved by Tele-Lawyer, and such name change shall have become effective.

         (13) The parties shall each will have raised at least $1,500,000 in capital through the sale of Tele-Lawyer common stock. It is acknowledged that Tele-Lawyer is in the process of raising a maximum of $9 million through the sale of 3 million shares of its common stock and that such sale shall not be a violation of this agreement.

         (14) Tele-Lawyer shall have entered into a management agreement with Dynamic to manage its business operations at no cost to Dynamic during the period from the execution of this Agreement to the Effective Time or termination date of this Agreement as provided herein.


                          ARTICLE VII.
          TERMINATION; AMENDMENT; EXTENSION AND WAIVER

     7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by Tele-Lawyer and/or Dynamic, by the mutual consent of the Boards of Directors of Tele-Lawyer and Dynamic.

     7.2 Termination by Certain Parties. Any party hereto may terminate this Agreement at any time pursuant to Section 5.9. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Tele-Lawyer or Dynamic if: (a) the Merger shall not have been consummated by April 1, 2000; (b) the approval of the Merger by Dynamic's shareholders shall not have been obtained by March 15, 2000 at a meeting duly convened therefor or at any adjournment thereof; or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.

     7.3 Termination by Dynamic. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the shareholders of Dynamic, by action by the Board of Directors of Dynamic, if: (a) there has been a breach by Tele-Lawyer of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the operations of Tele-Lawyer; or (b) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Tele-Lawyer, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Dynamic to Tele-Lawyer.

     7.4 Termination by Tele-Lawyer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after adoption and approval of the Original Tele-Lawyer Stockholders, by action of the Board of Directors of Tele-Lawyer, if: (a) there has been a breach by Dynamic or the Dynamic Subsidiary of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the operations of Tele-Lawyer, or (b) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Dynamic or the Dynamic Subsidiary, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Tele-Lawyer to Dynamic.

     7.5 Effect of Termination and Abandonment. Upon termination of this Agreement pursuant to Section 5.9 or this Article VII, this Agreement and all agreements and documents (including legal opinions) related hereto shall be void and of no force or effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any party hereto, or on the part of the respective directors, officers, managers, employees, agents, representatives or shareholders of any of them; provided that this
Section 7.5 will not relieve any party from liability for damages incurred as a result of any willful breach by such party or by an affiliate of such party of any of its respective representations, warranties, covenants or obligations set forth in this Agreement.

     7.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

     7.7 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors evidenced in writing, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


      ARTICLE VIII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION

     8.1 Survival. The covenants, obligations, representations and warranties of each party contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, will be deemed to be material and to have been relied upon by the other parties notwithstanding any investigation prior to the Closing, will not be merged into any documents delivered in connection with the Closing, and will terminate two (2) years after Closing; provided however, that if a notice claiming indemnity is properly delivered pursuant to Section 8.5, the indemnification obligations will not expire with respect to such claim(s) until the same are resolved as contemplated hereunder.

     8.2 Indemnification by Dynamic. Dynamic shall indemnify, defend and hold Tele-Lawyer its officers, directors, employees, agents and representatives, and the Original Tele-Lawyer Stockholders harmless against any and all losses, costs and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from:
(a) any breach by Dynamic or any Dynamic Subsidiary of any of their covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Dynamic or any Dynamic Subsidiary delivered pursuant to this Agreement, and (b) any claim that is brought or asserted by any third party(ies) against the Original Tele-Lawyer Stockholders arising out of the ownership, licensing, operation or conduct of Dynamic and the Dynamic Subsidiaries through the Closing.

     8.3 Indemnification by Tele-Lawyer. Tele-Lawyer shall indemnify, defend and hold Dynamic and the Dynamic Subsidiaries, their respective officers, directors, employees and representatives harmless against any and all losses, costs and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from: (a) any breach by Tele-Lawyer of any of its covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Tele-Lawyer delivered pursuant to this Agreement, and (b) any claim that is brought or asserted by any third party(ies) arising out of the ownership, licensing, operation or conduct of Tele-Lawyer through Closing.

     8.4 Exclusive Remedy. The indemnification obligations under this Article are the sole and exclusive remedies available to Tele-Lawyer and Dynamic with respect to this

Agreement and the transactions contemplated hereunder. The parties hereto expressly acknowledge and agree that they may make no claim nor institute any action against any Original Tele-Lawyer Stockholder with respect to this Agreement, any related agreement or the transactions contemplated hereunder and thereunder.


                     ARTICLE IX. MISCELLANEOUS

     9.1 Other Expenses. Except as otherwise provided in this Agreement, each party will pay all of its expenses in connection with the negotiation, execution, and implementation of the transactions contemplated under this Agreement.

     9.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five days after mailing with postage prepaid. Any such notice will be sent as follows:

To Tele-Lawyer:
---------------

Tele-Lawyer, Inc.
2300 W. Sahara Blvd., Suite 500
Las Vegas, NV 89102
Attn: Michael Cane

To Dynamic:
-----------

Dynamic Associates, Inc.
6617 N. Scottsdale Road, Suite 103
Scottsdale, AZ 85250
Attn: Jan Wallace

     9.3 Confidentiality; Prohibition on Trading. All parties agree to maintain the confidentiality of the existence of this Agreement and the transactions contemplated hereunder, unless disclosure is required by law and except for disclosures to be made in connection with obtaining shareholder approval and third party consents, and actions required to consummate the contemplated transactions. Tele-Lawyer agrees not to trade in the securities of Dynamic based upon any nonpublic information.

     9.4 Controlling Law. This Agreement will be construed, interpreted and enforced in accordance with the substantive laws of the State of Nevada, without giving effect to its conflicts of laws provisions.

     9.5 Headings. Any table of contents and Section headings in this Agreement are for convenience of reference only and will not be considered or referred to in resolving questions of interpretation.

     9.6 Benefit. This Agreement will be binding upon and will inure to the exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
No party hereto may assign any rights or delegate any duties hereunder without the prior written consent of the other parties hereto and any prohibited assignment or delegation will be deemed null and void.

     9.7 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted. Further, there will be automatically substituted for such invalid or unenforceable provision a provision as similar as possible which is valid and enforceable.

     9.8 Counterparts and Facsimiles This Agreement may be executed simultaneously in two (2) or more counterparts each of which will be deemed an original and all of which together will constitute but one and the same instrument. The signature page to this Agreement and all other documents required to be executed at Closing may be delivered by facsimile and the signatures thereon will be deemed effective upon receipt by the intended receiving party.

     9.9 Interpretation. All pronouns and any variation thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions will arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions.

    9.10 Entire Agreement; Waivers. This Agreement, including the Exhibits and Attachments hereto and those portions incorporated herein by reference, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by the parties hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder will operate as a waiver thereof or of any right, power or remedy; nor will any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

    9.11 Legal Fees and Costs. In the event any party hereto incurs legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party will be entitled.

    9.12 Conflict of Interest - Michael Cane. The parties acknowledge that Michael Cane has acted as legal counsel for Dynamic and Perspectives in the past and is currently the President, on the board of directors and a majority shareholder of Tele-Lawyer, Inc. As a consequence, Mr. Cane has a conflict of interest in regard to this agreement and has not acted as attorney or counsel for Dynamic or Perspectives with regard to this agreement in any respect. Further, Dynamic and Perspectives have been advised and acknowledge that they have sought the advice and services of independent counsel with regard to this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.


                               Tele-Lawyer, Inc.

                                      /s/ Michael Cane
                               By:    ______________________________

                                      President
                               Title: ______________________________



                                Dynamic Associates, Inc.

                                      /s/ Jan Wallace
                               By:    ______________________________

                                      C.E.O.
                               Title: ______________________________

                      APPENDIX A2

             FIRST AMENDMENT TO MERGER AGREEMENT

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER is entered into as of the 8th day of March 2001, by and among DYNAMIC ASSOCIATES, INC., a Nevada corporation ("Dynamic"), and TELE-LAWYER, INC.
("Tele-Lawyer"), a Nevada corporation.

WHEREAS, the parties entered into that certain Agreement and Plan of Merger as of November 28, 2000 (the "Merger Agreement") regarding the contemplated merger of Tele-Lawyer with and into Dynamic (the "Merger"); and

WHEREAS, the parties desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Merger Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Paragraph 1.1 shall be modified to read in its entirety:
"At the Effective Time (as defined in Section 1.3 hereof) and subject to and upon the terms and conditions of this Agreement, Tele-Lawyer will be merged with and into Dynamic (the "Merger"). Following the Merger,
Dynamic will continue as the surviving entity under the corporate name to be determined by the board of directors and Tele-Lawyer will continue as a subsidiary of Dynamic (Dynamic and Tele-Lawyer are sometimes referred to collectively herein as the "Constituent
Companies")."

2. The first paragraph of paragraph 2.1 shall be modified to read: "At the Effective Time, each share of Tele-
Lawyer Common Stock issued and outstanding immediately prior to the Effective Time will be traded for one share of Dynamic Common Stock ("Merger Consideration").

3. The phrase at the end of the first paragraph of paragraph 2.2 reading "except as contemplated under that certain Registration Rights Agreement referenced in
Section 2.8" shall be deleted."

4. Paragraph 2.2(2) shall be modified to read in its entirety: "All shares of Dynamic Common Stock issued upon the surrender for exchange of the Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to Tele-Lawyer
Common Stock theretofore represented by such Certificates."

5. Paragraph 2.3 shall be deleted.

6. Paragraph 7.2 shall be modified to read in its entirety:
"This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Tele-
Lawyer or Dynamic if: (a) the Merger shall not have been consummated by June 1, 2000; (b) the approval of the Merger by Dynamic's shareholders shall not have been obtained by May 15, 2000 at a meeting duly convened therefor or at any adjournment thereof; or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;
provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree."

7.	The paragraph in paragraph 6.1 dealing with the
extinction of the outstanding Dynamic warrants and options shall be renumbered (10), and the paragraph in paragraph 6.1 dealing with the creation of the Dynamic stock option plan shall be renumbered (11).

8.	Paragraph 6.1(13) shall be modified to read in its
entirety: "The parties shall each use their best efforts to raise capital through the sale of Tele-Lawyer common stock. It is acknowledged that Tele-Lawyer is in the process of raising capital through the sale of its common stock and that such sale shall not be a violation of this agreement."

Other than as set forth in this First Amendment to Merger
Agreement, the Merger Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Merger Agreement as of the date set forth above.


                               Tele-Lawyer, Inc.

                               By: /s/ Michael Cane

                               Title:	President



                               Dynamic Associates, Inc.

                               By: /s/ Jan Wallace

                               Title: President

                         APPENDIX A3

             SECOND AMENDMENT TO MERGER AGREEMENT

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER is entered into as of the 5th day of April 2001, by and among DYNAMIC ASSOCIATES, INC., a Nevada corporation ("Dynamic"), and TELE-LAWYER, INC.
("Tele-Lawyer"), a Nevada corporation.

WHEREAS, the parties entered into that certain Agreement and Plan of Merger as of November 28, 2000 and a First Amendment to Merger Agreement on March 8, 2001 (collectively the "Merger Agreement") regarding the contemplated merger of Tele-Lawyer with and into Dynamic (the "Merger"); and

WHEREAS, the parties desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Merger Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1.    Paragraph 6.1(1) shall be deleted.

     2. Paragraph 6.1(7) shall be modified to add the following sentence to the end: "Tele-Lawyer shall have the right to waive all or part of this condition in its sole discretion."

     3. Paragraph 6.1(9) shall be modified to change "250,000" to "500,000".

     4.    Paragraph 6.1(12) shall be modified to change "Tele-
           Lawyer, Inc." to "Legal Access Technologies, Inc." with regard to Dynamic's future name change.

Other than as set forth in this Second Amendment to Merger
Agreement, the Merger Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Merger Agreement as of the date set forth above.

                                  Tele-Lawyer, Inc.

                                  By:     /s/ Michael Cane
                                          -------------------------
                                  Title:	President
                                          -------------------------


                                  Dynamic Associates, Inc.

                                  By:     /s/ Jan Wallace
                                          -------------------------
                                  Title:	President
                                          -------------------------

                               APPENDIX B

                      RIGHTS OF DISSENTING OWNERS

      NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
      (Added to NRS by 1995, 2086)

      NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
      (Added to NRS by 1995, 2087)

      NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
      (Added to NRS by 1995, 2087; A 1999, 1631)

      NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
      (Added to NRS by 1995, 2087)

      NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
      (Added to NRS by 1995, 2087)

      NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
      (Added to NRS by 1995, 2087)

      NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
      (Added to NRS by 1995, 2088)

      NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
      (Added to NRS by 1995, 2088)

      NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
      1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
      2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
      (Added to NRS by 1995, 2088)

      NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
      1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
      (a) Consummation of a plan of merger to which the domestic corporation is a party:
             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

             (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.
      (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.
      (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
      2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
      (Added to NRS by 1995, 2087)

      NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
      1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
      (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
      (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
             (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
                   (I) The surviving or acquiring entity; or
                   (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
             (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).
      2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
      (Added to NRS by 1995, 2088)

      NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
      1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
      2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
      (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
      (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
      (Added to NRS by 1995, 2089)
      NRS 92A.410 Notification of stockholders regarding right of dissent.
      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
      2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
      (Added to NRS by 1995, 2089; A 1997, 730)

      NRS 92A.420  Prerequisites to demand for payment for shares.
      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
      (b) Must not vote his shares in favor of the proposed action.
      2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2089; 1999, 1631)

      NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.
      1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.
      2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2089)
      NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.
      1.  A stockholder to whom a dissenter's notice is sent must:
      (a) Demand payment;
      (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
      (c) Deposit his certificates, if any, in accordance with the terms of the notice.
      2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
      3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2090; A 1997, 730)

      NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
      1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
      2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
      (Added to NRS by 1995, 2090)

      NRS 92A.460  Payment for shares: General requirements.
      1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
      (a) Of the county where the corporation's registered office is located; or
      (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
      2.  The payment must be accompanied by:
      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
      (b) A statement of the subject corporation's estimate of the fair value of the shares;
      (c) An explanation of how the interest was calculated;

      (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and
      (e) A copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2090)

      NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.
      1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
      2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
      (Added to NRS by 1995, 2091)

      NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.
      1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS
92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
      2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
      (Added to NRS by 1995, 2091)

      NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
      1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
      2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
      3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
      4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
      5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
      (Added to NRS by 1995, 2091)

      NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.
      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
      2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS
92A.300 to 92A.500, inclusive.
      3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
      4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
      5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
      (Added to NRS by 1995, 2092)

                           APPENDIX C1

                             SMITH
                               &
                            COMPANY
A Professional Corporation of Certified Public Accountants

                  INDEPENDENT AUDITOR'S REPORT


Board of Directors
Dynamic Associates, Inc.

We have audited the accompanying consolidated balance sheet of Dynamic Associates, Inc. (a Nevada corporation) and Subsidiary as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Associates, Inc. and Subsidiary as of December 31, 2000, and the results of their operations, changes in stockholders' equity (deficit), and their cash flows for the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has an accumulated deficit of $24,189,747 at December 31, 2000. As discussed in Note 4, the Company is in the process of selling its subsidiary which will leave it with no operations or revenue. The Company has suffered losses from operations and has a substantial need for working capital. This raises substantial doubt about its ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.



                                     /s/Smith & Company
                                  CERTIFIED PUBLIC ACCOUNTANTS

Salt Lake City, Utah
April 7, 2001


   10 West 100 South, Suite 700 * Salt Lake City, Utah 84101-1554
       Telephone: (801) 575-8297 * Facsimile: (801) 575-8306
                    E-mail: smithco@dotplanet.com
     Members: American Institute of Certified Public Accountants *
          Utah Association of Certified Public Accountants

             DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
                   CONSOLIDATED BALANCE SHEET
                        December 31, 2000


                                                                  2000
                                                             --------------
ASSETS
  CURRENT ASSETS
    Cash and cash equivalents                                $      363,670
    Accounts receivable
      (less allowance for doubtful accounts of $1,157,710)        2,831,284
    Other receivables                                                     0
    Prepaid expense and other current assets                            817
                                                             --------------
                                      TOTAL CURRENT ASSETS        3,195,771

  PROPERTY, PLANT & EQUIPMENT (Note 5)                               74,474

  OTHER ASSETS
    Deferred debt issue costs
      (less amortization of $427,040) (Note 2)                      450,157
    Goodwill (Note 2)                                             1,590,000
                                                             --------------
                                                                  2,040,157
                                                             --------------
                                                             $    5,310,402
                                                             ==============

LIABILITIES & EQUITY (DEFICIT)
  CURRENT LIABILITIES
    Accounts payable                                         $       58,487
    Accrued expenses                                                551,243
    Current portion of long-term debt (Note 7)                       10,015
    Accrued interest payable (Note 8)                             1,011,331
                                                             --------------
                                 TOTAL CURRENT LIABILITIES        1,631,076


  Long-term debt (Note 7)                                             6,046
  Convertible notes (Note 8)                                      8,676,500
                                                             --------------
                                                                  8,682,546
                                                             --------------
                                         TOTAL LIABILITIES       10,313,622

  Commitments and contingencies (Note 10)

  STOCKHOLDERS' EQUITY (DEFICIT)
    Common Stock $.001 par value:
      Authorized - 100,000,000 shares
      Issued and outstanding 18,386,429 shares                       18,386
      Additional paid-in capital                                 19,168,141
      Retained deficit                                          (24,189,747)
                                                             --------------
                      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)       (5,003,220)
                                                             --------------
                                                             $    5,310,402
                                                             ==============


See Notes to Consolidated Financial Statements

               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Year ended December 31,
                                                --------------------------
                                                    2000	  1999
                                                ------------- ------------

Management fees                                 $   6,669,048 $  7,982,208

General & administrative expenses                   5,413,111    6,683,691
Depreciation and amortization                         138,775    2,572,207
Goodwill impairment (Notes 2 and 4)                         0   15,459,495
Bad debts                                             264,465    3,124,796
                                                ------------- ------------
                                                    5,816,351   27,840,189
                                                ------------- ------------
                    NET OPERATING INCOME (LOSS)       852,697  (19,857,981)

OTHER INCOME (EXPENSE)
  Interest income                                          59        3,825
  Interest expense                                   (612,180)    (872,255)
  Disposition of Subsidiary                           (83,330)           0
  Loss on disposal of equipment                             0     (109,022)
  Unrealized decline in investment                          0      (17,000)
                                                ------------- ------------
                                                     (695,451)    (994,452)
                                                ------------- ------------

          NET INCOME (LOSS) BEFORE INCOME TAXES       157,246  (20,852,433)

INCOME TAX EXPENSE (Note 9)                                 0      197,000
                                                ------------- ------------

                         NET INCOME (LOSS) FROM
                          CONTINUING OPERATIONS       157,246  (21,049,433)

EXTRAORDINARY ITEM
  Gain on restructuring of debt
    (no applicable income tax)(Note 13)                11,596    7,955,831
                                                ------------- ------------

                               NET INCOME (LOSS)$     168,846 $(13,093,602)
                                                ------------- ------------
NET INCOME (LOSS) PER SHARE
  Basic and diluted net income (loss)
    per weighted average share -
  continuing operations	                               $  .01      $ (1.19)
  extraordinary item                                      .00          .45
                                                ------------- ------------
                                                       $  .01      $  (.74)
                                                ============= ============
Weighted average number of common shares used to
  compute net income (loss) per weighted
  average share                                    18,386,429   17,747,799
                                                ============= ============

See Notes to Consolidated Financial Statements

               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


                                  Common Stock       Additional
                                Par Value $.001      Paid-in       Retained
                               Shares    Amount      Capital       Deficit
                           ----------  ---------   ------------  -----------
Balances at 12/31/98       14,223,929     14,224     18,512,330  (11,264,987)
  Issuance of common
    stock to restructure
    debt                    4,162,500      4,162        634,144
  Net loss for year                                              (13,093,602)
                           ----------  ---------   ------------   ----------

Balances at 12/31/99       18,386,429     18,386     19,146,474  (24,358,589)
  Value of donated Services                              21,667
  Net income for year                                                168,842
                           ----------  ---------   ------------   ----------
Balances at 12/31/00       18,386,429  $  18,386   $ 19,146,141 $(24,189,747)
                           ==========  =========   ============   ===========

See Notes to Consolidated Financial Statements

               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                   Year ended December 31,
                                                --------------------------
                                                      2000	  1999
                                                ------------- ------------
OPERATING ACTIVITIES
  Net (loss)                                    $     168,842 $(13,093,602)
  Adjustments to reconcile net income (loss)
    to cash used by operating activities:
     Depreciation and amortization                    138,775   18,158,501
     Book value of assets sold/disposed                     0      112,790
     Bad debts                                              0    3,124,796
     Non-cash debt restructuring                            0   (7,955,831)
     Unrealized decline in investment                       0       17,000
     Deferred taxes                                         0      300,000
     Value of services donated                         21,667            0
  Changes in assets and liabilities:
     Accounts receivable                             (695,667)  (1,396,064)
     Prepaid expenses and other                           783      124,423
     Accounts payable and accrued expenses            (89,812)    (172,372)
     Accrued interest payable                         645,026      487,335
                                                ------------- ------------
         NET CASH USED BY OPERATING ACTIVITIES        189,614     (293,024)

INVESTING ACTIVITIES
  Deposits                                                  0          410
                                                ------------- ------------
                       NET CASH PROVIDED (USED)
                       BY INVESTING ACTIVITIES              0          410

FINANCING ACTIVITIES
  Principal payments on debt                           (7,770)      (3,978)
                                                ------------- ------------
                       NET CASH PROVIDED (USED)
                       BY FINANCING ACTIVITIES         (7,770)      (3,978)
                                                ------------- ------------
                       INCREASE (DECREASE) IN
                       CASH AND CASH EQUIVALENTS      181,844     (296,592)

Cash and cash equivalents at beginning of year        181,826      478,418
                                                ------------- ------------
        CASH AND CASH EQUIVALENTS AT END OF YEAR $    363,760 $    181,826
                                                ============= ============
SUPPLEMENTAL INFORMATION
  Cash paid for interest                         $      4,801 $    257,939
  Cash paid for income taxes                                0            0

During 2000, the Company purchased a vehicle in the amount of $13,625 by incurring a loan in the same amount.

During 1999, the Company issued 4,162,500 shares of its restricted common stock and 8,325,000 warrants to purchase stock at $1.50 per share until December 31, 2000 to retire debt of $8,325,000 and accrued interest of $912,881.

See Notes to Consolidated Financial Statements

               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2000

NOTE 1:    BUSINESS ACTIVITY

The Company was incorporated under the laws of the state of Nevada on July 20, 1989 and is now engaged in the business of managing the operation of geriatric/psychiatric units for various hospitals in the states of Louisiana, Arkansas, Mississippi, and Tennessee. The contracts range from one to five years. At December 31, 2000, the Company had 20 active contracts with monthly billings of $586,026.

NOTE 2:    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Principals of Consolidation
---------------------------
The consolidated financial statements for 2000 and 1999 include the accounts of the Company; and its wholly owned subsidiary
Perspectives Healthcare Management Corporation ("Perspectives").

All significant intercompany balances and transactions have been eliminated in consolidation.

Accounting Methods
------------------
The Company recognizes income and expenses based on the accrual method of accounting.

Revenue Recognition
-------------------
Revenues are recognized when services have been rendered, with Appropriate provision for uncollectible accounts.

Dividend Policy
---------------
The Company has not yet adopted any policy regarding payment of dividends.

Stock Options
-------------
The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB
25) and related interpretations in accounting for its employee stock options rather than adopting the alternative fair value accounting provided for under Financial Accounting Standards Board ("FASB") FASB Statement No. 123, Accounting for Stock Based Compensation (SFAS 123).

Estimates
---------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Allowance for Uncollectible Accounts
------------------------------------
The Company provides an allowance for uncollectible accounts based upon prior experience and management's assessment of the collectability of existing specific accounts.

Concentration of Credit Risk
----------------------------
Financial instruments, which potentially subject the Company to concentration of risk, consist of cash and investments. The Company places its investments in highly rated commercial paper obligations which limits the amount of credit exposure. Historically, the Company has not experienced any losses related to investments.

Property, Plant and Equipment
-----------------------------
Property, plant and equipment is recorded at cost and is being depreciated over a useful life of seventeen months to eight years using the straight-line and accelerated methods.

Cash and Cash Equivalents
-------------------------
For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                           December 31, 2000

NOTE 2:   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)

Goodwill
--------
In late 1999, the Company made the decision to reduce goodwill to $1,590,000 which is the approximate amount it expected to realize from the sale of Perspectives.

Deferred Debt Issue Costs
-------------------------
These costs are associated with raising money by issuing convertible notes. The costs are being amortized over the life of the notes (ten years). In the event the notes are converted to common stock, the remaining unamortized costs will be charged to additional paid-in capital.

Income Taxes
------------
Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of December 31, 1999, temporary differences arose primarily from differences in the timing of recognizing expenses for financial reporting and income tax purposes. Such differences include depreciation, bad debt allowance, and various accrued operating expenses.

Net Income (Loss) per Share
---------------------------
Basic and diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average shares outstanding during each period. The convertible notes, which are convertible to 57,843,333 shares of common stock (as determined by the terms of the current offer of conversion to the Note Holders), have not been considered in the calculation as their inclusion would be antidilutive.

NOTE 3:    CAPITALIZATION
The Company's authorized stock includes 100,000,000 shares of Class "A" common stock at $.001 par value.

During 1999, the Company issued 4,162,500 shares of its restricted common stock and 8,325,000 warrants to purchase stock at $1.50 per share until December 31, 2000 to retire debt of $8,325,000 and accrued interest of $912,881. The warrants expired unexercised.

During 1998, the Company sold 250,000 shares from options registered under S-8 for $250,000 cash.

NOTE 4:    EXPECTED SALE OF BUSINESS

In late 1999, the Company began negotiations to sell
Perspectives. On November 28, 2000, the Company entered into a Brokerage Agreement for the sale of Perspectives. Under the Brokerage Agreement, the Broker is entitled to one-half of any net proceeds from the sale in excess of $2.1 million, upon procuring a ready, willing, and able buyer. Associated with the sale of the business, the Company is also finalizing an agreement with the holders of notes in Dynamic in the amount of $8,676,500, to convert the notes owed to them into the Company's common stock at the rate of $.15 per share. This would result in approximately 57,843,333 new shares of the Company's common stock being issued, and the note holders as a group would have voting control of the Company.

On November 28, 2000, the Company entered into an agreement and plan of merger with Tele-Lawyer, Inc. ("Tele-Lawyer"). Tele-Lawyer is a Nevada based technology company and application services provider to the legal services industry. The merger is subject to certain conditions which include the condition that the Company extinguish all of its outstanding debt, including all existing notes, through a conversion to common stock or otherwise. If the conditions are met and the merger occurs, the operations of Tele-Lawyer will become the operations of the Company and the assets currently held in the Company will be held for sale.

               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                           December 31, 2000


NOTE 5:    PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment as of December 31, 2000 are summarized as follows:

                                          Accumulated       Net Book
                                Cost      Depreciation        Value
                             ----------   --------------   -----------
Transportation Equipment     $  164,561   $       92,395   $    72,166
Machinery & Equipment                 0                0             0
Furniture & Fixtures             19,654           17,346         2,308
Leasehold Improvements                0                0             0
                             ----------   --------------   -----------
                             $  184,215   $      109,741   $    74,474
                             ==========   ==============   ===========

Depreciation expense is calculated under straight-line and accelerated methods based on the estimated service lives of depreciable assets. Depreciation expense for the year ended December 31, 2000 amounted to $28,167, ($26,927 in 1999).

NOTE 6:    RELATED PARTY TRANSACTIONS

During 2000, no payments were made to officers and directors; however, Additional paid-in capital was recognized in the amount of $21,667, the estimated value of donated services provided during 2000.

During 1999, $108,958 was paid or accrued to the Company's Chief
Operating Officer and $64,000 was paid or accrued to the Company's Secretary/Treasurer for services rendered to the Company. Accrued amounts to the two individuals are $78,958 and $40,000 respectively.

NOTE 7:    LONG-TERM DEBT

8.95% Note payable to bank in monthly installments of
   $424, including interest through February 12, 2002.          $     5,478
9.8% Note payable to bank in monthly installments of
   $439, including interest, through February 15, 2003               10,583
                                                                -----------
                                                                     16,061
   Less current portion                                              10,015
                                                                -----------
                                                                $     6,046
                                                                ===========
Scheduled maturities of these obligations are as follows:

  Year ending December 31,
  ------------------------
            2001                                                $    10,015
            2002                                                      5,179
            2003                                                        867
                                                                -----------
                                                                $    16,061
                                                                ===========

NOTE 8:	CONVERTIBLE NOTES

At December 31, 2000, the Company owed $351,500 to various
entities in the form of convertible notes.   The notes bear
interest at 10% per annum and the interest is payable on January 16 and July 16 of each year. The notes are part of an overall maximum $18,500,000 indenture.

Conversion
----------
The holder of any Note will have the right anytime prior to maturity, to convert the principal thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the conversion price of US $2.75 (the "Conversion Price"), except that if a Note is called for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the date fixed for redemption. Upon conversion, no adjustment will be made for interest or dividends, but if any holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest payment on such interest payment date will be paid to the registered holder of such Note on such record date. In such event, such Note which surrendered for conversion, must be accompanied

               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                           December 31, 2000

NOTE 8:    CONVERTIBLE NOTES (continued)

by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

At December 31, 2000, the $351,500 remaining of the original
$17,001,500 of notes could have been converted into 127,818 shares of the Company's common stock.

Optional Redemption
-------------------
The Notes will be redeemable at the option of the Company, in whole or in part, at any time and from time to time, on and after September 15, 1997, on not less than 15 nor more than 60 days' notice by first class mail, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period beginning September 15 of the year indicated below, in each case, together with accrued interest thereon to the redemption date:

                  Year       Percentage
                  ----       ----------
                  2001        105.00%
                  2002        103.75%
                  2003        102.50%
                  2004        101.25%
                  2005        100.00%

If less than all the Notes are to be redeemed, the Trustee will select Notes for redemption in any manner the Trustee deems fair and appropriate. If any Note is to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued.

Subordination of Notes
----------------------
The Notes will be subordinate in right of payment to the extent set forth in the Indenture to all existing and future Senior Indebtedness (as defined in the Indenture) of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, or guaranteed. Upon any distribution of assets of the Company in any dissolution, winding up, liquidation, or reorganization of the Company (whether in an insolvency or bankruptcy proceeding or otherwise), payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of the Notes. Upon the happening and during the continuance of a default in payment of interest on or principal of Senior Indebtedness, or any other default with respect to such Senior Indebtedness permitting the holder thereof to accelerate the maturity thereof, no payment may be made by the Company on or in respect of the Notes. No such subordination will prevent the occurrence of any Event of Default (as defined in the Indenture).

"Senior Indebtedness" includes (i) all indebtedness of the Company (a) for borrowed money, (b) which is evidenced by a note, debenture or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a Capitalized Lease Obligation (as defined in the Indenture); (ii) any liability of others described in the preceding clause which the Company has guaranteed or which is otherwise its legal liability; and (iii) any amendment, renewal, extension, or refunding of any such liability; provided, however, that Senior Indebtedness will not include any indebtedness of the Company to a subsidiary or any indebtedness or guarantee of the Company which, by its terms or the terms of the instrument creating or evidencing it, is not superior in right of payment to the Notes.

The Indenture will not limit the amount of additional indebtedness, including Senior Indebtedness, which the Company can create, incur, assume, or guarantee, nor will the Indenture limit the amount of indebtedness which any subsidiary can incur. As a result of these subordination provisions, in the event of insolvency, holders of the Notes may recover less ratably than general creditors of the Company.

On March 17, 1999, the Company announced the restructuring of its convertible notes. $351,500 of the original $17,001,500 debt remains unchanged in its terms. Holders of $16,650,000 of original debt accepted the Company's offer to convert to $8,325,000 of 7.5% secured convertible notes due December 31, 2006. The holders also received one share of Dynamic's common stock for each $2 of original debt and one warrant to purchase Dynamic's common stock at $1.50 per share until December 31, 2000, consequently, there were no warrants at year-end.

               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                           December 31, 2000


NOTE 8:    CONVERTIBLE NOTES (continued)

Summary:
Before the transaction:
         Principal Amount             Interest Rate
         ----------------             -------------
         $     17,001,500                 10.0%

After the transaction:
         Principal Amount             Interest Rate
         ----------------             -------------
         $      8,325,000                  7.5%
                  351,500                 10.0%
         ----------------
         $      8,676,500
         ================

The new convertible notes of $8,325,000 are secured by the accounts receivable of Perspectives. The security interest is subordinated to banks, financial institutions or any lender or creditors as the Board of Directors may deem appropriate.

The holders of the new notes also waived the January, 1999 interest payment due under the terms of the old notes. Interest expense during 2000 was $612,180, and accrued interest payable was $1,011,331.

NOTE 9:    INCOME TAXES

Components of income tax (benefit) are as follows:

		    2000		1999
                --------------     ------------
Current
	Federal	$	0	   $	      0
	State		0	       (103,000)
                --------------     ------------
			0	       (103,000)
                --------------     ------------
Deferred
	Federal		0		300,000
	State		0		      0
                --------------     ------------
			0		300,000
                --------------     ------------
Income tax	$	0	   $	197,000
                --------------     ------------

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes is as follows:

 					    2000		1999
                			--------------     ------------
Income tax computed at federal
  statutory tax rate			$	57,406	$   (4,384,800)
Net operating loss benefit		       (57,406)		    0
Net operating loss benefit lost due
  to debt cancellation			             0       4,684,800
State taxes (net of federal benefit)		     0	      (103,000)
			                --------------     ------------
					$	     0	$      197,000
			                --------------     ------------

Significant components of the Company's deferred tax liabilities and assets for income taxes consist of the following:

					    2000		1999
                			--------------     ------------
Current deferred tax assets
   Net operating loss			$     640,000	$	697,406
   Valuation allowance			     (640,000)	       (697,406)
Net deferred current tax assets		$	    0	$	      0

The net change in the valuation allowance for the year ended December 31, 2000 was $(57,406) ($432,206 in 1999).

               DYNAMIC ASSOCIATES, INC. AND SUBSIDIARY
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
                           December 31, 2000


NOTE 10:    COMMITMENTS AND CONTINGENCIES

Perspectives leases equipment under operating leases expiring through 2002.

Future minimum lease payments are as follows:

                  Year Ending
            -----------------
            December 31, 2001      $      4,859
            December 31, 2002             3,645
                                   ------------
                                   $      8,504
                                   ============

Rental expense for the year ended December 31, 2000 was $31,279
($37,600 in 1999).


NOTE 11:	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash and cash equivalents, loans, and interest receivable, accounts payable, accrued expenses and interest payable approximate fair value due to the short maturity periods of these instruments. The fair value of the Company's long-term debt, based on the present value of the debt, assuming interest rates as follows at December 31, 2000 was:

     Note at 9.8%                  $      8,563
     Note at 8.95%                        4,935
     Convertible notes at 10.0%         220,775
     Convertible notes at 7.5%        5,315,693
                                   ------------
                                   $  5,549,966
                                   ============

NOTE 12:    EXTRAORDINARY ITEM

As discussed in Note 8, the Company in early 1999 was able to reduce its long-term convertible debt by almost half.

The Company recorded extraordinary item income of $7,955,831. The gain was determined based on the amount of debt forgiven less the value of the common stock given to effect the transaction.

NOTE 13:    SUBSEQUENT EVENTS

Subsequent to the balance sheet date, $5,747,250 of the holders of Dynamic's 7.5% notes and $55,500 of the holders of Dynamic's 10% notes have converted their notes to common stock at the rate of $.15 per share, increasing the number of common stock issued and outstanding by 38,685,006 shares. If all of the note holders of Dynamic convert their debt to common stock, there will be approximately 76,229,768 shares of Dynamic common stock issued and outstanding. The current amount remaining on the notes payable at March 31, 2001 is:

                                   $    296,000    10%
                                      2,577,750   7.5%
                                   ------------
                                   $  2,873,750
                                   ============


NOTE 13:    GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has an accumulated deficit of $24,189,747 at December 31, 2000. As discussed in Note 4, the Company is in the process of selling its subsidiary which will leave it with no operations or revenue. The Company has suffered losses from operations and has a substantial need for working capital. This raises substantial doubt about its ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

            DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
                 CONSOLIDATED BALANCE SHEETS

                                            March 31,        December 31,
                                               2001             2000
                                           (Unaudited)        (Audited)
                                           ------------      ------------
ASSETS
  CURRENT ASSETS
    Cash and cash equivalents              $    258,479      $    363,670
    Accounts receivable (less
    allowance for doubtful accounts
     of $1,157,472)                           3,129,422         2,831,284
    Prepaid expense and other
     current assets                              63,017               817
                                           ------------      ------------
               TOTAL CURRENT ASSETS           3,450,918         3,195,771

  PROPERTY, PLANT & EQUIPMENT                    68,096            74,474
  OTHER ASSETS
    Deferred debt issue costs (less
     amortization of $454,692)                  422,505           450,157
    Investment in closely held
     corporation                                140,000                 0
    Goodwill                                  1,590,000         1,590,000
                                           ------------      ------------
                                              2,152,505         2,040,157
                                           ------------      ------------
                                           $  5,671,519      $  5,310,402
                                           ============      ============
LIABILITIES & (DEFICIT)
  CURRENT LIABILITIES
   Accounts payable                        $     67,669      $     58,487
   Accrued expenses                             637,749           551,243
   Current portion of long-term debt             53,169            10,015
   Accrued interest payable                     388,150         1,011,331
                                           ------------      ------------
               TOTAL CURRENT LIABILITIES      1,146,737         1,631,076

  Long-term debt                                  7,175             6,046
  Convertible notes                           2,873,750         8,676,500
                                           ------------      ------------
                                              2,880,925         8,682,546
                                           ------------      ------------
                      TOTAL LIABILITIES       4,027,662        10,313,622

  STOCKHOLDERS'(DEFICIT)
   Common Stock $.001 par value:
    Authorized - 100,000,000 shares
    Issued and outstanding: 57,071,435
      shares at 3-31-01, and 18,386,429
      shares at 12-31-00                         57,071            18,386
    Additional paid-in capital               25,584,956        19,146,474
    Retained deficit                        (23,998,170)      (24,168,080)
                                           ------------      ------------
               TOTAL STOCKHOLDERS'(DEFICIT)   1,643,857        (5,003,220)
                                           ------------      ------------
                                             $5,671,519       $ 5,310,402
                                           ============      ============

           DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF OPERATIONS
                           (Unaudited)

                                             Three Months Ended March 31,
                                              2001               2000
                                           ------------      ------------
Management fees                            $  1,503,540      $  1,692,199
                                           ------------      ------------
                                              1,503,540         1,692,199
General & administrative expenses             1,271,277         1,418,123
Depreciation                                      6,375             3,786
Bad debts                                             0           100,000
                                           ------------      ------------
                                              1,277,652         1,521,909
                                           ------------      ------------
             NET OPERATING INCOME               225,888           170,290

OTHER INCOME (EXPENSE)
  Interest expense                              (55,971)         (194,335)

     NET INCOME (LOSS) BEFORE INCOME TAXES      169,917           (24,045)

INCOME TAX EXPENSE                                    0                 0
             NET INCOME (LOSS)             $    169,917      $    (24,045)
                                           ============      ============
Basic net income (loss) per
 weighted average share:                   $       .004      $      (.001)
                                           ============      ============
Diluted net income (loss) per
 weighted average share:                   $       .004      $      (.001)
                                           ============      ============
Basic weighted average number
 of common shares used to
 compute net (loss) per weighted
 average share                               40,964,933        18,386,429
                                           ============      ============
Diluted weighted average number
 of common shares used to
 compute net (loss) per weighted
 average share                               41,177,785        18,386,429
                                           ============      ============

              DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited)
                                             Three Months Ended March 31,
                                              2001               2000
                                           ------------      ------------
OPERATING ACTIVITIES
 Net income (loss)                         $    169,917      $    (24,045)
 Adjustments to reconcile
   net income (loss) to cash provided
  (used) by operating activities:
  Depreciation and amortization                  34,030            31,438
  Bad debts                                           0           100,000
 Changes in assets and liabilities:
  Accounts receivable                          (298,138)         (406,773)
  Prepaid expenses and other                    (62,200)           18,383
  Accounts payable and accrued expenses         146,917           317,007
                                           ------------      ------------
               NET CASH PROVIDED (USED)
               BY OPERATING ACTIVITIES           (9,474)           36,010

INVESTMENT ACTIVITIES
 Cash from (to) investments                    (140,000)                0
                                           ------------      ------------
               NET CASH (USED) BY
               INVESTMENT ACTIVITIES           (140,000)                0

FINANCING ACTIVITIES
 Principal payments on debt                     (38,699)          (49,071)
 Loans                                           82,982                 0
                                           ------------      ------------
               NET CASH (USED) BY
               FINANCING ACTIVITIES              44,283           (49,071)
                                           ------------      ------------
   DECREASE IN CASH AND CASH EQUIVALENTS       (105,191)          (13,061)
Cash and cash equivalents at
 beginning of period                            363,670           181,826
                                           ------------      ------------
               CASH AND CASH EQUIVALENTS
               AT END OF PERIOD            $   258,479       $    168,765
                                           ============      ============
SUPPLEMENTAL INFORMATION
 Cash paid for interest                    $     4,379       $     16,303
 Cash paid for income taxes                          0                  0

NON-CASH ITEMS
 During the quarter ended March 31, 2001, the company issued 38,685,006 shares of common stock to extinguish debt of $5,802,750 and accrued interest of $679,156.

           DYNAMIC ASSOCIATES, INC. AND SUBSIDIARIES
        SELECTED NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1:  EXPECTED SALE OF SUBSIDIARIES

In late 1999, the Company began negotiations to sell
Perspectives. On November 28, 2000, the Company entered into a Brokerage Agreement for the sale of Perspectives.
Under the Brokerage Agreement, the Broker is entitled to one-half of any net proceeds from the sale in excess of $2.1 million, upon procuring a ready, willing, and able buyer. Associated with the sale of the business, the Company is also finalizing an agreement with the holders of notes in Dynamic in the amount of $8,676,500, to convert the notes owed to them into the Company's common stock at the rate of $.15 per share. This would result in approximately 57,843,333 new shares of the Company's common stock being issued, and the note holders as a group would have voting control of the Company.

As of May 14, 2001, $8,214,000 of the 7.5% notes and
$148,000 of the remaining 10% notes have been converted to common stock at the rate of $.15 per share, increasing the number of common stock issued and outstanding by 55,745,000 shares for a total issued and outstanding at May 14, 2001 of 74,131,429 shares. If all of the note holders of Dynamic convert their debt to common stock, there will be approximately 76,228,096 shares of Dynamic common stock issued and outstanding.
The current amount remaining on the notes payable at May
14, 2001 is:

            $   203,500      110
                111,000	     7.5%
            -----------
            $   314,500
            ===========

On November 28, 2000, the Company entered into an agreement and plan of merger with Tele-Lawyer, Inc.
("Tele-Lawyer"). Tele-Lawyer is a Nevada based technology company and application services provider to the legal services industry. The merger is subject to certain conditions which include the condition that the Company extinguish all of its outstanding debt, including all existing notes, through a conversion to common stock or otherwise. If the conditions are met and the merger occurs, the operations of Tele-Lawyer will become the operations of the Company and the assets currently held in the Company will be held for sale.

                               APPENDIX C2







                                       TELE-LAWYER, INC.



                                       FINANCIAL
                                       STATEMENTS



                                       YEARS ENDED
                                       APRIL 30, 2000
                                       AND  1999







                                       Piercy, Bowler,
                                       Taylor & Kern
                                       Certified Public Accountants
                                       & Business Advisors
                                       A Professional Corporation

Tele-Lawyer, Inc.
April 30, 2000 & 1999

                             CONTENTS


                                                           Page
Independent auditors' report                                 1
Financial statements:
Balance sheets                                               2
Statements of operations                                     3
Statements of stockholders' equity                           4
Statements of cash flows                                     5
Notes to the financial statements                          6 - 7

Piercy, Bowler,
Taylor & Kern
Certified Public Accountants & Business Advisors
                                              Telephone: (702) 384-1120
                                                    Fax: (702) 870-2424

                      INDEPENDENT AUDITOR'S REPORT

Shareholders and Board of Directors
Tele-Lawyer, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheets of Tele-Lawyer, Inc. as of April 30, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tele-Lawyer, Inc. as of April 30, 2000 and 1999 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

/S/ Piercy, Bowler, Taylor & Kern

September 11, 2000




6100 Elton Avenue        Suite 1000           Las Vegas, Nevada 89107

TELE-LAWYER, INC.
BALANCE SHEETS
APRIL 30, 2000 AND 1999
-----------------------------------------------------------------------

                                                 2000       1999
                                              --------    -------
ASSETS
Current Assets
Cash and cash equivalents                   $1,041,138     $8,213

Accounts receivable                              4,371
                                            ----------     ------
                                             1,045,509      8,213


Property and equipment, net of
accumulated depreciation of $38,704
in 2000 and 1999                                 3,394
                                            ----------     ------
                                            $1,048,903     $8,213


LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
Accounts payable                               $54,585
                                            ----------

Stockholders' equity

Common stock,$0.001 par and no par,
25,000,000 and 100,000 shares authorized,
5,341,666 and 1,000 shares issued and
outstanding                                      5,342   $400,000

Additional paid-in capital                   1,419,657

Accumulated deficit                           (430,681)  (391,787)
                                            ----------     ------
                                               994,318      8,213
                                            ----------     ------

                                            $1,048,903     $8,213





See Notes to Financial Statements                               2

TELE-LAWYER, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED APRIL 30, 2000 AND  1999

-----------------------------------------------------------------------

                                                 2000       1999
                                              --------    -------
Revenues

Legal support services                        $204,720   $128,684
                                            ----------     ------

Operating costs and expenses

Legal support services                          63,796     50,598

Software research and development costs         51,696        355

Selling, general, and administrative           137,983    113,945
                                            ----------     ------
                                               253,475    164,898
                                            ----------     ------

Loss from operations                           (48,755)   (36,214)

Other income

Interest                                         8,462        644

Rentals                                          1,400
                                            ----------     ------
Net loss                                     $ (38,893) $ (35,570)
                                            ----------     ------





See notes to financial statements                              3

TELE-LAWYER, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED APRIL 30, 2000 AND  1999



                     Change in
                     number of
                     shares issued   Common     Additional
                     and out-       Stock Par    Paid-in    Retained
                     standing        Value       Capital    Earnings
                    ----------      ---------   ----------  --------


Balance,
Saturday,
May 01, 1999            1,000	      $            $400,000   $391,788

Stock split of
5,000 to 1          4,999,000         5,000        (5,000)

Net loss                                                     (38,894)

Sale of common
Shares                341,666           342     1,024,657

                    ----------      ---------   ----------  --------

Balance, Sunday,
April 30, 2000      5,341,666        $5,342    $1,419,657   $352,894
                    ----------      ---------   ----------  --------

Balance, Friday,
May 01, 1998            1,000        $           $400,000  $(356,218)

Net income (loss)                                            (35,570)

Balance, Saturday,
May 01, 1999            1,000	       $           $400,000  $(391,788)






See notes to financial statements                               4

TELE-LAWYER, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED APRIL 30, 2000 AND  1999

-----------------------------------------------------------------------

                                                 2000       1999
                                              --------    -------
Operating activities

Net cash provided by (used in)
operating activities                       $    11,321   $(38,879)
                                            ----------   ---------

Investing activities

Purchase of property and equipment              (3,395)
                                            ----------   ---------
Financing activities

Sale of common stock                         1,024,999
                                            ----------   ---------

Net increase (decrease) in cash and
cash equivalents                             1,032,925    (38,879)

Cash and cash equivalents,
beginning of year                                8,213     47,092
                                            ----------   ---------

Cash and cash equivalents,
end of year                                 $1,041,138   $  8,213
                                            ----------   ---------

Reconciliation of net loss to net
cash provided by (used in)
operating activities

Net income (loss)                           $  (38,893)  $(35,570)

Increase in operating (assets)
liabilities

  Accounts receivable                           (4,371)

  Accounts payable                              54,585

  Other operating liabilities                              (3,309)
                                            ----------   ---------

Net cash provided by (used in)
operating activities                        $   11,321   $(38,879)





See notes to financial statements                               5

TELE-LAWYER, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2000 AND 1999
-----------------------------------------------------------------------

1.   Nature of operations and background information:

Business activities. Tele-Lawyer, Inc., a Nevada corporation, (the Company) is in the business of arranging for the provision of legal advice and information to consumers of legal services through licensed attorneys. Other legal support services that the Company offers include continuing professional education for attorneys and specialized telephone conferencing services for professionals, associations and the general public. The Company is in the process of further expanding its legal support services and geographic coverage to create a more comprehensive nationwide hub for access to these services.

Concentrations. Because the Company generates substantial revenue from relatively few contracts with certain associations, a decline in the size or number of these arrangements could adversely affect future operations. For the most recent operating period presented, one association accounted for approximately 74% of the Company's revenues.
This contract expires in December 2000.   The renewal of the contract
and certain other terms are currently being negotiated. For the prior operating period, four other customers accounted for approximately the same percentage of the Company's revenues.

2.   Summary of significant accounting policies:

Use of estimates. Timely preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts, some of which may require revision in future periods.

Cash equivalents.   Cash equivalents consist of  federally insured
money market instruments with initial maturities of three months or less.

Property and equipment. Property and equipment are stated at cost. Depreciation is computed using the straight-line and declining balance methods over the estimated useful lives of the assets (generally two to ten years).

Revenue recognition.   Legal support services revenue  is recognized as
the services are provided. Revenue from service contracts is recognized ratably over the contract term. Customer charges for service customization are generally recognized when the services are completed.

Advertising expenses. Advertising (totaling $5,100 and $9,290 for the most recent and prior year) is expensed as incurred and is also included in selling, general and administrative expenses.

Software research and development costs. Costs incurred in creating computer software are expensed when incurred until technological feasibility has been established for the product. Thereafter, costs are capitalized and amortized over the remaining expected economic life of the product.

Stock compensation. The Company accounts for stock- based employee compensation using the intrinsic value method described in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to
Employees.

3.   Equity:

Common stock.   In March 2000,  pursuant to Rule 506 of Regulation D of
the Securities Act of 1933, the Company sold a total of 341,666 shares of its common stock at $3 per share to two investors. The Company is considering additional private placements to fund expansion plans, however, there is no assurance that such funding or the expansion of services will occur.

Negotiations with a partnering company. The Company is in the process of reacquiring the rights to offer its legal support services in certain midwestern states from a partnering company. Negotiations are ongoing, and management believes that they will result in the issuance of 100,000 shares or more, and / or warrants to purchase such shares, of the Company's common stock.

Stock options, employment and consultancy agreements.   In December
1999, the Company adopted an incentive stock option plan. The plan authorizes the Company to issue options totaling up to 15% of the
outstanding shares of the Company, not to exceed  2,500,000.   As of
the most recent balance sheet date presented, options to purchase 325,000 common shares at $1 per share have been issued and 91,666 have vested with an additional 116,667 vesting on both June 15, 2000 and December 15, 2000. The options expire on the earlier of three years from the date of issuance or three months following termination of employment or the business relationship. The estimated fair value of the Company's common stock on the grant dates approximated the exercise price. Accordingly, no compensation is recorded for these grants under the intrinsic or fair value method, and no proforma information is required for employee compensation under the alternative fair value method.

Subsequent to the most recent balance sheet date, the Company entered into employment or consultancy agreements with certain individuals for unspecified periods. The agreements may be terminated by the Company at any time without cause. Some require a nominal severance payment. The agreements, among other things, provide for

TELE-LAWYER, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED APRIL 30, 2000 AND  1999
-----------------------------------------------------------------------

base and incentive cash compensation and for the issuance of additional options to purchase 448,748 common shares at exercise prices equal to the most recent sales price of the Company's stock at or from the date of the grant. 46,917 of the options are exercisable beginning June 2000, and additional options are exercisable beginning in December 2000 (146,750), June 2001 (146,750), and June 2002 (108,333). Under these agreements, the base annual cash compensation for these individuals total $649,000 plus approximately $150,000 payable in common stock of the Company for the year ending April 30, 2001. Incentive cash compensation for 2001 is generally limited to 5% of earnings before interest, depreciation and taxes (EBITDA), provided that EBITDA is at least $2,400,000.

4.  Income taxes:

The Company's effective tax rate differs from the federal statutory rate due to a 100% valuation allowance provided for any tax benefits that may result from net operating losses incurred, because of uncertainty regarding realizability.

As of the most recent balance sheet date presented, the Company has available unused operating loss carryforwards expiring as follows:

Expiring in

2004                            $291,370

2017                              41,878

2019                              37,624

2020                              38,893
                                --------
                                $409,765
                                --------

5.   Lease commitment:

The Company has an operating lease commitment for office facilities expiring in May 2001. Rent expense for the most recent and prior operating periods presented was approximately $21,000 and $3,000. Future minimum lease payments total $154,000 ($138,000 for the year ending April 30, 2001).

                            Tele-Lawyer, Inc.
                             Balance Sheets
                   January 31, 2000 and April 30, 2000

 =================================================================
                                          (unaudited)
                                           31-Jan-01    30-Apr-00
                                          -----------   ----------

ASSETS

Current Assets

Cash and cash equivalents                   169,652     1,041,138

Accounts receivable                          10,000         4,371
                                          -----------   ----------
                                            179,652     1,045,509

Property and equipment,
net of accumulated depreciation              87,033         3,394
                                          -----------   ----------
                                            266,685     1,048,903
                                          ===========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable                             50,044        54,585

Stockholders' equity

Common stock, $0.001 par and no par,
25,000,000 shares authorized, 5,366,666
and 5,341,666 shares issued and
outstanding                                   5,417         5,342

Additional paid-in capital                1,494,582     1,419,657

Accumulated deficit                      (1,283,358)     (430,681)
                                          -----------   ----------
                                            216,641       994,318
                                          -----------   ----------
                                            266,685     1,048,903
                                          ===========   ==========

                          Tele-Lawyer, Inc.
                 Quarterly Statements of Operations
         for the Nine Months Ended January 31, 2001 and 2000

 ========================================================================

                                      (unaudited)         (unaudited)
                                   Nine Months Ended   Nine Months Ended
                                       31-Jan-01           31-Jan-00
                                   -----------------   -----------------
Revenues
Legal support services                       389,892              78,618
                                   -----------------   -----------------

Operating costs and expenses
Legal support services                       122,820              20,688
Software research and
  development costs                          559,052               7,961
Selling, general, and
  Administrative                             583,994              33,473
                                   -----------------   -----------------

                                           1,265,866              62,122
                                   -----------------   -----------------

Gain (Loss) from operations                 (875,974)             16,496

Other income
Interest                                      21,697                 290
                                   -----------------   -----------------
                                               1,600
                                   -----------------   -----------------
Net Gain (Loss)                             (852,677)             16,786
                                   =================   =================

                              Tele-Lawyer, Inc.
                          Statement of Cash Flows
                      Nine Months Ended January 31, 2001

                                 Nine Months Ended        Nine Months Ended
                                 January 31, 2001         January 31, 2000
                                 ---------------          ---------------

Operating activities

Net cash provided by (used in)
  operating activities           $     (862,847)          $        16,786
                                 ---------------          ---------------

Investing activities

Purchase of property
  and equipment                         (83,639)                  (3,572)
                                 ---------------          ---------------


Financing activities

Sale of common stock                      75,000
                                 ---------------

Net increase (decrease) in
  cash and cash equivalents            (871,486)                   13,214

Cash and cash equivalents,
  April 30, 2000                       1,041,138                    8,213
                                 ---------------          ---------------

Cash and cash equivalents,
  January 31, 2001                       169,652                   21,427
                                 ===============          ===============


Reconciliation of net loss to net cash provided by (used in)operating activities

Net income (loss)                $     (852,677)          $        16,786

Increase in operating
  (assets) liabilities

    Accounts receivable                  (5,629)

    Accounts payable                     (4,541)
                                 ---------------

Net cash provided by
  (used in) operating
  activities                           (862,847)                   16,786
                                 ===============          ===============

TELE-LAWYER, INC.
NOTES TO FINANCIAL STATEMENTS
THREE QUARTERS ENDED JANUARY 31, 2001
-----------------------------------------------------------------------

1.   Nature of operations and background information:

Business activities. Tele-Lawyer, Inc., a Nevada corporation, (the Company) is in the business of arranging for the provision of legal advice and information to consumers of legal services through licensed
attorneys.     Other legal support services that the Company offers
include continuing professional education for attorneys and specialized telephone conferencing services for professionals, associations and the general public. The Company is in the process of further expanding its legal support services and geographic coverage to create a more comprehensive nationwide hub for access to these services.

Concentrations. Because the Company generates substantial revenue from relatively few contracts with certain associations, a decline in the size or number of these arrangements could adversely affect future operations.

2.   Summary of significant accounting policies:

Use of estimates. Timely preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts, some of which may require revision in future periods.

Cash equivalents.   Cash equivalents consist of federally insured money
market instruments with initial maturities of three months or less.

Property and equipment. Property and equipment are stated at cost. Depreciation is computed using the straight-line and declining balance methods over the estimated useful lives of the assets (generally two to ten years).

Revenue recognition.   Legal support services revenue is recognized as
the services are provided. Revenue from service contracts is recognized ratably over the contract term. Customer charges for service customization are generally recognized when the services are completed.

Advertising expenses. Advertising is expensed as incurred and is included in selling, general and administrative expenses.

Software research and development costs. Costs incurred in creating computer software are expensed when incurred until technological feasibility has been established for the product. Thereafter, costs are capitalized and amortized over the remaining expected economic life of the product.

Stock compensation. The Company accounts for stock-based employee compensation using the intrinsic value method described in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to
Employees.

3.   Equity:

Common stock.   In March 2000 and January 2001, pursuant to Rule 506 of
Regulation D of the Securities Act of 1933, the Company sold a total of 341,666 and 25,000 shares, respectively of its common stock at $3 per share. The Company is considering additional private placements to fund expansion plans, however, there is no assurance that such funding or the expansion of services will occur.

Stock options, employment and consultancy agreements.   In December
1999, the Company adopted an incentive stock option plan. The plan authorizes the Company to issue options totaling up to 15% of the
outstanding shares of the Company, not to exceed 2,500,000.   As of the
most recent balance sheet date presented, options to purchase 325,000 common shares at $1 per share have been issued and have fully vested. The options expire on the earlier of three years from the date of issuance or three months following termination of employment or the business relationship. The estimated fair value of the Company's common stock on the grant dates approximated the exercise price. Accordingly, no compensation is recorded for these grants under the intrinsic or fair value method, and no proforma information is required for employee compensation under the alternative fair value method.

The Company has entered into employment or consultancy agreements with certain individuals for unspecified periods.

TELE-LAWYER, INC.
NOTES TO FINANCIAL STATEMENTS
THREE QUARTERS ENDED JANUARY 31, 2001
-----------------------------------------------------------------------

The agreements may be terminated by the Company at any time without cause. Some require a nominal severance payment. As of the most recent balance sheet date presented, the agreements, among other things, provide for base and incentive cash compensation and for the issuance of options to purchase 386,000 common shares at exercise prices equal to the most recent sales price of the Company's stock at or from the date of the grant. 118,666 of the options are exercisable. Under these agreements, the base annual cash compensation for these individuals totals $568,000. Incentive cash compensation for 2001 is generally limited to 5% of earnings before interest, depreciation and taxes (EBITDA), provided that EBITDA is at least $2,400,000.

As of the most recent balance sheet date presented, warrants to purchase 450,000 common shares at $3 per share have been issued and have fully vested.

4.   Income taxes:

The Company's effective tax rate differs from the federal statutory rate due to a 100% valuation allowance provided for any tax benefits that may result from net operating losses incurred, because of uncertainty regarding realizability.

As of the most recent balance sheet date presented, the Company has available unused operating loss carryforwards expiring as follows:

Expiring in

2004                  $	291,370

2017                     41,878

2019                     37,624

2020                     38,893
                      ---------
                       $409,765
                      ---------

5.   Lease commitment:

The Company has an operating lease commitment for office facilities expiring in May 2001. Future minimum lease payments total $154,000 ($138,000 for the year ending April 30, 2001).

                            Tele-Lawyer, Inc.
                     Pro Forma Financial Statements
                             March 31, 2001


The following pro forma financial information has been derived from the unaudited financial statements of Tele-Lawyer, Inc. (Tele-Lawyer) for the quarter ending March 31, 2001 and the accompanying audited financial statements of Dynamic Associates, Inc.(Dynamic) for the quarter ending
March 31, 2001. It is presented for informational purposes only and should be read in conjunction with the accompanying notes thereto and historical financial statements of Tele-Lawyer and Dynamic and the related notes thereto. The pro forma balance sheet and statement of operations is adjusted to give effect to the merger and related reverse acquisition as if they had occurred on March 31, 2001. The pro forma loss per share data presented is computed as if the number of shares outstanding immediately after the merger were outstanding at March 31, 2001. Such pro forma loss per share data is not indicative of actual results that might have been achieved had the acquisition taken place as assumed for pro forma purposes or that might be achieved in the future.

==========================================================================


PRO FORMA BALANCE SHEET
March 31, 2001
                       Tele-Lawyer            Dynamic              Post-Merger
                       ----------- -------------------------------- ---------
                      (unaudited) (unaudited)(unaudited)(unaudited)(unaudited)
                       31-Mar-01   31-Mar-01  Adjust-    Adjusted   Pro-Forma
                                              ments
                       ----------  ---------  ---------- --------- ----------
ASSETS

 Current Assets
 Cash and
  cash equivalents        24,568     258,479    (258,479)(2)     -     24,568
 Accounts receivable               3,129,422    (587,901)(1)
 Prepaid expense and                          (2,541,521)(2)     -
  other current assets                63,017     (63,017)(1)     -
                       ----------  ---------               --------- ---------
                          24,568   3,450,918                     -     24,568

 Business Segment
  Held for Sale                                2,000,000(2) 2,000,000 2,000,000

 Property and equipment,
   net of accumulated
   depreciation          115,952      68,096     (68,096)(1)     -      115,952
 Investment in closely
   held corporation                  140,000    (140,000)(1)     -
 Deferred debt issue
   costs                             422,505    (422,505)(1)     -
 Goodwill                          1,590,000  (2,040,725)(1)     -
                                                 450,725 (2)
                       ----------  ---------               ---------- ---------
                         115,952   2,220,601                2,000,000 2,115,952
                                              -----------
                         140,520   5,671,519  (3,671,519)   2,000,000 2,140,520
                       ==========  =========  =========    =========  =========

                            Tele-Lawyer, Inc.
                     Pro Forma Financial Statements
                             March 31, 2001


LIABILITIES AND
 STOCKHOLDERS' EQUITY

 Current Liabilities
 Accounts payable         14,880      67,669    (67,669)(2)    -      14,880
 Accrued expenses         25,000     637,749   (637,749)(2)           25,000
 Estimated costs
  of disposal                                   500,000(2) 500,000   500,000
 Current portion
   of long-term debt                  53,169    (53,169)(1)    -
 Accrued interest
   payable                           388,150   (388,150)(1)    -
                       ----------  ---------             --------- ---------
                          39,880   1,146,737               500,000   539,880

 Long-term debt                        7,175     (7,175)(1)    -
 Convertible Notes                 2,873,750 (2,873,750)(1)    -

 Stockholders'
  equity
 Common stock              5,354      57,071    (57,701)(2)
                                                    500(2)     500     5,854
 Additional
  paid-in capital      1,599,645  25,584,956(25,584,956)(2)
                                              1,499,500(2) 1,499,500 3,099,145
 Accumulated
  deficit             (1,504,359)(23,998,170)23,998,170(2)          (1,504,359)
                      ----------   ---------             ----------- ---------
                         100,640   1,643,857             1,500,000   1,600,640
                      ----------   ---------             ----------- ---------
                                              ---------
                         140,520   5,671,519 (3,671,519) 2,000,000   2,140,520
                      ==========   =========  =========  =========   =========

                            Tele-Lawyer, Inc.
                     Pro Forma Financial Statements
                             March 31, 2001


Notes:

(1) Adjustments made to reflect the fair value of assets and liabilities held by Dynamic.

The purchase price is $1,500,000, which will effectively be paid by 500,000 shares of Tele-Lawyer common stock priced at $3 per share. This amount is equivalent to the approximate fair value of the tangible and identifiable intangible assets less liabilities and the expected costs of disposal of the assets and accounts receivable. The estimated fair market values of Dynamic's assets and liabilities at March 31, 2001, net of estimated costs of disposal are listed below:

Cash and accounts receivable contracts, net of discount		$2,800,000
Liabilities				  		          (800,000)
Estimated costs of disposal			    		  (500,000)
---------------------------------------------------------------------------
Purchase price					 		 1,500,000

In December 1999, Dynamic's management determined that the approximate amount the Company expected to realize from the sale of Perspectives was $1,590,000 and the Company wrote down the goodwill accordingly.
The Company's efforts to sell Perspectives in 2000 were unsuccessful. Through negotiations, the managements of Tele-Lawyer and Dynamic have determined that $1,500,000 is a reasonable purchase price for the assets and liabilities of Dynamic.

(2) Adjustments made to reflect business segment held for sale under APB 30 and to record the estimated cost of disposal.

Tele-Lawyer management will adopt a plan to dispose of Perspectives after the merger. The assets held in Perspectives are comprised of approximately 20 contracts to service inpatient and outpatient facilities located throughout the Southern United States and accounts receivable on these contracts. These contracts carry no book value but have annual billings that range from $60,000 to $420,000. The measurement date of the disposal will be the date of the merger when the board of directors of Tele-Lawyer takes control over the board of Dynamic.

On November 28, 2000, the Company entered into a Brokerage Agreement for the sale of Perspectives. Under the Brokerage Agreement, the Broker is entitled to one-half of any net proceeds from the sale in excess of $2.1 million, upon procuring a ready, willing and able buyer. Tele-Lawyer expects to continue this Brokerage Agreement as part of the plan of merger. Tele-Lawyer expects to sell Perspectives sometime during the third or fourth quarter of 2001.

During the reporting period, the operations of Perspectives were the sole operations of Dynamic. Therefore, the income (loss) of Perspectives is equivalent to the income (loss) of Dynamic during the year. The management of Tele-Lawyer expects the operations of Perspectives to break even with no gains or losses during the sales period.

Pursuant to APB 30, the disposal of Perspectives will qualify for discontinued treatment as it meets the criteria in paragraph 14 of APB 30, which is that management has authority to approve the disposal and has committed itself to a formal plan of disposal by sale. The management of Tele-Lawyer will have this authority following the consummation of the merger.

                            Tele-Lawyer, Inc.
                     Pro Forma Financial Statements
                             March 31, 2001


==========================================================================
PRO FORMA STATEMENT OF OPERATIONS
Quarter ended March 31, 2001

                       (unaudited)
                        Tele-Lawyer (unaudited) Dynamic
                   	----------- --------------------------------
                         Quarter      Quarter (unaudited)(unaudited)(unaudited)
                          ended        ended    Adjust-   Adjusted  Pro-Forma
                        31-Mar-01   31-Mar-01   ments
                        ----------  ---------  ---------- --------- ----------
Revenues
  Legal support services   210,099                                     210,099
  Management fees                   1,503,540  (1,503,540)(2)
                        ----------  ---------                       ----------
                           210,099  1,503,540                          210,099

Operating costs and expenses
  Legal support services    63,999                                      63,999
  Software research and
    development costs      194,868                                     194,868
  Selling, general, and
    Administrative         176,486  1,271,277  (1,271,277)(2)          176,486
  Depreciation and
    Amortization                        6,375      (6,375)(2)
                        ----------  ---------                       ----------
                           435,353  1,277,652                          435,353
                        ----------  ---------                       ----------
Income (loss) from
  Operations              (225,254)   225,888                         (225,254)

Other income (expense)
  Interest income              775                                         775
  Interest expense                    (55,971)     55,971(2)
  Rentals                      800                                         800
                        ----------  ---------                       ----------
                             1,575    (55,971)                           1,575
                        ----------  ---------                       ----------
Net income (loss) from
  continuing operations   (223,679)   169,917                         (223,679)

Income (loss) from
  operations of
  discontinued operations                         169,917(2)169,917    169,917
                                                                    ----------
Net income (loss) before
  extraordinary items                                                  (53,762)

                            Tele-Lawyer, Inc.
                     Pro Forma Financial Statements
                             March 31, 2001


Extraordinary item                                                           0
                                                                    ----------

Net income (loss)         (223,679)   169,917                          (53,762)
                        ==========  =========                       ==========

Basic and fully diluted
  net loss per common
  share (1)                                                         $    (0.01)

Notes:

(1) The pro forma loss per share is computed as if the number of shares outstanding immediately after the merger were outstanding at December 31, 2000.

(2) Adjustments made to distinguish operations of the business segment held for sale under APB 30.

                              Tele-Lawyer, Inc.
                       Pro Forma Financial Statements
                              December 31, 2000


The following pro forma financial information has been derived from the unaudited financial statements of Tele-Lawyer, Inc. (Tele-Lawyer) as of December 31, 2000 and the accompanying audited financial statements of Dynamic Associates, Inc. (Dynamic) as of December 31, 2000. It is presented for informational purposes only and should be read in conjunction with the accompanying notes thereto and historical financial statements of Tele-Lawyer and Dynamic and the related notes thereto. The pro forma statement of operations is adjusted to give effect to the merger and related reverse acquisition as if they had occurred on December 31, 2000. The pro forma loss per share data presented is computed as if the number of shares outstanding immediately after the merger were outstanding at December 31, 2000. Such pro forma loss per share data is not indicative of actual results that might have been achieved had the acquisition taken place as assumed for pro forma purposes or that might be achieved in the future.


===============================================================================

PRO FORMA STATEMENT OF OPERATIONS
Year ended December 31, 2000

                      (unaudited)
                      Tele-Lawyer                      Dynamic
                      ----------- --------------------------------
                      Year Ended Year Ended (unaudited)(unaudited)(unaudited)
                       31-Dec-00  31-Dec-00 Adjustments Adjusted   Pro-Forma
                                                (2)
                      ----------- --------- ----------- ---------- ----------
Revenues
 Legal support
  Services              282,149                                       282,149
 Management fees                  6,669,048  (6,669,048)
                      ----------- ---------                        ----------
                        282,149   6,669,048                           282,149

Operating costs and
  expenses
Legal support services  130,515                                       130,515
Software research and
  development costs     515,782                                       515,782
Selling, general, and
  Administrative        581,626   5,413,111  (5,413,111)              581,626
Depreciation and
  Amortization                      138,775    (138,775)
Bad Debts                           264,465    (264,465)
                      ----------- ---------                        ----------
                      1,227,923   5,816,351                         1,227,923

                      ----------- ---------                        ----------
Income (loss)
  from operations      (945,774)    852,697                          (945,774)

Other income (expense)
  Interest income        28,798          59         (59)               28,798
Interest expense                   (612,180)    612,180

                              Tele-Lawyer, Inc.
                       Pro Forma Financial Statements
                              December 31, 2000



Rentals                   2,200                                         2,200
Disposition of
  Subsidiary                        (83,330)     83,330
                      ----------- ---------                        ----------
                         30,998    (695,451)                           30,998
                      ----------- ---------                        ----------
Net income (loss)
  from continuing
  operations           (914,776)    157,246                          (914,776)

Net income from
  business segment
  held for sale                                 190,509   190,509     190,509
Extraordinary item                   11,596     (11,596)                    0


Net income (loss)       (914,776)   168,842                          (724,267)
                      =========== =========                        ==========

Basic and fully
  diluted net loss
  per common share (1)                                             $    (0.12)

Notes:

(1) The pro forma loss per share is computed as if the number of shares outstanding immediately after the merger were outstanding at December 31, 2000.
(2) Adjustments made to distinguish operations of the business segment held for sale under APB 30.

                            APPENDIX D

                       STOCK OPTION PLAN OF
                      DYNAMIC ASSOCIATES, INC.
                       A Nevada Corporation

1. Purpose of the Plan

The purpose of this Plan is to strengthen Dynamic Associates, Inc. (hereinafter the "Company") by providing incentive stock options as a means to attract, retain and motivate key corporate personnel, through ownership of stock of the Company, and to attract individuals of outstanding ability to render services to and enter the employment of the Company or its subsidiaries.

2.  Types of Stock Options

There shall be two types of Stock Options (referred to herein as "Options" without distinction between such different types) that may be granted under this Plan: (1) Options intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code ("Qualified Stock Options"), and (2) Options not specifically authorized or qualified for favorable income tax treatment under the Internal Revenue Code ("Non-Qualified Stock Options").

3.  Definitions

The following definitions are applicable to the Plan:

(a)  Board.  The Board of Directors of the Company.

(b)  Code.  The Internal Revenue Code of 1986, as amended from time to time.

(c)  Common Stock. The shares of Common Stock of the Company.

(d)  Company. Dynamic Associates, Inc., a Nevada corporation.

(e) Consultant. An individual or entity that renders professional services to the Company as an independent contractor and is not an employee or under the direct supervision and control of the Company.

(f) Disabled or Disability. For the purposes of Section 7, a disability of the type defined in Section 22(e)(3) of the Code. The determination of whether an individual is Disabled or has a Disability is determined under procedures established by the Plan Administrator for purposes of the Plan.

(g) Fair Market Value. For purposes of the Plan, the "fair market value" per share of Common Stock of the Company at any date shall be: (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ; or (b) if the Common Stock is not then listed on an exchange or the NASDAQ National Market, but is quoted on the NASDAQ Small Cap Market, the NASDAQ electronic bulletin board or the National Quotation Bureau pink sheets, the average of the closing bid and asked prices per share for the Common Stock as quoted by NASDAQ or the National Quotation Bureau, as the case may be, on the last trading day immediately preceding such date; or (c) if the Common Stock is not then listed on an exchange or the NASDAQ National Market, or quoted by NASDAQ or the National Quotation Bureau, an amount determined in good faith by the Plan Administrator.

(h) Incentive Stock Option. Any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
Section 422 of the Code.

(i)  Non-Qualified Stock Option. Any Stock Option that is not an
Incentive Stock Option.

(j)  Optionee. The recipient of a Stock Option.

(k) Plan Administrator. The board or a committee designated by the Board pursuant to Section 4 to administer and interpret the terms of the Plan.

(l) Stock Option. Any option to purchase shares of Common Stock granted pursuant to Section 7.

4.  Administration of the Plan

This Plan shall be administered by a "Compensation Committee" or "Plan Administrator" composed of members selected by, and serving at the pleasure of, the Board of Directors. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to select, from time to time, among the eligible employees and non-employee consultants (as determined pursuant to Section 5) of the Company and its subsidiaries those employees and consultants to whom Stock Options will be granted, to determine the duration and manner of the grant of the Options, to determine the exercise price, the number of shares and other terms covered by the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Committee or Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

All of the members of the Committee shall be persons who, in the opinion of counsel to the Company, are outside directors and "non-employee directors" within the meaning of Rule l6b-3(b)(3)(i) promulgated by the Securities and Exchange Commission. From time to time, the Board may increase or decrease the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable.

At the option of the Board, the entire Board of Directors of the Company may act as the Plan Administrator during such periods of time as all members of the Board are "outside directors" as defined in Prop. Treas. Regs. 1.162-27(e)(3), except that this requirement shall not apply during any period of time prior to the date the Company's Common Stock becomes registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

5.  Grant of Options

The Company is hereby authorized to grant Incentive Stock Options as defined in section 422 of the Code to any employee or director (including any officer or director who is an employee) of the Company, or of any of its subsidiaries; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Incentive Stock Option is granted the Option price is at least 110% of the fair market value of the shares subject to the Option, and such Option by its terms is not exercisable after the expiration of five years frorn the date such Option is granted.

An employee may receive more than one Option under the Plan.
Non-Employee Directors shall be eligible to receive Non-Qualified
Stock Options in the discretion of the Plan Administrator. In addition, Non-Qualified Stock Options may be granted to Consultants who are selected by the Plan Administrator.

6.  Stock Subject to Plan

The stock available for grant of Options under this Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. The aggregate sales price, or amount of securities sold, during any 12 month period may not exceed the greater of: (1) $1 million, (2) 15% of the total assets of the Company, or (3) 15% of the issued and outstanding common stock of the company, including shares previously issued under this Plan or other stock option plans created by the Company, whichever is greater. The maximum number of shares for which an Option may be granted to any Optionee during any calendar year shall not exceed 250,000 shares. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for Options under the Plan as if no Option had been granted with regard to such shares.

7.  Terms and Conditions of Options

Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions that are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

(a) Number of Shares. Each Option agreement shall specify the number of shares subject to the Option.

(b) Option Price. The purchase price for the shares subject to any Option shall be determined by the Plan Administrator at the time of the grant, but shall not be less than 85% of Fair Market Value per share. Anything to the contrary notwithstanding, the purchase price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of any Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, the Option price shall not be less than 110% of the Fair Market Value per share of the Common
Stock of the Company on the date the Option is granted. For purposes of determining the stock ownership of an employee, the attribution rules of Section 424(d) of the Code shall apply.

(c) Notice and Payment. Any exercisable portion of a Stock Option may be exercised only by: (a) delivery of a written notice to the Company prior to the time when such Stock Option becomes unexercisable herein, stating the number of shares bring purchased and complying with all applicable rules established by the Plan Administrator; (b) payment in full of the exercise price of such Option by, as applicable, delivery of: (i) cash or check for an amount equal to the aggregate Stock Option exercise price for the number of shares being purchased, (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Stock Option (a "cash1ess exercise"), or
(iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Stock Option or portion is thereby exercised (a "stock-for-stock exercise"); (c) payment of the amount of tax required to be withheld (if any) by the Company, or any parent or subsidiary corporation as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee my pay all or a portion of the tax withholding by: (i) cash or check payable to the Company, (ii) a cashless exercise,
(iii) a stock-for-stock exercise, or (iv) a combination of one or more of the foregoing payment rnethods; and (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or his designee) a certificate for the number of shares of Common Stock for which the Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise. Notwithstanding the foregoing, the Company, in its sole discretion, may extend and maintain, or mange for the extension and maintenance of credit to any Optionee to finance the Optionee's purchase of shares pursuant to the exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

(d) Terms of Option. No Option shall be exercisable after the expiration of the earliest of: (a) ten years after the date the Option is granted, (b) three months after the date the Optionee's employment with the Company and its subsidiaries terminates, or a Non-Employee Director or Consultant ceases to provide services to the Company, if such termination or cessation is for any reason other than Disability or death, (c) one year after the date the Optionee's employment with the Company, and its subsidiaries, terminates, or a Non-Employee Director or Consultant ceases to provide services to the Company, if such termination or cessation is a result of death or Disability; provided, however, that the Option agreement for any Option may provide for shorter periods in each of the foregoing instances. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its parent or subsidiary corporations, the term set forth in (a) above shall not be more than five years after the date the Option is granted.

(e) Exercise of an Option. No Option shall be exercisable during the lifetime of the Optionee by any person other than the Optionee. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise; provided however, the Option shall provide the right to exercise at the rate of at least 20% per year over five years from the date the Option is granted. Unless otherwise provided by the Plan Administrator, each Option granted under the Plan shall become exercisable on a cumulative basis as to one-third (1/3) of the total number of shares covered thereby at any time after one year from the date the Option is granted and an additional one-third (1/3) of such total number of shares at any time after the end of each consecutive one-year period thereafter until the Option has become exercisable as to all of such total number of shares. To the extent that an Optionee has the right to exercise an Option and purchase shares pursuant hereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the exercise price for such shares.

(f) No Transfer of Option. No Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution.

(g) Limit on Incentive Stock Option. The aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which an Incentive Stock Option is granted and exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and its subsidiaries) shall not exceed $100,000. To the extent the aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. The determination of which Stock Options shall be treated as Non-Qualified Stock Options shall be made by taking Stock Options into account in the Order in which they were granted.

(h) Restriction on Issuance of Shares. The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under state securities laws. If an Optionee acquires shares of Common Stock pursuant to the exercise of an Option, the Plan Administrator, in its sole discretion, may require as a condition of issuance of shares covered by the Option that the shares of Common Stock be subject to restrictions on transfer. The Company may place a legend on the share certificates reflecting the fact that they are subject to restrictions on transfer pursuant to the terms of this Section.
In addition, the Optionee may be required to execute a buy-sell agreement in favor of the Company or its designee with respect to all or any of the shares so acquired. In such event, the terms of any such agreement shall apply to the optioned shares.

(i) Investment Representation. Any Optionee may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise will be acquired for investment and without a view toward distribution thereof, and in such case, the Company may place a legend on the share certificate(s) evidencing the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

(j) Rights as a Shareholder or Employee. An Optionee or transferee of an Option shall have no right as a stockholder of the Company with respect to any shares covered by any Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (Ordinary or extraordinary, whether cash, securities, or other property), or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in paragraph (m) below. Nothing in the Plan or in any Option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionee's employment at any time.

(k) No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

(l) Exercise in the Event of Death. In the event of the death of the Optionee, any Option or unexercised portion thereof granted to the Optionee, to the extent exercisable by him or her on the date of death, may be exercised by the Optionee's personal representatives, heirs, or legatees subject to the provisions of paragraph (d) above.

(m) Recapitalization or Reorganization of the Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made (1) in the number and class of shares subject to the Plan, (2) to the Option rights granted under the Plan, and (3) in the exercise price of such Option rights, in the event that the number of shares of Common Stock of the Company are increased or decreased as a result of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, whether by reason of a complete liquidation of the Company or a merger, reorganization, or consolidation with any other corporation in which the Company is not the surviving corporation, or the Company becomes a wholly-owned subsidiary of another corporation, then if the Plan Administrator shall, in its sole discretion, determine that such change equitably requires an adjustment to shares of Common Stock currently subject to Options under the Plan, or to prices or terms of outstanding Options, such adjustment shall be made in accordance with such determination.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustment shall be made by the Plan Administrator, the determination of which in that respect shall be final, binding, and conclusive. No right to purchase fractional shares shall result from any adjustment of Options pursuant to this Section. In case of any such adjustment, the shares subject to the Option shall he rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Optionee whose Options shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation, or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised Options granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that notwithstanding the foregoing, if such Options would be cancelled in accordance with the foregoing, the Optionee shall have the right exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation to exercise such Option in whole or in part without regard to any installment exercise provisions in the Option agreement.

(n) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding options granted under the Plan and accept the surrender of outstanding Options (to the extent not theretofore exercised).
The Plan Administrator shall not, however, without the approval of the Board, modify any outstanding Incentive Stock Option in any manner that would cause the Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. Notwithstanding the foregoing. no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option.

(o) Other Provisions. Each Option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

8.  Termination or Amendment of the Plan

The Board may at any time terminate or amend the Plan; provided that, without approval of the holders of a majority of the shares of Common Stock of the Company represented and voting at a duly held meeting at which a quorum is present or the written consent of a majority of the outstanding shares of Common Stock, there shall be (except by operation of the provisions of paragraph (m) above) no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive options granted under the Plan, no reduction in the exercise price of Options granted under the Plan, and no extension of the latest date upon which Options may be exercised; and provided further that, without the consent of the Optionee, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof.

9.  Indemnification

In addition to such other rights of indemnification as they may have as members of the Board Committee that administers the Plan, the members of the Plan Administrator shall be indemnified by the Company against reasonable expense, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein to which they, or any of them, may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against any and all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company). In addition, such members shall be indemnified by the Company for any amount paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall have been adjudged that such member is liable for negligence or misconduct in the performance of his or her duties, provided however that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

10.  Effective Date and Term of the Plan

This Plan shall become effective (the "Effective Date") on the date of adoption by the board of directors as evidenced by the date and signature below. Options granted under the Plan prior to shareholder approval are subject to cancellation by the Plan Administrator if shareholder approval is not obtained within 12 months of the date of adoption. Unless sooner terminated by the Board in its sole discretion, this Plan will expire on December 31, 2010.

IN WITNESS WHEREOF, the Company by its duly authorized officer, has caused this Plan to be executed this 5th day of April, 2001.


DYNAMIC ASSOCIATES, INC.


/s/ Jan Wallace
_____________________________________
By: Jan Wallace
Its: President

                       APPENDIX E

ITEM 6.	Management's Discussion and Analysis or Plan of
Operation.

The consolidated financial statements for the fiscal year ended December 31, 2000 include the accounts of the Company and its wholly owned subsidiary, Perspectives Health
Management Corp. All significant inter-company balances and transactions have been eliminated in the consolidation.

One hundred percent of the business operations of the Company are through Perspectives. Operating revenues are generated primarily from Medicare reimbursements to hospitals. Over the past few years, however, changes in the Medicare payment system imposed by the Balanced Budget
Act and the Balanced Budget Relief Act, have made it increasingly difficult to achieve profitable operations in Perspectives. These federal law changes, among other things, reduced the maximum Medicare reimbursement from $20,000 to $8,500. In large, this has placed substantial limitations on what Perspectives can charge hospitals for its services and still keep the hospital under its authorized Medicare reimbursement limit. Management has therefore determined to sell Perspectives. Absent the acquisition of some other business or product, upon the sale of Perspectives, the Company would be without business operations or significant assets.

Recognizing the need for a new business, in January of 2000, the Company's president, Jan Wallace, contacted
Michael Cane, the Company's attorney and the President of Tele-Lawyer, Inc., a Nevada based technology company and application service provider to the legal services industry. This discussion covered the possible reorganization of Dynamic and merger with Tele-Lawyer. At this time, Ms. Wallace was already in negotiations for the sale of Perspectives to its management team led by Mr. Clay
Deardorff.

Mr. Cane had been one of the Company's attorneys since
November 1998, handling mostly business and securities matters for Dynamic. To avoid any conflicts of interest, Ms. Wallace obtained outside counsel to assist her in the negotiations regarding any potential merger with Tele-
Lawyer.

Negotiations between Tele-Lawyer and the Company continued over the phone, through email and letters until March 2000 when they were discontinued because the parties failed to reach agreement on the relative valuations of the companies. In the meantime, the negotiations for the sale of Perspectives continued, resulting in a contract in August 2000. Under this agreement, Perspectives was to sell all of its assets in exchange for:

1.	Twenty thousand dollars and no cents ($20,000) as
the first installment of sixty (60) equal monthly payments in accordance with the Promissory Note described in paragraph (2) below.

2.	A promissory note secured by the assets of the
Company in the stated principal amount of $1,737,657.80 payable in 60 monthly installments of

$20,000 each together with interest accrued thereon at the simple interest rate of eight percent (8%) per annum.

3.	The Purchaser's agreement to assume and discharge
in a timely manner the obligations of
Perspectives under all contracts, accounts payable, and agreements transferred by
Perspectives to the Purchaser.

4.	The Purchaser's agreement that in the event it
merged or consolidated with another entity or sold substantially all of its assets, it would pay the entire amount of the principle and interest then owing under the promissory note, plus:

a.	50% of the net proceeds of any sale of the
assets, if the transaction was entered into or closed on or before September 1, 2002; and

b.	25% of the net proceeds of any sale of the
assets, if the transaction was entered into or closed after September 1, 2002, but on or before September 1, 2003.

This agreement was subject to the approval of the Dynamic note holders to: (a) the sale, and (b) the exchange of their existing notes for a pro rata share of the promissory note and common stock in the Company.

The present value of this sales contract was approximately
$1,590,000. Therefore, $1,590,000 was determined to be the fair market value of Perspectives from the future cash flows expected to result from the payout on the note.
Goodwill impairment was recognized in an amount sufficient to write-down the goodwill on the books to this $1,590,000 amount.

The sales price under this agreement was objectively determined through negotiations occurring over a 9 month period from November 1999 to August 2000 between the management of Perspectives, certain of the Dynamic note holders and the board of directors of Dynamic. As any arrangement would call for note holder approval and any proceeds would be distributed to the note holders who were owed in excess of $8.6 million dollars, the primary focus of Dynamic during negotiations were whether the arrangement would be acceptable to its note holders. At the time the agreement was made, it was believed that the note holders would be willing to accept this arrangement. No formal determination of fair value or analysis was made.

At the start of the negotiations Clay Deardorff was a member of both management teams, but he resigned from the management of Dynamic in February 2000 as the discussions continued. Separate independent legal counsel represented each side and the parties were unrelated individuals with the exception of the fact that one group worked for a subsidiary of the other. Perspective's management provided almost all of the information regarding the results of operations and financial positions of Perspectives to the auditors in 1999 and 2000. The management of Perspectives did not solicit this sale.

By mid-October, however, the parties to this agreement had verbally decided to terminate the sale. No note holder approval had been obtained and discussions with significant note holders that had not been part of the negotiations on the deal had left management with the belief that such approval would not be obtained. In general, this belief was based on an understanding that the terms of the sale were not generally satisfactory to these creditors because of the lengthy pay out, and the fact that following the sale there would be no business operations remaining in the Company for which they would be obtaining stock.

Notwithstanding the termination of this agreement, management believes that this amount is still the best estimate of the value of the Company's good will. The amount recorded for goodwill was written down to the best estimate by management of its net realizable fair value at that time. There is no evidence at this time to justify any modification of this amount.

Upon this termination of the Perspectives' sale agreement, negotiations began anew between Dynamic and Tele-Lawyer with regard to a merger. These negotiations, involving several phone conferences, letters and emails, led to a merger agreement between the Company and Tele-Lawyer and a formal written termination of the Perspectives' sales agreement on November 28, 2000.

In brief, the merger agreement with Tele-Lawyer is conditioned, among other things, upon the following:

*	Dynamic must extinguish all of its outstanding debt,
including all existing notes, through a conversion to common stock or otherwise.

*	Dynamic must have settled and/or paid all outstanding
claims, liabilities, actions or lawsuits to the satisfaction of Tele-Lawyer.

*	Dynamic must have extinguished all of its outstanding
warrants, options and any other rights to acquire any shares of its common stock.

*	Dynamic must have enacted a reverse split of its
shares so as to have at the consummation of the merger no more than 500,000 shares of common stock outstanding.

Management believes the business of Tele-Lawyer is a viable business concept with a potentially bright future. Through the merger, Dynamic would acquire Tele-Lawyer's business operations as Dynamic faces the prospect of selling
Perspectives. Management hopes this will revive Dynamics' future financial prospects. While management is confident that the merger will occur, the merger is conditioned upon a number of things that are outside management's control, and therefore management can provide no assurance that the merger will occur. In addition, because the business of Tele-Lawyer involves new technology applied in new situations, management can provide no projections as to the likelihood of success of the Company in the event a merger is consummated.

Assets
------

At December 31, 2000, the Company had cash of 363,670 as compared to $181,826 as of December 31, 1999. This increase was largely attributable to the Company's non-payment of interest due its note holders during the year.
At December 31, 2000, accounts receivable (less allowance for doubtful accounts of $1,157,710) was $2,831,284 as compared with $2,065,028 (net of allowance for doubtful accounts of $933,909) as of December 31, 1999. The Company continues to maintain high accounts receiveable, which it has been unable to collect largely due to hospital clients' inability to pay. The Company has initiated action on one large account and is currently working with its clients to come up with innovative methods of paying down these receivables.

Equipment, net of accumulated depreciation was $74,474 as of December 31, 2000 as compared to $89,016 as of December
31, 1999.

Liabilities and Stockholders' Equity
------------------------------------

At December 31, 2000, the Company had accounts payable of $58,487 as compared to $63,363 at December 31, 1999. In addition, the Company had accrued expense of $551,243 at December 31, 2000 as compared to $636,179 as of December
31, 1999. At December 31, 2000 the balance outstanding of convertible notes owed by Company was $8,676,500 the same as of December 31, 1999. Accrued interest payable on these notes, however, grew from $366,305 at December 31, 1999 to $1,011,331, due to the Company's non-payment of interest owing on these notes during the year. The Company is in the process of negotiating with its note holders to convert the principal amount of their notes along with any accrued interest owing into common stock at a rate of $0.15 of debt for each share. To March 31, 2001, management has substantially reduced the amounts owed under these notes, reducing the principal amount of the note debt by 6,437,750 to approximately $2,238,750, for a decrease of approximately 75% in the Company's note debt. Management believes this conversion process, as part of the proposed merger with Tele-Lawyer, is critical to moving the Company onto a long-term track of success.

The Company's operations were largely funded by cash flow generated by the Perspectives subsidiary.

Stockholders' equity was (5,003,220) as of December 31, 2000, as compared to ($5,193,729) as of December 31, 1999.

Results of Operations
---------------------

Derived from the operating results of Perspectives for year
2000, the Company generated $6,669,048 in management fees as compared to $7,782,208 in 1999. The decrease primarily related to cancelled hospital contracts and adjustments to hospital billings made necessary by reductions in Medicare reimbursements. This is discussed in further detail later within this section. General and Administrative Expenses were $5,391,444 in 2000 as compared to $6,683,691 in 1999.
This is also described in further detail in this section.
The Company was able to reduce or eliminate some of its expenses in 2000 to achieve the decline. In addition, the Company reported a sharp decline in depreciation and amortization expense of $138,775 for 2000 as compared to $2,572,207 for 1999.

The Company worked aggressively to minimize its administrative expenses in 2000, concluding that such reductions were necessary due to the impact of the changes in the Medicare reimbursement schedules as discussed below.


Medicare reductions and other problems also caused the Company to record a bad debt expense for of $264,465 for 2000. However, it should be noted that this amount is down significantly from $3,124,796 in bad debt reported for 1999.

Liquidity and Capital Resources
-------------------------------

Cash Flows. At December 31, 2000 we maintained $363,670 in cash and cash equivalents.

Capital Expenditures. Generally, we have spent little of our resources on capital equipment.

Perspectives has been feeling the harsh negative effects of the change in the Medicare rules contained in the Balanced
Budget Reconciliation Act of 1997 and has had to adjust its operating contracts and reduce its expenses to continue operations. Although Perspectives does not bill Medicare directly, the sweeping effects of the changes to Medicare reimbursement materially affected the subsidiary's revenue with regard to its hospital agreements. In brief, Perspectives has had to renegotiate its hospital agreements to reflect such lower reimbursement amounts. This resulted in bad debt expense of $264,465 for 2000. In addition, Perspectives suffered additional loses as a result of hospitals terminating their agreements in 1999 and 2000.

The Company took a charge to earnings due to the change required in its contractual arrangements with hospitals.
The Company recognizes revenue on an accrual basis and carefully monitors appropriate allowances for bad debt. The allowance account is indirectly affected whenever the U.S.
government issues new policies regarding Medicare reimbursement to its contracted hospitals. Such hospital agreements require the Company to renegotiate its fee agreements, and result in the recording of additional bad debt via the adjustments to the allowance account due to the change in the underlying Medicare reimbursement schedules between the contracted hospitals and the U.S.
government.

The Company is dependent on the operating performance of
Perspectives. This subsidiary does not have any physician
practice management (PPM) relationships. As a material
segment of the business, Perspectives would be adversely
affected by the loss of one or more key hospital contracts.
In addition, Perspectives would be adversely affected by
changes in U.S. government polices regarding hospital
reimbursements under Medicare. Facing lower realization
with hospital billings to Medicare, Perspectives would be
required to further renegotiate its contracts with key
hospitals. Such Medicare policy changes would, therefore,
have an adverse impact on the Company.   After December 31,
1998, the Company suffered various losses, including the termination of contracts with a number of key hospitals.
The Company recorded losses incurred by the Company in 2000 as a direct result of such terminated hospital contracts as the losses were realized.

Moreover, in 2000, the Company suffered losses with increased competition in key markets. In addition to the growing strength of its key competitors, Horizon Health
Management, Cornerstone Health Management, and Sunrise
Health Management, a large number of smaller competitors entered the market. Such competitors offer hospitals a narrowly targeted and limited consulting service in the health management field. Such companies are able to successfully compete with Perspectives when they provide a smaller fee commitment associated with a more limited engagement. This further forces management fees down and thus reduces profits.

Recent Developments
-------------------

Based on its current financial situation and future prospects, management has been unable to support its outstanding debt obligations. The Company was in default of its debt service obligations for the entire year. As a consequence, management is negotiating for the sale of the Perspectives business. In addition, the Company has made substantial progress in its attempts to arrange for the conversion of its existing debt to equity.

Impact Of The Year 2000 Issue
-----------------------------

The "Year 2000 Problem" arose because many existing
computer programs use only the last two digits to refer to
a year.  Therefore, these computer programs do not properly
recognize a year that begins with "20" instead of the
familiar "19".  If not corrected, many computer
applications were expected to fail or create erroneous
results.    The Company did not experience any adverse
affect as a result of the Year 2000 Problem.